Use these links to rapidly review the document

CD&A TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LAREDO PETROLEUM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MARCH 22, 2021

2021	Laredo Petroleum, Inc. Notice of Annual Meeting of Stockholders and Proxy Statement

	Thursday, May 20, 2021 9:00 a.m. Central Time	The Bank of America Building Lower Level 15 West Sixth Street Tulsa, Oklahoma 74119

LETTER FROM OUR CHAIR AND OUR CHIEF EXECUTIVE OFFICER

To the Stockholders of Laredo Petroleum, Inc.:

Throughout 2020, the energy industry and Laredo faced the unprecedented challenges of a global pandemic and historic oil price declines. Although this macro environment resulted in some temporary adjustments to Laredo's business plans, it also highlighted the financial and operational flexibility of the Company and the safety-oriented culture that serves to mitigate overall risk for Laredo. Our business structure and planning enabled the Company to operate effectively as oil prices fell rapidly, and as we put stringent COVID-19 oriented safety measures in place to protect all of our employees.

In early 2020, we capitalized on a brief strengthening of debt markets to refinance our unsecured notes, extending our first term-debt maturities to 2025. Additionally, we entered the year with 90% of our expected oil production hedged at a WTI-equivalent price of $60 per barrel. These proactive actions supported the capital structure of the Company in an uncertain financing environment and underpinned the cash flows we anticipated when making previous capital investments. Operationally, we quickly moved to delay capital investments until oil prices strengthened and drilling and completions costs fell to reflect the new operational environment.

Through the uncertainty surrounding COVID-19 impacts during 2020, we continued to deliver on our commitment to safety and the environment. We implemented additional safety and distancing measures for our workers and contractors and moved to a remote work environment. The Company further reduced its already low flaring and venting of produced natural gas, reducing flaring/venting by 58% versus 2019 and only flaring/venting 0.71% of produced natural gas by the fourth quarter of 2020.

We are excited about the opportunities that lie ahead in 2021. The challenges of 2020 did not change our focus on our strategic transformation that we began at the end of 2019. The Company executed its operational transition to Howard County and completed its first package of wells at the end of 2020. We acquired more acreage directly adjacent to our existing properties in Howard County at prices not seen since horizontal development began in the Midland Basin. We are maintaining a strong focus on risk management, entering 2021 with approximately 75% of our expected 2021 oil production hedged. Additionally, we have begun the process of integrating climate-change risk into our planning processes, committing to emissions reductions targets and reporting ESG metrics within SASB, TCFD and IPECA frameworks. The Board of Directors and executive management of Laredo are committed to executing on the Company's strategy at the highest ethical, environment and safety standards, and creating value for all of our stakeholders.

Sincerely, William E. Albrecht Non-Executive Board Chair	Sincerely, Jason Pigott President & Chief Executive Officer

April 1, 2021

Notice of 2021 Annual Meeting of Stockholders

All stockholders of record as of the record date, March 23, 2021, are cordially invited to attend the 2021 Annual Meeting of Stockholders.

This Notice contains the meeting logistics, business agenda and voting options. You will also find the link for all Proxy Materials, including the Proxy Statement and our 2020 Annual Report. Your vote is important, and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting. We look forward to seeing you.

Sincerely,

Mark Denny
Senior Vice President—General Counsel & Secretary

April 1, 2021

2021 Annual Meeting Information

Date and Time

Place

Record Date

March 23, 2021

Items up for Vote

	Proposals	Board Recommendation	Proxy Page
1	To elect three Class II directors for a three-year term and elect one Class I director for a one-year term.	**FOR** each nominee	17
2	To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	**FOR**	39
3	To hold an advisory vote approving the compensation of our named executive officers.	**FOR**	44
4	To approve amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger for payout in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from 1,492,500 shares to shares.	**FOR**	95
5	To approve amendments to the Second Amended and Restated Certificate of Incorporation of Laredo Petroleum, Inc. to implement a majority voting standard for a stockholder vote to (1) amend certain provisions of the Charter, (2) amend the Bylaws or (3) remove a Director for cause.	**FOR**	104
6	To transact such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.		

How to Vote

Any stockholder of record at the close of business on the record date may vote. The deadline to vote is 11:59 p.m. ET on May 19, 2021, except if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure the representation of your shares in case you are unable to attend.

BY TELEPHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE	IN PERSON
1-800-690-6903	www.proxyvote.com	If you received a paper copy of the Proxy Materials, then complete, sign and return the proxy card in the envelope provided	Scan the QR Code	Attend the Annual Meeting

Proxy Materials

Important Information Regarding Meeting Attendance and Location.

PROXY STATEMENT

Our 2021 Proxy Statement and 2020 Annual Report are available online at
http://materials.proxyvote.com/516806

Laredo Petroleum, Inc. 2021 Proxy Statement  |  i

PROXY OVERVIEW & HIGHLIGHTS

This summary highlights information contained elsewhere in this Proxy Statement for the 2021 Annual Meeting of Stockholders (the "Annual Meeting"). This summary does not contain all of the information you should consider and is not a form for voting. You should read the entire Proxy Statement carefully before voting.

Company Overview

Laredo Petroleum, Inc. (the "Company," "Laredo," "we," "us," or "our") is an independent energy company focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas. Our headquarters are in Tulsa, Oklahoma, and our development and production is in largely contiguous sections in the neighboring Texas counties of Howard, Glasscock, Reagan, Sterling and Irion.

*
As of, or for the year ended, December 31, 2020, as applicable.

Summary of Strategy and Highlights of Execution on Strategy in 2020

Our strategy is to create stakeholder value through the development of our Permian Basin acreage. We do this by optimizing our assets, managing our risk and seeking to acquire additional high-margin inventory. Below are highlights of our accomplishments in executing this strategy during 2020:

Optimizing Our Assets

  •
  Maintained one of the lowest drilling, completions and operating cost structures in the Permian Basin, including further reductions in drilling and completion costs by 21%.

  •
  Reduced unit lease operating expenses ("LOE") by 17% from full-year 2019 and reduced unit general and administrative expenses ("G&A"), excluding long-term incentive program expenses, by 21% from full-year 2019.

  •
  Transitioned our development program to our acreage positions in Howard and Glasscock Counties, which put our low cost structure to work on our oiliest acreage to produce the highest rates of return.

Managing Our Risk

  •
  Issued two series of senior unsecured notes and paid off our then outstanding senior unsecured notes resulting in pushing out the maturity dates on our long-term debt to 2025 and 2028.

  •
  Received $234.1 million of cash flow through our hedge program.

  •
  Repurchased $61 million of term-debt in open market purchases at 62.5% of par.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  1

PROXY OVERVIEW & HIGHLIGHTS
  •
  Formalized our management and oversight of our environmental, social and governance ("ESG") efforts and continued work to incorporate ESG considerations into our broader risk management strategy.

  •
  Published our inaguaral ESG and Climate Risk Report on February 22, 2021 and established emissions reduction targets for our Company.

  •
  Reduced volume of flared/vented natual gas by 58%, flaring/venting only 0.71% of the Company's produced natural gas during full-year 2020.

Seeking High-Margin Inventory

  •
  Added 4,000 net acres in Howard County at an average price of $7,200 per net undeveloped acre.

COVID Response

Like the rest of the world, we faced many new challenges executing on our corporate strategy in 2020 due to the COVID-19 pandemic. This resulted in adjustments to our development cadence throughout the year in response to the volatile commodity prices. As we faced these new obstacles, we continued to prioritize the health and safety of our team in this new environment by implementing several new measures, including the following:

  •
  Created a Steering Team and Task Force to stay abreast of new pandemic information, which enabled us to make timely decisions to protect our workforce and communicate our action plan to all employees.

  •
  Transitioned to a remote work force where possible and developed protocols for maintaining social distance and protecting our employees.

  •
  Kept our Board of Directors apprised of the effects of the pandemic and our response and took all actions within the framework of their oversight.

  •
  Provided employees additional mental health care, including (i) providing free access to a temporary mental health platform to help manage stress and strengthen mental resilience; and (ii) incorporating a tele-medicine feature as part of our health benefit plan mid-year 2020.

2  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

Corporate Governance and Board Matters Overview

PROPOSAL ONE: ELECTION OF DIRECTORS AT THE 2021 ANNUAL MEETING

The Board unanimously recommends that stockholders vote FOR the election of Jarvis V. Hollingsworth, Lisa M. Lambert, Lori A. Lancaster and Edmund P. Segner, III.

See page 17 for more information.

The Laredo Board of Directors (the "Board" or "Board of Directors") currently consists of eleven directors serving staggered three year terms. The Board has nominated four directors for election at the Annual Meeting. The Board has nominated Jarvis V. Hollingsworth, Lisa M. Lambert and Lori A. Lancaster to serve as Class II directors of the Company to hold office until the 2024 annual meeting. Edmund P. Segner, III, has been nominated to serve as a Class I director of the Company to hold office until the 2023 annual meeting (Mr. Segner, III was elected at the 2020 annual meeting to serve as a Class II director, but has changed classes as a result of our Board refreshment). James R. Levy and Dr. Myles W. Scoggins will depart the Board upon the expiration of their current terms at the Annual Meeting. After the Annual Meeting, assuming the stockholders elect the four nominees of the Board, and consistent with our bylaws, the Board anticipates reducing the size of the Board from eleven directors to nine directors.

Board Composition & Attributes

Our Board regularly evaluates each director in light of the Company's strategy and evolving needs. The information below illustrates the year over year evolution of our Board's composition and the Board's proactive refreshment efforts.

    *
    Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. Age is calculated as of March 23, 2021.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  3

PROXY OVERVIEW & HIGHLIGHTS

Name and Primary Occupation	Age	Director since	Independent	COMMITTEES: Audit	COMMITTEES: Compensation	COMMITTEES: Nominating, Corporate Governance, Environmental & Social
CLASS II DIRECTOR NOMINEES (TERMS EXPIRING IN 2024)						
 **JARVIS V. HOLLINGSWORTH** Secretary/General Counsel, Kayne Anderson Capital Advisors, L.P.	58	2020	✔	Member		Member
 **LISA M. LAMBERT** Founder and President, National Grid Partners	53	2020	✔	Member		Member
 **LORI A. LANCASTER** Managing Director, UBS Securities, Global Energy Group	51	2020	✔	Member	Member	
CLASS I DIRECTOR NOMINEE (TERM EXPIRING IN 2023)						
 **EDMUND P. SEGNER, III** Former President and Director, EOG Resources, Inc.	67	2011	✔	Member	Member	
CONTINUING CLASS I DIRECTORS (TERMS EXPIRING IN 2023)						
 **DR. CRAIG M. JARCHOW** President, CEO and Director, Castleton Resources, LLC	60	2019	✔	Member	C	
 **JASON PIGOTT** President and CEO, Laredo Petroleum, Inc.	47	2019				
CONTINUING CLASS III DIRECTORS (TERMS EXPIRING IN 2022)						
 **WILLIAM E. ALBRECHT** Former President, Oxy Oil and Gas, Americas	69	2020	✔		Member	Member
 **PAMELA S. PIERCE** President and CEO, Scientific Drilling International, Inc.	66	2007	✔		Member	Member
 **FRANCES POWELL HAWES** Former Chief Financial Officer, Grant Prideco, Inc.	66	2018	✔	C		Member
CLASS II DIRECTORS NOT STANDING FOR RE-ELECTION (TERMS EXPIRING AT THE ANNUAL MEETING)*						
 **JAMES R. LEVY** Former Managing Director, Warburg Pincus, LLC	45	2007	✔		Member	
 **DR. MYLES W. SCOGGINS** President Emeritus, Colorado School of Mines	73	2012	✔	Member		C

C Committee Chair   Member = Committee Member

    *
    As previously announced, Randy A. Foutch departed the Board at the conclusion of the 2020 annual meeting, and Peter R. Kagan departed the Board in August 2020.

4  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

The Board believes that its membership should reflect a diversity of industries, experience, gender, race, ethnicity and age to help ensure that it serves the long-term interests of stockholders and fulfills its fundamental responsibility to promote the best interests of the Company. As a result of our active refreshment, we have made significant strides in all of those categories. We now have expanded experience in corporate governance, technological innovation and business development to help drive our corporate strategies that include increasing our high-margin inventory through acquisitions, optimizing our assets with technological innovations that drive down costs and managing our risks by reducing our leverage. We have also expanded our collective environmental and sustainability experience, which allows us to better incorporate climate risk analysis and ESG best practices. We believe our Board composition provides a well-rounded variety of skills, qualifications, experience and diversity and represents an effective mix of company knowledge and fresh perspectives.

The below table is a short summary of each director's key qualifications and expertise. For more detailed director biographies, see Director Qualifications on page 18.

Experience	William E. Albrecht	Jarvis V. Hollingsworth	Dr. Craig M. Jarchow	Lisa M. Lambert	Lori A. Lancaster	Pamela S. Pierce	Jason Pigott	Frances Powell Hawes	Edmund P. Segner, III	# of Directors

Accounting & Financial Reporting	✔	✔	✔		✔			✔	✔	6/9

CEO or Senior Officer Experience	✔	✔	✔	✔		✔	✔	✔	✔	8/9

Compensation	✔		✔			✔			✔	4/9

Corporate Governance	✔	✔	✔			✔		✔	✔	6/9

Environmental & Sustainability	✔	✔	✔	✔		✔				5/9

Exploration & Production	✔		✔		✔	✔	✔	✔	✔	7/9

Finance	✔	✔	✔	✔	✔	✔	✔	✔	✔	9/9

Midstream			✔		✔		✔		✔	4/9

Oil & Gas Service Providers	✔				✔	✔		✔	✔	5/9

Other Public Company Board Experience	✔	✔			✔	✔		✔	✔	6/9

Technology Expertise				✔						1/9

Gender Diversity				✔	✔	✔		✔		4/9

Racial Diversity		✔		✔						2/9

*
Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  5

PROXY OVERVIEW & HIGHLIGHTS

Governance Highlights

Below is a short summary of our practices and policies, including new changes made this year to enhance the voice of our stockholders in the management of the Company. See the Director Oversight of Risk Management, Director Meetings & Executive Sessions, and Director Committees sections for a full discussion of the Board's responsibilities.

Governance Highlights

- ✔ Active Board oversight of the Company's strategy and risk management.
- ✔ Corporate culture of integrity.
- ✔ Annual review of corporate governance documents including Board committee charters.
- ✔ Prohibition on pledging, hedging, short sales and derivative transactions by directors or employees.
- ✔ Stock ownership requirement for directors to own an aggregate of $400,000 worth of stock.
- ✔ Prohibition on director overboarding so that no director serves on more than four other public company boards.
- ✔ Regular engagement with stockholders to solicit feedback on a wide variety of issues.
- ✔ Commitment to sustainability through enhanced oversight of ESG matters and release of annual sustainability report.
- ✔ No excessive perquisites.
- ✔ Independently managed, toll-free Ethics Reporting Hotline, 1-844-732-6240, www.MyComplianceReport.com.

Independent Oversight

- ✔ 10 of 11 current directors are independent (8 of 9 after the Annual Meeting, assuming all directors elected).
- ✔ Separate independent Board Chair and CEO.
- ✔ Only independent directors serve on Board committees.
- ✔ The Board and its Committees conduct regular executive sessions without management.
- ✔ Independent auditor and independent compensation consultant.

Robust Refreshment

- ✔ Comprehensive, ongoing Board succession planning process with a focus on diversity.
- ✔ Mandatory retirement age of 75.
- ✔ Annual Board and Board Committee self-assessments and review of Board leadership structure.

Stockholder Rights

- ✔ No supermajority voting provisions (assuming Proposal Five is approved).
- ✔ Majority voting standard for uncontested director elections.

In March 2021, the Board adopted the Laredo Petroleum, Inc. Third Amended and Restated Bylaws ("Bylaws") to adopt a majority voting standard in uncontested director elections effective for the 2021 director elections. Previously, the Bylaws provided that directors be elected by a plurality of the votes cast. Pursuant to this plurality voting standard, the director nominees receiving the highest number of FOR votes were elected regardless of the number of WITHHOLD votes received. Pursuant to a majority voting standard, a director nominee will not be elected when the number of votes cast against the director exceed the number of votes cast for the director. A plurality vote will continue to apply in contested director elections where the number of director nominees exceeds the number of directors to be elected.

As part of this transition, the Board also revised the Bylaws to include a director resignation policy, so that if a director does not receive a majority of the votes cast, he/she does not automatically remain on the Board until a successor is elected. Instead a director must tender a resignation. Then the Nominating, Corporate Governance, Environmental and Social ("NCE&S") Committee makes a recommendation and the Board may choose to accept the resignation and appoint a director to fill the vacancy or reject the resignation until a successor can be elected, or until such directors' earlier removal or death. In each case the Board will publicly announce its decision and the justifications supporting such decision.

6  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

Board and Committee Meetings and Oversight

The Board has tasked each of its committee with certain supervisory functions as outlined in more detail beginning on page 31. Below is a summary of each committee's role:

Audit Committee

- Reviews and discusses the Company's financial statements with management and the independent registered public accountant.
- Oversees the independent auditor's qualifications, independence and performance.
- Oversees the Company's financial reporting, including consideration of the Company's internal controls and certifications.
- Oversees and reviews the reserve report with the Company's independent reserve engineer.
- Reviews and discusses with management, policies and guidelines regarding risk assessment and management, major risk exposures and steps taken to monitor and control exposures.

See page 32 for a full list of the Audit Committee's duties and pages 40-43 for the Audit Committee Report.

Compensation Committee

- Reviews and approves the Company's compensation philosophy and objectives.
- Reviews and recommends the compensation for the CEO and other executive officers to the Board.
- Administers the Company's equity-based compensation plan.
- Reviews and recommends director pay to the Board.
- Reviews the disclosures in the Compensation Discussion and Analysis of the Company's Proxy Statement.

See page 35 for a full list of the Compensation Committee's duties and page 77 for the Compensation Committee Report.

NCE&S Committee

- Assists in identifying and recommending for nomination qualified candidates for the Board.
- Develops and recommends corporate governance guidelines for the Company.
- Oversees the annual evaluation of the Board and its committees.
- Reviews the Company's performance on environmental and social matters, including the approval of any performance metrics and targets.
- Oversees any reports issued by the Company in connection with its ESG initiatives.

See page 37 for a full list of the Nominating, Corporate Governance, Environmental and Social Committee's duties. See page 8 for discussion of the Company's 2020 ESG and Climate Risk Report.

Each director serving on a committee has the requisite qualifications necessary for the position.

*
Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. During 2020, all members of the Audit Committee were financial literate and all directors serving on any committee were independent.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  7

PROXY OVERVIEW & HIGHLIGHTS

Environmental, Social and Governance Responsibility

Laredo has long taken great pride in being a responsible operator and "doing the right thing" in the treatment of the land, water and air around us, the people who work for us and the communities that support us. Over the past year, we have focused on formalizing our management of ESG responsibility and the creation of initiatives to challenge ourselves to perform even better. Below are the highlights of our initiatives.

ESG Oversight

The Board changed the Nominating and Corporate Governance Committee to the Nominating, Corporate Governance, Environmental and Social Committee and amended its charter to include monitoring and evaluating programs and policies related to ESG matters. These efforts include:

• Laredo's ESG Performance • Strategies and policies related to human capital management • ESG communications • Regulatory compliance matters	• ESG and climate-related risks or exposures and actions for managing those risks • ESG trends and stakeholder concerns

The full Board also receives updates on the Company's ESG efforts at regularly scheduled Board meetings. Management of our daily ESG efforts is led by the ESG Management Committee, a multi-disciplined team of leaders throughout the company, who are responsible for implementing, executing and assessing new and ongoing ESG efforts throughout the Company. Additionally, in February 2021, we hired a new Vice President and Chief Sustainability Officer to assist with our ESG efforts.

In February 2021, we released our inaugural ESG and Climate Risk Report on our website at www.laredopetro.com. This report aligns with leading reporting standards and frameworks, such as the Sustainability Accounting Standards Board ("SASB"), the Task Force on Climate-related Financial Disclosures ("TCFD") and the International Petroleum Industry Environmental Conservation Association ("IPIECA").

Environmental

Laredo's flared gas is nearly half of its peer average over the past two years, according to a Rystad Energy Report released October 28, 2020 and our Scope 1 and 2 emissions are already below the Oil and Gas Climate Initiative 2025 targets, but we strive to do more. Laredo announced new ESG targets to reduce emissions further by 2025. Our 2020 executive compensation performance metrics include Spill Severity Rate and Air Stewardship metrics, and in 2021, those metrics were strengthened, as discussed in the Compensation Discussion and Analysis Section of this Proxy Statement. We continue to seek ways to make our development more sustainable and address climate-risks that affect our strategies, including by conducting climate-related scenario analysis.

8  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

Social

Laredo offers a comprehensive benefits program, including covering over 80% of health insurance premiums and allowing flexible work schedules. We invest in a variety of leadership programs and support and encourage an inclusive environment knowing a diverse workforce will better drive our success. Though we were recognized by the 2019 National Conversation on Board Diversity for our Board gender diversity, we continue to assess diversity across our workforce to identify our strengths and areas for improvement.

We also believe an engaged, safe and well-trained workforce is key to accomplishing our strategic goals, so our best practices include: annual training, pre-job safety meetings, on-site contractor management and safety personnel, hazard hunts, stop work authority and root cause analysis review of any incidents.

2020 Safety Metrics (as of Dec. 31, 2020)

0 employee or contractor fatalities	2 employee recordable incidents	0.74 Total Recordable Incident Rate	0 Vehicle Incident Rate

2020 Workforce Metrics (as of Dec. 31, 2020)

25% diverse based on ethnicity	27% diverse based on gender	5% US military veterans	38% women in leadership

Through payroll deductions and Laredo's Matching Gift Program, Laredo employees donated over $65,000 in 2020. Additionally, through Laredo's corporate giving and donation matches during our 2020 Charitable Giving Campaign, we supported our communities with an additional $146,712 and received the Tulsa Area United Way's Momentum Award granted to a Tulsa company in recognition of the best second year campaign.

COVID-19

Since the start of the COVID-19 pandemic, Laredo has committed to keeping our employees and communities safe. The Laredo Coronavirus Steering Team and Task Force regularly meet to stay current with information and make timely decisions. We have implemented several measures for all employees, such as transitioning to remote work and keeping pay and benefits whole for those whose work routines have been disrupted by the pandemic.

Corporate Governance

As highlighted above and discussed in detail in the Corporate Governance and Board Matters section of this Proxy Statement, Laredo strives to adopt and maintain the highest level of corporate governance best practices. See the Director Oversight of Risk Management, Director Meetings & Executive Sessions and Director Committees sections for a full discussion of the Board's responsibilities.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  9

PROXY OVERVIEW & HIGHLIGHTS

Stockholder Engagement

The Board believes ongoing, meaningful dialogue with its stockholders is a key element of good corporate governance. The benefits of regular engagement include:

  •
  Gaining and maintaining stockholder trust through visibility and transparency.

  •
  Keeping the Board and management accountable for addressing stockholder concerns.

  •
  Providing the Board and management team awareness of emerging governance, compensation and ESG issues that are important to our stockholders.

The members of the Board and management team regularly meet with stockholders on a variety of topics, and the valuable feedback gained during these discussions helps shape our decision-making. Topics include our corporate strategies and goals, Company performance, executive compensation, corporate governance policies and practices and environmental and social matters.

Our engagement with stockholders is ongoing throughout the year.

Following our 2020 annual meeting, we reached out to over 50 of our largest stockholders, representing almost 54% of our shares outstanding at September 30, 2020, requesting to speak with them regarding executive compensation, board refreshment and other ESG matters. The Board Chair, Compensation Committee Chair, General Counsel and Vice President of Investor Relations participated on all calls, and we received feedback from holders of 37.62% of our shares outstanding. In these meetings, we were particularly mindful of understanding investors' views with respect to our executive compensation program and practices. Please see Say-on-Pay Results & Management Responsiveness for discussion of the changes we have made to our executive compensation program over the past two years in response to stockholder feedback. Set forth below is a summary of the feeback received from stockholders and outcomes.

10  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

*
See Say-on-Pay Results & Management Responsiveness in the Compensation Discussion and Analysis of this Proxy Statement for more details on changes to our executive compensation program over the past two years.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  11

PROXY OVERVIEW & HIGHLIGHTS

Audit Matters Overview

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board unanimously recommends that stockholders vote FOR the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year 2021.

See page 39 for more information.

The Audit Committee of the Board appoints and oversees the independent registered public accounting firm that audits our financial statements. As part of this oversight, the Audit Committee has established general best practices to ensure the auditor's qualifications, independence and performance, including the following:

The Audit Committee elected to re-appoint Grant Thornton, LLP ("GT") as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2021. GT was our independent auditor for the 2020 fiscal year and has audited Laredo's consolidated financial statements since its inception in 2007. The Audit Committee completed an evaluation and bid process with other firms in 2019 and believes that continuing to engage GT is in the best interest of the Company and its stockholders. GT is already familiar with the Company, which avoids fees that would be included for the additional time and costs that would be necessary in onboarding or educating a new independent registered public accounting firm.

The Company expects that one or more representatives of GT will be present at the Annual Meeting to respond to questions and make a statement if desired.

The Audit Committee's Report starting on page 40 contains a fulsome discussion of the Audit Committee's investigation into and oversight of the remediation of our internal controls surrounding our reserves reporting that caused us to file an amendment to our first quarter filings with the Securities Exchange Commission ("SEC").

12  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

Executive Compensation Matters Overview

PROPOSAL THREE: ADVISORY VOTE APPROVING THE COMPENSATION OR OUR NAMED EXECUTIVE OFFICERS

The Board unanimously recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

See page 44 for more information.

The Board establishes the Company's compensation philosophy and practices and annually reviews and updates the executive compensation program based upon recommendations from the Compensation Committee. The process includes reviewing the prior year say-on-pay voting results, soliciting input from its independent compensation consultant, reflecting on all feedback received from stockholders throughout the year, comparing the Company's compensation program with its peers and evaluating the Company and management team's performance.

General best practices that the Board and Compensation Committee have implemented include the following:

Laredo Petroleum, Inc. 2021 Proxy Statement  |  13

PROXY OVERVIEW & HIGHLIGHTS

WHAT WE DO

✔ **PAY FOR PERFORMANCE**

We design our compensation program to align executive compensation with corporate performance on both a short-term and long-term basis by making our incentive compensation variable and heavily dependent on performance metrics.

Total Target Compensation for 2020

	% of Pay at Risk
CEO	86%
Average of the other NEOs	82%

✔ **PUBLISH PRE-ESTABLISHED PERFORMANCE GOALS & FULLY DISCLOSE RESULTS**

Both our long-term and short-term incentive compensation have significant performance-based criteria that are subject to the achievement of objective, pre-established performance goals disclosed in our proxy materials and tied to financial, operational and strategic objectives.

✔ **GATHER, ANALYZE AND RESPOND TO STOCKHOLDER FEEDBACK ON OUR COMPENSATION STRUCTURE**

We annually ask stockholders to vote on an advisory basis to approve our executive compensation (say-on-pay) and are highly responsive to stockholders. Following our unsatisfactory 2019 and 2020 say-on-pay results, executive compensation has been a key topic of engagement.

✔ **LIMIT PERFORMANCE UNIT PAYOUTS**

Performance unit award payouts are capped, and we prohibit maximum performance unit award payout in the event of a negative total shareholder return.

✔ **UTILIZE AN INDEPENDENT COMPENSATION CONSULTANT**

The Compensation Committee retained a new independent executive compensation consultant in 2019.

✔ **BENCHMARK COMPENSATION AGAINST A REPRESENTATIVE & RELEVANT PEER GROUP**

With the assistance of our independent compensation consultant, we annually benchmark our compensation structure against a compensation peer group. We annually review the peer group to consider additions and removals based on multiple factors, including EBITDA, total assets, market capitalization, enterprise value and total shareholder return.

✔ **PERFORM AN ANNUAL REVIEW OF COMPENSATION STRUCTURE**

The Compensation Committee performs an annual risk assessment to confirm our compensation structure does not encourage unnecessary risk taking.

✔ **DOUBLE TRIGGER CHANGE IN CONTROL FOR SEVERANCE PAYMENTS**

✔ **DOUBLE TRIGGER CHANGE IN CONTROL FOR EQUITY AWARDS**

✔ **MAINTAIN ROBUST EQUITY OWNERSHIP GUIDELINES FOR EXECUTIVES AND BOARD OF DIRECTORS**

Our Corporate Governance Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary and directors to own $400,000 worth of Company stock.

Stock Ownership Requirements

	Multiple of Base Salary
CEO	5x
Senior Vice Presidents	2x
Vice Presidents	1x
Directors	$400,000

14  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY OVERVIEW & HIGHLIGHTS

2020 Compensation Program

Our compensation program for our NEOs had four key components in 2020: (1) salary rate; (2) short-term incentive program ("STIP") awards; (3) long-term incentive program ("LTIP") awards of restricted stock; and (4) LTIP awards of performance units. The key components of our compensation program and how each supports our compensation objectives are presented in the following table:

(1)
The STIP performance metrics are for the 2020 performance year and include changes adopted by the Board to better reflect the criteria important to our stockholders with an emphasis on return-based metrics.

(2)
The LTIP performance unit awards' performance metrics described here apply to 2020 grants and include changes adopted by the Board to give equal weight to all three criteria. For the performance metrics used to determine payout of performance unit awards granted in 2018 and 2019, please see page 82.

(3)
For 2019, we prohibited maximum performance unit award payout in the event of a negative absolute total shareholder return. For the performance unit awards granted in 2020, we capped payout at 100% in the event of a negative absolute total shareholder return.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  15

PROXY OVERVIEW & HIGHLIGHTS

Proposal Four Overview

PROPOSAL FOUR: APPROVAL OF AMENDMENTS TO THE EQUITY INCENTIVE PLAN

The Board unanimously recommends that stockholders vote FOR amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to (1) require a double trigger for equity vesting in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from1,492,500shares to                shares.

See page 95 for more information.

The current Equity Incentive Plan provides that equity awards accelerate and payout if a change of control occurs. The proposed amendment provides equity awards will only payout in the event of a change in control if there is both a change in control and actual or constructive termination of the individual's position without cause. This aligns with our Change in Control Executive Severance Plan, which also provides that severance payments in the event of a change in control require both a change in control and an actual or constructive termination of an individual's position without cause. Our Board believes this is good governance.

The Board also recommends approval of the amendment to the Equity Incentive Plan to increase the number of shares of common stock authorized for issuance enabling the continued use of the Equity Incentive Plan for equity awards. Our Board, Compensation Committee and management all believe that the effective use of share-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans by providing a direct link between compensation and long-term stockholder value creation.

Proposal Five Overview

PROPOSAL FIVE: APPROVAL OF A MAJORITY VOTING STANDARD FOR CERTAIN STOCKHOLDER VOTES

The Board unanimously recommends that stockholders vote FOR amendments to the Amended and Restated Certificate of Incorporation of Laredo Petroleum, Inc. ("Charter") to implement a majority voting standard for a stockholder vote to (1) amend certain provisions of the Charter, (2) amend the Bylaws or (3) remove a director for cause.

See page 104 for more information.

The current Charter contains certain "supermajority" voting standards requiring the affirmative vote of at least 75% of the voting power of all of the then-outstanding shares of stock entitled to vote, voting together as a single class, to amend certain provisions of our Charter, to amend the Bylaws and to remove a director for cause. The Nominating, Corporate Governance, Environment and Social Committee and the Board request that stockholders approve amendments to change the voting standard in each case to only require the affirmative vote of a majority of the votes cast at the annual meeting of stockholders. If approved, the Board plans to adopt corresponding changes to our Bylaws.

After review, the Board found the proposed Charter amendments are standard for many public companies and allow for better corporate governance by giving stockholders a greater voice and ability to influence the management of the Company.

16  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Proposal One: Election of Directors at the 2021 Annual Meeting

The Company's Board is divided into three classes, designated Class I, Class II and Class III. Each class serves a staggered three-year term. As a result, typically approximately one-third of the director positions are subject to election at each annual meeting of stockholders. Our Board currently consists of eleven members as follows:

CLASS I	CLASS II	CLASS III
With a term expiring in 2023	With a term expiring in 2021	With a term expiring in 2022

• Dr. Craig M. Jarchow • Jason Pigott	• Jarvis V. Hollingsworth • Lisa M. Lambert • Lori A. Lancaster • James R. Levy • Dr. Myles W. Scoggins • Edmund P. Segner, III	• William E. Albrecht • Pamela S. Pierce • Frances Powell Hawes

The NCE&S Committee recommends, and the Board has nominated, four directors for election to the Board to serve until the applicable annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his or her earlier resignation or removal. In accordance with good governance practices, newly appointed directors are placed in the class up for election at the next annual meeting. Because we had three new directors appointed since our last annual meeting, the number of directors up for election this year is larger than usual. To better balance our director classes, one director nominee will serve for less than three years. The Board nominated Jarvis V. Hollingsworth, Lisa M. Lambert and Lori A. Lancaster to serve as Class II directors of the Company to hold office until the 2025 annual meeting. Edmund P. Segner, III has been nominated to serve as a Class I director of the Company to hold office until the 2023 annual meeting. James R. Levy and Dr. Myles W. Scoggins will depart the Board at the expiration of their current terms, which is at the Annual Meeting. After the Annual Meeting, assuming stockholders elect the four nominees of the Board, the Board of Directors will be as follows:

CLASS I	CLASS II	CLASS III
With a term expiring in 2023	With a term expiring in 2024	With a term expiring in 2022

• Dr. Craig M. Jarchow • Jason Pigott • Edmund P. Segner, III	• Jarvis V. Hollingsworth • Lisa M. Lambert • Lori A. Lancaster	• William E. Albrecht • Pamela S. Pierce • Frances Powell Hawes

The biographical information for director nominees and our other directors and the process for reviewing and selecting nominees is set forth below in the Director Qualifications section.

In March 2021, the Board amended the Bylaws to adopt a majority voting standard for uncontested director elections (replacing our prior plurality voting standard). Assuming the presence of a quorum, each of the director nominees receiving affirmative votes of a majority of the shares voted at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the four nominees. The Board also amended the Bylaws to require roughly equal classes.

Each of the nominated directors has consented to serve on the Board, and the Board has no reason to believe any nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board recommends.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  17

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of Jarvis V. Hollingsworth, Lisa M. Lambert, Lori A. Lancaster and Edmund P. Segner, III.

Director Qualifications

The Board seeks to recruit and nominate directors who provide the Board with the necessary skills, backgrounds and experience to oversee the Company's policies and strategies and the management of the business by the CEO and other executive officers. The NCE&S Committee annually reviews the composition of the Board and evaluates its effectiveness and regularly evaluates potential director candidates. For each director nominee, the Board considers, at a minimum, a candidate's judgment, experience, character, business acumen and independence from the Company. Additionally, the Board considers diversity of experience, gender, race, ethnicity and age, as well as any other self-identified diversity characteristics of directors and candidates to becomes directors. When evaluating the suitability of an incumbent director for re-election, the Board and NCE&S Committee also consider the director's past performance, including attendance at meetings and contributions to the Board.

Director nominees come from a variety of sources, including stockholders, management, directors and search firms. The NCE&S Committee has retained Russell Reynolds, a third-party search firm, to assist in identifying and evaluating potential candidates for the Board. See the Identification of Director Candidates for information on proposing a candidate for our Board. The NCE&S Committee evaluates and interviews all potential candidates and recommends nominees to the Board. The full Board then votes to appoint a nominee by majority vote and recommends the nominee for election by stockholders at the next annual meeting.

The Board and the NCE&S Committee also periodically review the size of the Board to ensure it is appropriate, consistent with our historical approach and in accordance with our Corporate Governance Guidelines.

Our current independent Board members range in age from 47 to 69, with four women members and two racially diverse members. Our Board also has directors with backgrounds in different industries from different geographic locations and a good mix of longer-tenured directors who possess a deep understanding of the Company and newer directors who bring fresh perspectives.

BOARD COMPOSITION*

*
This information reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. Age is calculated as of March 23, 2021.

18  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Set forth below is biographical information as of March 23, 2021 for each director nominee and continuing director.

CLASS II DIRECTOR NOMINEES

SECRETARY/GENERAL COUNSEL, KAYNE ANDERSON CAPITAL ADVISORS, L.P.

✔ INDEPENDENT DIRECTOR

•
Director since Nov. 2020

•
Age 58

COMMITTEES

•
Audit

•
NCE&S

JARVIS V. HOLLINGSWORTH
   CAREER HIGHLIGHTS

Kayne Anderson Capital Advisors,  L.P.

•

Secretary/General Counsel

•

Executive Committee and Board of Directors

Bracewell,  LLP

•

Partner

•

Management and Finance Committees

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

None

OTHER CURRENT ENGAGEMENTS

•

Teacher Retirement System of Texas, Board Chairman

•

Memorial Hermann Hospital System, Finance Committee

PRIOR DIRECTORSHIPS

•

Frost Bank (Cullen/Frost Bankers, Inc.), Director

EDUCATION

•

JD, University of Houston

•

BS, United States Military Academy at West Point

   KEY QUALIFICATIONS AND EXPERIENCE

Mr. Hollingsworth's service as General Counsel and Director of a leading alternatives investment management firm with approximately $30 billion in assets and service as Board Chairman for a Texas state agency that manages a $175 billion-plus pension fund highlight the legal and financial background that he brings to our Board. Mr. Hollingsworth is a former Partner at the law firm Bracewell LLP in Houston, Texas where he had a fiduciary practice counseling boards of directors and trustees on corporate governance and strategic matters. His legal, management and governance experience contribute significantly to our Board and our move to include ESG initiatives as part of the Nominating, Corporate Governance, Environmental and Social Committee. For these reasons, among others, we believe Mr. Hollingsworth is qualified to serve as a director.

FOUNDER AND PRESIDENT, NATIONAL GRID PARTNERS

✔ INDEPENDENT DIRECTOR

•
Director since Aug. 2020

•
Age 53

COMMITTEES

•
Audit

•
NCE&S

LISA M. LAMBERT
   CAREER HIGHLIGHTS

National Grid Partners

•

Founder and President

National Grid

•

Chief Technology and Innovation Officer

The Westly Group

•

Managing Partner

Intel Corporation

•

Managing Director, Software and Services Fund and Diversity Fund

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

None

OTHER CURRENT ENGAGEMENTS

•

UPWARD, CEO and Chairman, a non-profit global network of executive women

PRIOR DIRECTORSHIPS

•

National Venture Capital Association

EDUCATION

•

MBA, Harvard Business School

•

BS, Management Information Systems, Pennsylvania State University

   KEY QUALIFICATIONS AND EXPERIENCE

Ms. Lambert has extensive experience in the technology industry, leading innovation efforts and global investment initiatives. Her work with National Grid focuses on advancing energy systems, including at the intersection of energy and emerging technology to create a smarter, renewable future. She brings a new perspective to our Board that will contribute significantly to our strategy of fostering a digital fist mindset to make our business thrive in a digital era and to our continued commitment to ESG, For these reasons, among others, we believe Ms. Lambert is qualified to serve as a director.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  19

CORPORATE GOVERNANCE AND BOARD MATTERS

MANAGING DIRECTOR, UBS SECURITIES, GLOBAL ENERGY GROUP

✔ INDEPENDENT DIRECTOR

•
Director since Nov. 2020

•
Age 51

COMMITTEES

•
Audit

•
Compensation

LORI A. LANCASTER
   CAREER HIGHLIGHTS

UBS Securities

•

Managing Director in the Global Energy Group

Goldman, Sachs & Co.

•

Managing Director in the Global Natural Resources Group

Nomura Securities

•

Managing Director in the Global Natural Resources Group

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

HighPoint Resources Corp. (formerly Bill Barrett Corp.) (Audit Committee and Nominating and Corporate Governance Committee Chair)

PRIOR DIRECTORSHIPS

•

Energen Corporation

EDUCATION

•

MBA, University of Chicago

•

BS, Texas Christian University

   KEY QUALIFICATIONS AND EXPERIENCE

Ms. Lancaster has extensive experience in the oil and gas sector. During her 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy merger and acquisition deals and led the structuring and execution of numerous capital markets transactions. Her wealth of knowledge in financing and structuring deals will be key as we execute on our strategies to expand our high-margin drilling inventory through acquisitions and reduce our leverage. Additionally, she brings public company audit committee and nominating and corporate governance experience to our team. For these reasons, among others, we believe Ms. Lancaster is qualified to serve as a director.

CLASS I DIRECTOR NOMINEE

FORMER PRESIDENT, CHIEF OF STAFF AND DIRECTOR, EOG RESOURCES, INC.

✔ INDEPENDENT DIRECTOR

•
Director since 2011

•
Age 67

COMMITTEES

•
Audit

•
Compensation

EDMUND P. SEGNER, III
   CAREER HIGHLIGHTS

Rice University

•

Professor in the Practice of Engineering Management, Department of Civil and Environmental Engineering

EOG Resources, Inc.

•

President, Chief of Staff and Director

•

Principal Financial Officer

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

Archrock, Inc. (audit committee)

•

HighPoint Resources Corp. (formerly Bill Barrett Corp.) (Audit and Reserves and EHS committees and Compensation Committee Chair)

PRIOR DIRECTORSHIPS

•

Archrock Partners, L.P. (formerly Exterran Partners, L.P.)

•

Midcoast Holdings, LLC, the general partner of Midcoast Energy Partners, L.P.

•

Seahawk Drilling, Inc.

EDUCATION

•

Certified Public Accountant

•

MA, Economics, University of Houston

•

BS, Civil Engineering, Rice University

   KEY QUALIFICATIONS AND EXPERIENCE

Mr. Segner's service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies demonstrates a strong operational, financial, accounting and strategic background and enables him to provide our Board with valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production. Mr. Segner also brings financial and accounting expertise to the Board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of other principal financial officers and principal accounting officers and his service on the audit committees of other companies. For these reasons, among others, we believe Mr. Segner is qualified to service as a director.

20  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

CONTINUING CLASS I DIRECTORS

PRESIDENT, CEO AND DIRECTOR, CASTLETON RESOURCES, LLC

✔ INDEPENDENT DIRECTOR

•
Director since 2019

•
Age 60

COMMITTEES

•
Compensation (Chair)

•
Audit

DR. CRAIG M. JARCHOW
   CAREER HIGHLIGHTS

Castleton Resources LLC

•

President, Chief Executive Officer and Director (May 2017-present)

Castleton Commodities International

•

President, Upstream

Pine Brook Road Partners

•

Managing Director and Partner

First Reserve Corporation

•

Director and Partner

Amoco Corporation & Apache Corporation

•

Operational roles of increasing responsibility

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

None

EDUCATION

•

PhD, Geophysics, Stanford University

•

MBA, MIT Sloan School of Management

•

MS, Geophysics, Stanford University

•

BA, Geology, University of California, Santa Barbara

   KEY QUALIFICATIONS & EXPERIENCE

Dr. Jarchow has more than 29 years of industry experience serving in operational roles for oil and gas companies, advising financial services firms on energy focused investments and building and leading an operating company. His geology and geophysics background combined with his managerial experience building and leading a company aides us in the development of our assets and the acquisition of new properties to expand our high-margin inventory. For these reasons, among others, we believe Dr. Jarchow is qualified to serve as a director.

PRESIDENT AND CHIEF EXECUTIVE OFFICER, LAREDO PETROLEUM, INC.

•
Director since May 2019

•
Age 47

JASON PIGOTT
   CAREER HIGHLIGHTS

Laredo Petroleum, Inc.

•

President and Chief Executive Officer, October 2019 to present

•

Director and President

Chesapeake Energy Corporation

•

Executive Vice President—Operations and Technical Services

•

Executive Vice President, Operations

•

Senior Vice President, Operations

Anadarko Petroleum Corporation

•

General Manager

•

Reservoir Engineering Manager

OTHER CURRENT PUBLIC COMPANY BOARDS • None EDUCATION • MBA, University of North Carolina • BS, Petroleum Engineering, Texas A&M University

   KEY QUALIFICATIONS AND EXPERIENCE

Mr. Pigott has more than 21 years of experience in the energy exploration and production industry, most recently serving as Executive Vice President—Operations and Technical Services for Chesapeake Energy Corporation where he led all drilling and completions operations, digital operations, supply chain and land efforts. Prior to joining Chesapeake in 2013, he was with Anadarko Petroleum for 14 years, serving in positions of increasing responsibility, focused primarily on onshore unconventional play development in the Eagle Ford Shale, Haynesville Shale, Delaware Basin and various tight-sand plays in East Texas. Mr. Pigott's extensive background in leading multidisciplinary operational and technical organizations, as well as experience contributing to executive-level strategic decisions, contributes significant value to our Board of Directors. For these reasons, among others, we believe Mr. Pigott is qualified to serve as director.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  21

CORPORATE GOVERNANCE AND BOARD MATTERS

CONTINUING CLASS III DIRECTORS

FORMER PRESIDENT, OXY OIL AND GAS, AMERICAS

✔ NON-EXECUTIVE CHAIRMAN

✔ INDEPENDENT

•
Director since Feb. 2020

•
Age 69

COMMITTEES

•
Compensation

•
NCE&S

WILLIAM E. ALBRECHT
   CAREER HIGHLIGHTS

California Resources Corporation

•

Non-Executive Chair of the Board

Occidental Petroleum Corporation

•

Vice President

•

President, Oxy Oil & Gas, Americas

•

President, Oxy Oil & Gas, USA

EOG Resources,  Inc.

•

Executive Officer

Tenneco Oil Company

•

Petroleum Engineer

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

Halliburton Company (Compensation and Health, Safety and Environment committees)

•

Valaris, plc (Compensation and Nominating, Governance and Sustainability committees)

PRIOR DIRECTORSHIPS

•

California Resources Corporation (Non-Executive Chair of the Board)

•

Rowan Companies, PLC (Non-Executive Chair of the Board)

EDUCATION

•

Board Leadership Fellow, National Association of Corporate Directors

•

MS, University of Southern California

•

BS, United States Military Academy at West Point

   KEY QUALIFICATIONS AND EXPERIENCE

Mr. Albrecht has more than 40 years of experience in the domestic oil and gas industry. His engineering background provides him with the ability to fully comprehend, analyze and offer insights on the wide variety of technically challenging projects facing us as we develop our shale play assets. In addition, his service in a variety of executive positions for oil and gas companies and as a director for large public companies brings extensive managerial and operational experience of upstream assets to our Board. For these reasons, among others, we believe Mr. Albrecht is qualified to serve as a director.

CHIEF EXECUTIVE OFFICER AND PRESIDENT, SCIENTIFIC DRILLING INTERNATIONAL, INC.

✔ INDEPENDENT

•
Director since May 2007

•
Age 66

COMMITTEES

•
Compensation

•
NCE&S

PAMELA S. PIERCE
   CAREER HIGHLIGHTS

Scientific Drilling International, Inc.

•

Chief Executive Officer and President

Ztown Investments, Inc.

•

Partner

Huber Energy, LP (an operating company of J.M. Huber Corp.)

•

President and Chief Executive Officer

Mirant Americas Energy Capital and Production Company

•

President

Vastar Resources, Inc.

•

Vice President of Business Development

•

Offshore Business Unit Manager

ARCO Oil and Gas Company/ARCO Alaska

•

Offshore Business Unit Manager

•

Vice President of Safety, Health, Environmental and External Affairs

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

ShawCor Ltd. (Compensation and Organization Development committee chair and Nominating and Corporate Governance Committee)

OTHER CURRENT ENGAGEMENTS

•

Scientific Drilling International, Inc., Board Member

•

University of Oklahoma College of Engineering Board of Visitors

PRIOR DIRECTORSHIPS

•

Michael Baker Corporation

EDUCATION

•

Independent Petroleum Association of America's Executive Oil and Gas Course, Harvard College

•

MBA, Corporate Finance, University of Dallas

•

BS, Petroleum Engineering, University of Oklahoma

   KEY QUALIFICATIONS AND EXPERIENCE

Ms. Pierce is a highly experienced business executive with extensive knowledge of the energy industry. She has experience in both the operational side of the industry, as well as the service sector, which is an important component affecting our operations. Her breadth of experiences in the industry allows her to bring a perspective on issues that may not be readily apparent to others. Her general business acumen enhances the Board of Directors' discussions on all matters affecting us, and her leadership insights contribute significantly to the Board of Directors' decision-making process. For these reasons, among others, we believe Ms. Pierce is qualified to serve as a director.

22  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

FORMER CHIEF FINANCIAL OFFICER, GRANT PRIDECO, INC.

✔ INDEPENDENT

•
Director since December 2018

•
Age 66

COMMITTEES

•
Audit (Chair)

•
NCE&S

FRANCES POWELL HAWES
   CAREER HIGHLIGHTS

New Process Steel, L.P.

•

Chief Financial Officer

American Electric Technologies, Inc.

•

Senior Vice President and Chief Financial Officer

NCI Building Systems, Inc.

•

Chief Financial Officer, Executive Vice President and Treasurer

Grant Prideco, Inc.

•

Chief Financial Officer and Treasurer

Weatherford International Ltd.

•

Various positions of increasing responsibility, including Chief Accounting Officer, Vice President, Accounting and Controller

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS

•

Archrock Inc. (Audit Committee chair and Nominating and Corporate Governance Committee)

•

PGT Innovations, Inc. (Audit Committee)

OTHER CURRENT ENGAGEMENTS

•

Financial Executives International, Houston Chapter

PRIOR DIRECTORSHIPS

•

Energen Corporation

•

Express Energy Services, LLC

EDUCATION

•

Texas-certified Public Accountant

•

Strategic Financial Leadership Program in Executive Education, Dartmouth College

•

Director Professionalism Course, National Association of Corporate Directors

•

BBA, Accounting, University of Houston

   KEY QUALIFICATIONS AND EXPERIENCE

Ms. Powell Hawes has over 21 years of experience as a financial advisor and chief financial officer for both public and privately held companies. She is a highly experienced director, chief financial officer and financial advisor with extensive knowledge of not only publicly traded energy companies, but also privately held companies in complementary markets. Her knowledge and management experience on the Audit Committee enhances the Board of Directors' decision-making process on all issues affecting the Company, and her strong accounting and leadership background contributes significantly to the Board's understanding of the Company's strategic opportunities. For these reasons, among others, we believe Ms. Powell Hawes is qualified to serve as a director.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  23

CORPORATE GOVERNANCE AND BOARD MATTERS

CLASS II DIRECTOR NOT STANDING FOR RE-ELECTION IN MAY 2021

FORMER MANAGING DIRECTOR, WARBURG PINCUS, LLC

✔ INDEPENDENT

•
Director since May 2007

•
Age 45

COMMITTEES

•
Compensation

JAMES R. LEVY
   CAREER HIGHLIGHTS

Warburg Pincus, LLC

•

Former Managing Director, Energy Group

Kohlberg & Company

•

Associate

Wasserstein Perella & Co.

•

Analyst/Associate

OTHER CURRENT PUBLIC COMPANY BOARDS

•

Brigham Minerals, Inc. (Compensation and Nominating and Corporate Governance Committees)

OTHER ENGAGEMENTS

•

Prep for Prep, Board of Trustees

PRIOR DIRECTORSHIPS

•

Antero Midstream GP, LP

•

Antero Resources Corporation

•

ATX Energy Partners

•

Chisholm Energy Holdings, LLC

•

Citizen Energy Holdings, LLC

•

Hawkwood Energy, LLC

•

Independence Resources Management LLC

•

Ossidiana Energy Holdings, LLC

•

Terra Energy Partners, LLC

EDUCATION

•

BA, History, Yale University

   KEY QUALIFICATIONS AND EXPERIENCE

Mr. Levy has significant experience with various segments of the energy industry. As a result of Mr. Levy's service on the boards of various energy companies, he is able to share best practices not only in the industry, but also in all areas of corporate governance and management. In addition, as our youngest director, he is able to provide a generational point of view at times different than others on our Board. Finally, Mr. Levy's relationship with Warburg Pincus provides us with access to other programs and viewpoints, such as those related to the ESG area. For these reasons, among others, we believe Mr. Levy is qualified to serve as a director.

PRESIDENT EMERITUS, COLORADO SCHOOL OF MINES

✔ INDEPENDENT

•
Director since May 2012

•
Age 73

COMMITTEES

•
Audit

•
NCE&S (Chair)

DR. MYLES W. SCOGGINS
   CAREER HIGHLIGHTS

Colorado School of Mines

•

President Emeritus

•

16th President

Exxon Mobil Corporation

•

Executive Vice President, ExxonMobil Production Co.

Mobil Oil Corporation

•

Senior executive positions in the upstream oil and gas business, including President, International Exploration & Production and Global Exploration and an officer and member of the executive committee

PRIOR DIRECTORSHIPS

•

QEP Resources, Inc.

•

Cobalt International Energy, Inc.

•

Trico Marine Services, Inc.

•

Questar Corporation

•

Venoco, Inc.

EDUCATION

•

Ph.D., Petroleum Engineering, University of Tulsa

   KEY QUALIFICATIONS AND EXPERIENCE

Dr. Scoggins has more than 50 years of experience in the oil and gas exploration and production industry both offshore and onshore. Dr. Scoggins' breadth of knowledge and experience, ranging from his engineering background to his extensive career as a member of senior management with large publicly traded companies (both domestically and internationally, off-shore and on-shore), provides him with unique and invaluable expertise in the upstream oil and gas business. Dr. Scoggins' experiences enable him to provide our Board with an abundance of observations applicable to our business, both from an operational and managerial perspective. For these reasons, among others, we believe Dr. Scoggins is qualified to serve as a director.

*
As previously announced, Randy A. Foutch departed the Board in May 2020 and Peter R. Kagan departed the Board in August 2020.

24  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Leadership

In 2019, the Board acted to separate the roles of Board Chair and CEO. In 2020, the Board elected an independent director to serve as the non-executive Board Chair. The Board believes separating the roles of Chair and CEO and making the Board Chair an independent director provides further accountability by optimizing the Board's processes, ability to constructively challenge management and appropriately prioritize matters.

The Chair facilitates the Board's business and activities as follows:

BOARD CHAIR RESPONSIBILITIES

✔	Propose a quarterly schedule of major Board discussions items	✔	Guide the Board's governance processes
✔	Approve the agenda, schedule and information sent to directors prior to Board meetings	✔	Oversee the Board's evaluations and CEO evaluation
✔	Chair all Board meetings	✔	Serve as liaison between CEO and management and the other independent directors
✔	Lead executive sessions of the Board without management present (unless invited)	✔	Advise the Nominating, Corporate Governance, Environmental and Social Committee in choosing Committee chairs and membership
✔	Call additional Board or independent director meetings	✔	Be available for direct communication with stockholders as appropriate

The Board believes that the decision as to who should serve as Board Chair and CEO is the proper responsibility of the Board, and the Board will continue to carefully consider whether to combine or separate the roles of Chair and CEO in the future. At the present time, the Board believes the interests of all stockholders are best served through a leadership model that separates the independent Board Chair and CEO position.

Director Independence

The Board has determined that each continuing director and director nominee, except Mr. Pigott, meets the standards of independence set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual.

*
Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  25

CORPORATE GOVERNANCE AND BOARD MATTERS

To make this determination, the Board considers all relevant facts and circumstances indicating whether a director has a material relationship with the Company either directly or as a partner, stockholder or officer of an organization that does business with the Company. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

Annually, each director must complete a questionnaire to disclose, among other things, information regarding ownership in the Company, compensation received from the Company (if any) and any relationship a director has either directly or indirectly through a family member or otherwise with certain Board or Company advisors or other companies with whom Laredo does business. Additionally, each director must disclose at each regularly scheduled Board meeting, and has an affirmative obligation to promptly inform the Company's General Counsel of, changes in circumstances or transactions or relationships that could impact his or her designation by the Board as independent. During its assessment, the Board considered the following directorships and transactions for director independence in 2020:

Directors	Organization/ Individual	Relationship	Transaction	Amount for each of the last three years

Peter R. Kagan*	Warburg Pincus, LLC	Managing Director	Stock Ownership	<22% of the Company's common stock

James R. Levy**	Warburg Pincus, LLC	Managing Director	Stock Ownership	<22% of the Company's common stock

All Directors	Various charitable organizations	Director or Trustee	Charitable donations by Laredo	<1% of the Company's revenues

*
Peter R. Kagan departed the Board in August 2020.

**
James R. Levy will depart the Board at the expiration of his current term, which is at the Annual Meeting.

The Board concluded all of the above listed matters fall below the relevant thresholds for independence set forth in the NYSE Listed Company Manual and the Company's Corporate Governance Guidelines. Specifically regarding the stock ownership of Warburg Pincus, LLC, the Board specifically considered the NYSE Listed Company Manual provisions that state, with respect to the independence of an individual director, "the concern is independence from management" and "the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding."

Director Compensation

All independent directors receive both an annual retainer and an annual fee (together the "Director Base Compensation") for their service on the Laredo Board totaling $200,000. The Company pays the Director Base Compensation ratably following each regularly scheduled quarterly Board meeting for services provided since the previous Board meeting. Beginning May 14, 2020, Directors receive 50% of the Director Base Compensation in cash and the remainder in stock. The director stock awards vest immediately. We implemented this structure, in part, to provide the directors' the cash needed to pay taxes on the stock component of the Director Base Compensation. The Company also reimburses independent directors for their expenses to attend Board meetings.

26  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

On May 14, 2020, in light of the economic uncertainty resulting from the COVID-19 pandemic and the unprecedented market volatility and historic decline in commodity prices, the independent directors of the Board agreed to a 20% reduction of the Director Base Compensation. Prior to this reduction, the Director Base Compensation had remained unchanged since June 1, 2017. In addition, on May 14, 2020, the independent directors agreed that director compensation will be paid 50% in the form of cash and 50% in the form of stock. The directors anticipate no change to the director compensation structure for 2021.

The below table sets for the Director Base Compensation paid prior to the May reduction and the Director Base Compensation going forward.

	Amount Paid Prior to May 2020	Amount Paid After May 14, 2020	Terms of Payment

Retainer	$90,000	$72,000	• Paid ratably following each regularly scheduled quarterly Board meeting.

Director Fees	$160,000	$128,000	• Paid ratably following each regularly scheduled quarterly Board meeting.

Expense Reimbursement	Varies	Varies	• The Company reimburses non-employee directors for their expenses to attend board meetings.

Directors are also permitted to participate in our Charitable Matching Gift Program, which provides a Company match for up to $1,000 in donations to an approved charity.

Directors who performed additional leadership roles, received the following compensation:

	Amount Paid	Terms of Payment

Non-Executive Board Chair*	$70,000	Paid in cash ratably following each regularly scheduled Board meeting.

Audit Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.

Compensation Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.

NCE&S Chair	$15,000	Paid in cash ratably following each regularly scheduled Board meeting.

Lead Independent Director*	$30,000	Paid in cash ratably following each regularly scheduled Board meeting.

*
Effective May 14, 2020, Laredo elected an independent director to serve as Non-Executive Board Chair and began paying a Non-Executive Board Chair fee. Payment of the Lead Independent Director fee ceased on May 14, 2020.

To determine our director compensation, the Compensation Committee reviewed a market-based analysis and consulted with its independent compensation consultant. The independent compensation consultant performed a competitive review of outside director compensation paid by our peers, which included consideration of the significant time commitment our Board provides to the Company. The Company's Equity Incentive Plan prohibits granting a stock award to any individual in a given year of more than 71,750 shares, which also applies to our directors

The following table summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2020.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  27

CORPORATE GOVERNANCE AND BOARD MATTERS

Director compensation table for the year ended December 31, 2020

Name	Stock awards(1)(2)	Fees earned paid in cash(2)	Total

William E. Albrecht(3)	$99,983	$152,517	$252,500

Jarvis V. Hollingsworth(3)	$24,995	$25,005	$50,000

Dr. Craig M. Jarchow	$99,983	$112,709	$212,692

Peter R. Kagan(4)	$49,989	$50,011	$100,000

Lisa M. Lambert(3)	$49,994	$50,006	$100,000

Lori A. Lancaster(3)	$24,995	$25,005	$50,000

James R. Levy	$99,983	$100,017	$200,000

Pamela S. Pierce	$102,482	$104,826	$207,308

Frances Powell Hawes	$102,482	$117,518	$220,000

Dr. Myles W. Scoggins	$101,858	$113,142	$215,000

Edmund P. Segner, III	$103,732	$103,768	$207,500

(1)
The amounts reported represent the aggregate grant-date fair value of stock awards granted to Laredo's non-employee independent directors, based on the closing price of our common stock on the NYSE on the grant date, in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718.

(2)
The amounts reported are for compensation earned for services rendered for 2020, which include compensation earned for services rendered for the fourth quarter of 2020 that was paid during the first quarter of 2021 in accordance to the fee summary noted above.

(3)
Mr. Albrecht, Mr. Hollingsworth, Ms. Lambert and Ms. Lancaster joined the board of directors effective February 20, 2020, November 19, 2020, August 13, 2020 and November 19, 2020, respectively.

(4)
Mr. Kagan resigned as a director of the Company and from all committees of the Board on which he served effective August 13, 2020.

Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. See our Summary Compensation Table for the total compensation received by Jason Pigott in 2020.

On February 25, 2021, the Board adopted the Laredo Petroleum, Inc. Nonqualified Director Deferred Compensation Plan (the "Director Deferred Compensation Plan"), an unfunded nonqualified deferred compensation plan administered by the Compensation Committee. Pursuant to the Director Deferred Compensation Plan, non-employee directors may elect to defer some or all of any cash or stock compensation received. Cash deferrals are invested in an array of investment options as designated by the Compensation Committee's designee the Laredo 401k Administration Committee, and stock is credited to the participant's deferred stock account as of the date the stock would otherwise have been granted. Distributions will be paid in cash, unless the Compensation Committee approves payment in stock. At this time, only non-employee directors are eligible to participate. Directors may begin deferrals starting with compensation awarded after the Board meeting in May 2021.

28  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Stock Ownership

Pursuant to our Corporate Governance Guidelines, directors have five years from their appointment date to reach the following stock ownership guidelines:

Position	Stock ownership requirement

Directors	$400,000 worth of company stock

Based on the highest closing price of our common stock since January 1, 2021 ($42.37), the following recently appointed directors have not yet reached the stock ownership requirement: Mr. Hollingsworth, Dr. Jarchow, Ms. Lambert and Ms. Lancaster. Each director has five years from his/her appointment date to meet this requirement. All other directors have satisfied our stock ownership guidelines.

Director Oversight of Risk Management

Our Board takes a comprehensive approach in its oversight of the management of the Company. This includes: (1) creating and approving governance policies and best practices; (2) meeting regularly to review and discuss strategies and reports from senior management; (3) supervising senior management through one of the Board committees; and (4) engaging regularly with stockholders to receive feedback. For a summary of our policies and practices and our stockholder engagement program, see the Proxy Overview and Highlights.

Our governance documents listed below are all located on our website www.laredopetro.com under the Investor Relations Tab. The information on our website is not incorporated by reference or otherwise made a part of this Proxy Statement.

THIRD AMENDED AND RESTATED BYLAWS	CODE OF CONDUCT AND BUSINESS ETHICS	AUDIT COMMITTEE CHARTER	NOMINATING, CORPORATE GOVERNANCE, ENVIRONMENTAL & SOCIAL COMMITTEE CHARTER

CORPORATE GOVERNANCE GUIDELINES	CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS	COMPENSATION COMMITTEE CHARTER	POLICY STATEMENT REGARDING RELATED PARTY TRANSACTIONS

CODE OF CONDUCT AND BUSINESS ETHICS

The Board has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the NYSE Listed Company Manual. Any waiver of these codes may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the NYSE rules. In accordance with good corporate governance practices, we periodically review and revise these documents as necessary.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  29

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE GUIDELINES

The Company's Corporate Governance Guidelines cover the following:

• Board size	• Age limits and Retirement
• Director independence	• Other directorships
• Section of the Chairman	• Change in status of directors
• Board meetings and agenda	• Succession planning
• Access to management and advisers	• Director compensation
• Executive sessions	• Stock ownership guidelines
• Committees of the Board of Directors	• Director orientation and education
• Stockholder communications with the Board of Directors	• Annual performance evaluations
• Board communications with third parties

The NYSE Listed Company Manual requires listed companies to adopt certain governance guidelines. The Company believes the Corporate Governance Guidelines comply with the NYSE Listed Company Manual. Annually, the Nominating, Corporate Governance, Environmental and Social Committee reviews the Corporate Governance Guidelines and recommends any changes for Board approval.

Director Meetings & Executive Sessions

Our Corporate Governance Guidelines require that the Board hold at least four meetings each year, and that our independent directors meet in executive session regularly. Our Board held 11 meetings in 2020, and our independent directors met in executive session during four of those meetings. Each Director attended at least 75% of the aggregate total number of Board meetings and Board committee meetings on which the Board member served in 2020. All of the Board members attended last year's annual meeting, and all incumbent directors attended 100% of the Board meetings while serving.

		COMMITTEES
	Board	Audit	Compensation	NCE&S	Total

Meetings in 2020	11	6	5	4	26

30  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Committees

The Board of Directors has three standing committees:

THE AUDIT COMMITTEE	THE COMPENSATION COMMITTEE	THE NOMINATING, CORPORATE GOVERNANCE, ENVIRONMENTAL & SOCIAL COMMITTEE

The Board has adopted charters to govern the specific function of each committee, which are reviewed annually and updated as needed. Below is a description of committee membership and responsibilities.

COMMITTEES

Director	Independent	Audit	Compensation	NCE&S

William E. Albrecht *	✔

Jarvis V. Hollingsworth***	✔	FE

Dr. Craig M. Jarchow*	✔	FE

Lisa M. Lambert**	✔	FE

Lori A. Lancaster***	✔	FE

James R. Levy	✔

Pamela S. Pierce	✔

Jason Pigott

Frances Powell Hawes	✔	FE

Dr. Myles W. Scoggins	✔	FE

Edmund P. Segner, III	✔	FE

 Chair          Member        FE Financial Expert

*
Appointed to respective committees in February 2020.
**
Appointed to respective committees in August 2020.
***
Appointed to respective committees in November 2020.
+
Mr. Albrecht took over as independent Non-Executive Chair in May 2020.
++
Ms. Pierce served as Compensation Committee Chair until July 1, 2020 when Dr. Jarchow took over as Compensation Committee Chair.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  31

CORPORATE GOVERNANCE AND BOARD MATTERS

AUDIT COMMITTEE	Meetings in 2020: 6

MEMBERS	PRIMARY RESPONSIBILITIES

•

Frances Powell Hawes (Chair)

•

Jarvis H. Hollingsworth (appointed November 2020)

•

Dr. Craig M. Jarchow (appointed February 2020)

•

Lisa M. Lambert (appointed August 2020)

•

Lori A. Lancaster (appointed November 2020)

•

Dr. Myles W. Scoggins

•

Edmund P. Segner, III

CHARTER AND AUDIT COMMITTEE REPORT

The Audit Committee Charter is available on our website at www.laredopetro.com.

The Audit Committee Charter contains the full list of the Audit Committee's responsibilities.

The Audit Committee Report is set forth beginning on page 40 of this Proxy Statement.

MEETINGS

The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary, but at least four times each year. In 2020, the Audit Committee held six meetings and six executive sessions, either in person or by teleconference. The Audit Committee regularly meets in executive session with each of our external auditors and our internal audit manager.

Financial Statements

•

Oversee (1) the quality and integrity of Laredo's financial statements and its related accounting and financial reporting processes and internal controls over financial reporting, and (2) the audits of the Company's financial statements, including reviewing with management and the independent registered public accounting firm our annual audited and quarterly financial statements and other financial disclosures, including earnings releases.

Oversight of the Relationship with the Independent Auditor

•

Engage and oversee the Company's independent registered public accounting firm (taking into account the vote on stockholder ratification) and consider the independence, qualifications and performance of the independent registered public accounting firm.

•

Approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm.

•

Review and evaluate the performance of the lead audit partner of the independent registered public accounting firm and periodically consider whether there should be a rotation of the independent registered public accounting firm.

Oversight of the Relationship with the Independent Reserve Engineer

•

Engage the Company's independent reserve engineer and review and discuss with management the reserve report prepared by the independent reserve engineer.

Oversight of the Internal Audit Function

•

Review and approve the internal audit department's audit plan, staffing, budget and responsibilities.

Oversight of Compliance Matters

•

Review Laredo's compliance with legal and regulatory requirements, by reviewing and discussing the implementation and effectiveness of our compliance program.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding: (a) accounting, internal accounting controls, audit matters and other federal securities law matters and (b) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters and (c) any material legal matter.

•

Review and discuss with management, policies and guidelines regarding risk assessment and management, major risk exposures and steps taken to monitor and control exposures.

•

Review and provide oversight of all related party transactions.

FINANCIAL LITERACY OF AUDIT COMMITTEE AND DESIGNATION OF FINANCIAL EXPERTS

As a part of its annual self-assessment process, the Board of Directors evaluated each of the members of the Audit Committee for financial literacy and financial expertise in March 2020 and March 2021. The Board of Directors determined that each of the current members of the Audit Committee is financially literate and qualifies as a financial expert as defined by the SEC.

32  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

AUDIT COMMITTEE INDEPENDENCE

Only independent directors serve on the Audit Committee. Members of the Audit Committee must also meet heightened standards for independence set forth by the SEC. Those standards require that a director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees paid for services as a director. In connection with its assessment of the independence of each director pursuant to the NYSE Listed Company Manual, the Board of Directors also determined that each of the Audit Committee members met the additional independence standards of the SEC applicable to members of the Audit Committee.

No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Related-Party Transactions

The Laredo Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest, and therefore, has adopted a Policy Statement Regarding Related Party Transactions ("Policy Statement"). This Policy Statement is available on our website, www.laredopetro.com. The Policy Statement prohibits the Company from entering into a related party transaction unless (1) the Audit Committee approves such transaction in accordance with the Policy Statement; or (2) the transaction is approved by a majority of the disinterested directors of the Company.

A "Related-Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest.

A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company's common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company's common stock; and

  •
  any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is

Laredo Petroleum, Inc. 2021 Proxy Statement  |  33

CORPORATE GOVERNANCE AND BOARD MATTERS

    employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person's compensation from the entity is directly tied to such transaction.

The Audit Committee annually reviews and assesses the adequacy of this Policy Statement.

Procedures for Review, Approval and Ratification of Related-Party Transactions

In reviewing and approving any Related-Party Transaction, the Audit Committee shall:

  •
  Satisfy itself that it has been fully informed as to the material facts of the Related Person's relationship and interest and as to the material facts of the proposed Related-Party Transaction;

  •
  Take into account the extent of the Related Person's interest in the Related-Party Transaction; and

  •
  Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

At each Audit Committee meeting, management can recommend any Related-Party Transactions, if applicable, the Company desires to pursue. After review, the Audit Committee shall approve or disapprove such transactions, and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee establishes any guidelines it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions. No member of the Audit Committee participates in the review or approval of any Related-Party Transaction if that member is a Related Person.

If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that the Audit Committee has not pre-approved, management promptly notifies the Audit Committee Chair to complete a the above-described review process. If management, in consultation with the Company's Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Audit Committee Chair has the delegated authority to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified. The Audit Committee Chair reports to the Audit Committee any transactions reviewed by her pursuant to this delegated authority at the next Audit Committee meeting.

Other Related-Party Transactions

None.

34  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

COMPENSATION COMMITTEE	Meetings in 2020: 5

MEMBERS	PRIMARY RESPONSIBILITIES

•

Dr. Craig M. Jarchow (Chair) (appointed in February 2020 and became Chair July 1, 2020)

•

William E. Albrecht (appointed in February 2020)

•

Lori A. Lancaster (appointed in November 2020)

•

James R. Levy

•

Pamela S. Pierce

•

Edmund P. Segner, III

CHARTER AND COMMITTEE REPORT

The Compensation Committee Charter is available on our website at www.laredopetro.com.

The Compensation Committee Charter contains the full list of the Compensation Committee's responsibilities.

The Compensation Committee Report is set forth beginning on page 77.

MEETINGS

The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once each year. In 2020, the Compensation Committee held five meetings and five executive sessions either in person or by teleconference.

•

Establish the Company's general compensation philosophy and objectives in consultation with senior management.

•

Review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives, and, based on this evaluation, recommend to the Board the Chief Executive Officer's compensation level, including salary, bonus, incentive and equity compensation.

•

Recommend to the Board compensation for all other named executive officers.

•

Review and make recommendations to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers.

•

Review and make recommendations to the Board regarding any incentive and equity-based compensation applicable to the Company's employees.

•

Administer the Company's equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.

•

Review and make recommendations to the Board of Directors with respect to director compensation.

•

Review and discuss with management the disclosures in the Compensation Discussion and Analysis of the Company's Proxy Statement.

COMPENSATION COMMITTEE INDEPENDENCE

Only independent directors serve on the Compensation Committee. Members of the Compensation Committee must meet heightened standards for independence set forth by the NYSE Listed Company Manual. Those standards require that the Board consider (1) each director's sources of compensation, including any consulting, advisory or other compensatory fees paid by the Company, and (2) whether a director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  35

CORPORATE GOVERNANCE AND BOARD MATTERS

Additionally, members of the Compensation Committee must meet the definition of "Non-Employee Director included in Section 16 of the Exchange Act. In connection with its assessment of the independence of each director, the Board also determined that all committee members met the additional independence standards of the NYSE and in the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has been at any time a Laredo employee. None of the Company's executive officers serve on the Board of Directors or compensation committee of a company that has an executive officer that serves on the Company's Board or Compensation Committee. No member of the Company's Board is an executive officer of a company in which one of the Company's executive officers serves as a member of the board of directors or compensation committee of that company.

36  | Laredo Petroleum, Inc. 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

NOMINATING, CORPORATE GOVERNANCE, ENVIRONMENTAL & SOCIAL COMMITTEE	Meetings in 2020: 4

MEMBERS	PRIMARY RESPONSIBILITIES

•

Dr. Myles W. Scoggins (Chair)

•

Jarvis V. Hollingsworth (appointed in November 2020)

•

William E. Albrecht (appointed in February 2020)

•

Peter R. Kagan (departed in August 2020)

•

Lisa M. Lambert (appointed in August 2020)

•

Pamela S. Pierce

•

Frances Powell Hawes

CHARTER

The Nominating, Corporate Governance, Environmental and Social Committee Charter is available on our website at www.laredopetro.com. The Nominating, Corporate Governance, Environmental and Social Committee Charter contains the full list of the Committee's responsibilities.

MEETINGS

The Nominating, Corporate Governance, Environmental and Social Committee Charter requires that the Nominating, Corporate Governance, Environmental and Social Committee meet as often as it determines necessary but at least once each year. In 2020, the Nominating, Corporate Governance, Environmental and Social Committee held four meetings and two executive sessions either in person or by teleconference.

Oversight of Board and Committee Membership

•

Identify, evaluate and recommend qualified nominees to serve on the Company's Board.

•

Review and make recommendations regarding the composition and size of the Board.

Oversight of Governing Policies, Practices and Procedures

•

Develop and recommend corporate governance guidelines for the Company.

•

Conduct an annual assessment of the qualifications and performance of the Board and each of the directors.

•

Review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board's committees, including the creation of additional committees or elimination of existing committees.

•

Recommend committee assignments for directors.

Oversight of Programs and Policies relating to ESG

•

Review the Company's performance on environmental and social matters, including the approval of any performance metrics and targets.

•

Review any significant environmental, health or safety incidents or material regulatory compliance matters and monitor the status of subsequent actions.

•

Review strategies and policies relation to human capital management, including diversity and inclusion and talent development and retention.

•

Review significant ESG risks and exposures, and the Company's actions for managing those risks.

•

Oversee any reports issues by the Company in connection with its ESG initiatives.

NOMINATING, CORPORATE GOVERNANCE, ENVIRONMENTAL AND SOCIAL COMMITTEE INDEPENDENCE

Only independent directors serve on the Nominating, Corporate Governance, Environmental and Social Committee. In connection with its assessment of the independence of each director, the Board determined that all members met the general independence standards of the Company's Corporate Governance Guidelines and NYSE Listed Company Manual.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  37

CORPORATE GOVERNANCE AND BOARD MATTERS

Communications with Directors

Stockholders or other interested parties can contact any director, any Board committee or the Company's independent directors as a group, by writing to them at the following address: Laredo Petroleum, Inc. c/o Corporate Secretary, 15 W. Sixth Street, Suite 900 Tulsa, Oklahoma 74119. All such communications will be given to the appropriate member(s) of the Board. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to the Audit Committee.

IDENTIFICATION OF DIRECTOR CANDIDATES

The Board or stockholders may nominate directors in accordance with the Company Bylaws. The Nominating, Corporate Governance, Environmental and Social Committee will review all nominees, including stockholder nominees, in accordance with its charter. For more information on the factors considered by the Board to evaluate a candidate, see the Director Qualification section.

The Board and Nominating, Corporate Governance, Environmental and Social Committee will consider any nominee by stockholders for election at the annual meeting of stockholders to be held in 2022 if that nomination is submitted in writing, between January 16, 2022 and February 15, 2022, or in the event the Company's 2022 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2022 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there has been no public announcement naming all nominees for director or indicating the increase at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The written nomination must include information specified in the Bylaws, including certain biographical information and a description of certain arrangements and understandings between the nominee and the recommending stockholder.

Each submission must also include a completed and signed questionnaire and a written representation and agreement that such person (i) is not and will not become a party to any voting or compensation agreement not disclosed to the Company or that could interfere with the nominee's ability to comply with his or her fiduciary duties under applicable law or provide any direct or indirect compensation, reimbursement or indemnification in connection with service as a director, (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and (iii) that such person intends to serve a full term if elected as director.

STOCKHOLDER PROPOSALS

Written requests for inclusion of any other stockholder proposal should be addressed to the above-listed address. The Company suggests that any such proposal be sent by certified mail, return receipt requested. For more information see the Proxy Statement Question and Answers.

38  | Laredo Petroleum, Inc. 2021 Proxy Statement

AUDIT MATTERS

Proposal Two: Ratification of Selection
of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected GT as the independent registered public accounting firm of the Company for the fiscal year beginning January 2021. The Board of Directors is providing stockholders the opportunity to vote to ratify the appointment of GT. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of GT the Audit Committee will reconsider the selection of that firm as the Company's auditors but will be under no obligation to appoint a new public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's independent registered public accounting firm. As part of this oversight, the Audit Committee has established general best practices to ensure the auditor's qualifications, independence and performance, including the following:

During 2020, the Audit Committee conducted its annual evaluation of the Company's independent registered public accounting firm, reviewing the work performed and the experience and qualifications of the team members and elected to re-appoint GT as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2021. GT was our independent auditor for the 2020 fiscal year and has audited Laredo's consolidated financial statements since its inception in 2007. In 2019, the Audit Committee solicited bids from other registered public accounting firms but elected to continue with GT. The Audit Committee and the Board of Directors believe that continuing to engage GT is in the best interest of the Company and its stockholders. GT is already familiar with the Company, which avoids fees that would be included for the additional time and costs that would be necessary in onboarding or educating a new independent registered public accounting firm.

The Company expects that one or more representatives of GT will be present at the Annual Meeting. The representative(s) will have an opportunity to respond to appropriate questions and to make a statement if desired.

The stockholders' ratification of the selection of GT does not limit the authority of the Audit Committee to change auditors at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year 2021.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  39

AUDIT MATTERS

Audit Services

GT's audit services for the fiscal year of 2020 included auditing our consolidated financial statements, auditing the effectiveness of our internal control over financial reporting and services related to periodic filings made with the SEC. The Company anticipates GT will perform similar services for the fiscal year 2021.

The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of GT's audit and tax services. Laredo's Audit Committee pre-approved 100% of the services included in "Audit fees" and "Tax fees" presented in the table below.

Audit and Other Fees

GT's fees for professional services are as follows:

	2020	2019

Audit fees(1)	$690,000	$630,000

Tax fees(2)	19,610	19,250

Total	$709,610	$649,250

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Laredo's consolidated financial statements; (b) the review of Laredo's quarterly consolidated financial statements; and (c) the review of Laredo's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2020 and 2019.

(2)
Tax fees represent review of Laredo's tax return and consultation on tax matters incurred during the years ended December 31, 2020 and 2019.

Audit Committee Report

The Company has determined (i) that all current or former Audit Committee members in 2020 and 2021 are independent as defined in Section 10A of the Securities Exchange Act of 1934, as amended ("Exchange Act") and pursuant to the NYSE Listed Company Manual; and (ii) all current or former Audit Committee members in 2020 and 2021 are financially literate. In March 2021, the Board determined that all current Audit Committee members in 2021 qualify as financial experts pursuant to the Exchange Act.

Report on Annual Oversight

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2020 with management and with GT;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with GT;

  •
  reviewed and discussed with GT (i) their judgments as to the quality of the Company's accounting policies, (ii) their written disclosures and letter required by Public Company Accounting Oversight Board Independence Rules, and their independence, and (iii) the matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 1301, Communications with Audit Committees;

40  | Laredo Petroleum, Inc. 2021 Proxy Statement

AUDIT MATTERS
  •
  evaluated the process by which the Company's Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company GT as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining GT's independence, and concluded that GT's independence was not compromised by the provision of such services (details regarding the fees paid to GT in fiscal year 2019 and 2020 for audit services, tax services and all other services, are set forth in "Audit and Other Fees" above); and

  •
  based on the reviews and discussions referred to above, recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of GT warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

Report on First Quarter 2020 Restatement and Remediated Material Weakness

In the course of preparing the Company's unaudited consolidated financial statements for the second quarter ended June 30, 2020, management identified an error in the Company's unaudited consolidated financial statements for the quarter ended March 31, 2020, due to an overstatement of approximately $160 million in the estimated present value ("PV-10") of its reserves as of March 31, 2020, which caused an understatement in its full cost ceiling impairment expense and related adjustments for such quarter.

Management reported the deficiency to the Audit Committee at the beginning of the third quarter of 2020, and the Audit Committee, at the direction of the Board, immediately initiated and oversaw an investigation into the matters related to the Company's future production costs component of the PV-10 of its reserves that are used to determine the need for any impairment of oil and natural gas properties on the Company's balance sheet. The Audit Committee held several meetings, with active participation by the full Board and GT, to consider and take action on matters relating to the internal investigation. Following such investigation, the Audit Committee in conjunction with management, concluded on August 4, 2020 that the error resulted in a material weakness in the Company's internal control over financial reporting as of March 31, 2020 because management had not designed and maintained effective controls to sufficiently review the completeness and accuracy of the future production costs component of the estimated PV-10 reserves. The Audit Committee, in conjunction with management, concluded that the error was isolated to the Company's previously issued financial statements for the quarter ended March 31, 2020 and therefore, those financial statements should be restated to correct the error identified. On August 5, 2020, the Company filed Amendment No. 1 on Form 10-Q/A to amend its previously issued Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, originally filed with the SEC on May 7, 2020 to correct such errors contained therein.

Additionally, the Audit Committee oversaw the Company's implementation of a remediation to address the material weakness, which included the following actions:

  •
  Implementation of additional (or enhanced) procedures to verify the completeness and accuracy of data inputs into the reserves application for pricing and operating expenses;

  •
  Implementation of additional (or enhanced) procedures to perform detailed reviews of reserves report components, including (but not necessarily limited to) pricing and operating expenses; and

Laredo Petroleum, Inc. 2021 Proxy Statement  |  41

AUDIT MATTERS
  •
  Revision and communication of the accounting controls, policies and procedures relating to identifying and assessing changes that could potentially impact the system of internal controls governing the full costs ceiling test calculation.

The Audit Committee and management believe the control improvements described above remediated the material weakness, and that our disclosure controls and procedures were effective as of December 31, 2020. GT issued their report expressing an unqualified opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2020. The Audit Committee and management will continue to monitor the design and effectiveness of these and other processes, procedures, policies and controls and make any further changes management determines appropriate.

Conclusion

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or GT. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and GT on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. GT is responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

The Audit Committee meets regularly with management, including private discussions with GT, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and GT do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

42  | Laredo Petroleum, Inc. 2021 Proxy Statement

AUDIT MATTERS

Audit Committee of the Board of Directors

Frances Powell Hawes, Chair
Jarvis V. Hollingsworth (appointed November 2020)
Dr. Craig M. Jarchow (appointed February 2020)
Lisa M. Lambert (appointed August 2020)
Lori A. Lancaster (appointed November 2020)
Dr. Myles W. Scoggins (retiring May 2021)
Edmund P. Segner, III

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  43

EXECUTIVE COMPENSATION MATTERS

Proposal Three: Advisory Vote Approving the
Compensation of Our Named Executive Officers

We are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the Executive Compensation Matters section of this Proxy Statement. In this proposal, stockholders are being asked to vote on the following advisory resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2021 Annual Meeting of Stockholders."

To learn more about our compensation program, including our process for determining executive compensation, please see the Compensation Discussion & Analysis.

Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions that our stockholders express in their votes and will carefully consider the voting results in connection with their ongoing evaluation of our compensation program.

The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving on an advisory, non-binding basis the compensation of our named executive officers.

The Board of Directors unanimously recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

44  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion & Analysis

The following discussion and analysis contains statements regarding our named executive officers' past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

CD&A TABLE OF CONTENTS

Laredo Petroleum, Inc. 2021 Proxy Statement  |  45

EXECUTIVE COMPENSATION MATTERS

CD&A EXECUTIVE SUMMARY

As outlined in our Proxy Overview & Highlights Section, our strategy for creating stakeholder value is three-fold: (1) optimize our assets, (2) manage our risks and (3) seek to acquire high margin inventory. Despite the global pandemic, we have successfully executed that strategy in 2020. Below are some of the highlights of our year.

  •
  Exceeded oil and total production guidance for all four quarters.

  •
  Produced an average of 87,750 barrels of oil equivalent per day and 26,849 barrels of oil per day, an increase of 8% and a decrease of 6%, respectively, from full-year 2019, while reducing capital expenditures by 27% over the same period.

  •
  Maintained one of the lowest drilling, completions and operating costs structures in the Permian Basin, including further reductions in drilling and completion costs by 21% to $540 per foot from $680 per foot.

  •
  Reduced unit LOE by 17% from full-year 2019 and reduced unit G&A, excluding LTIP expenses, by 21% from full-year 2019.

  •
  Transitioned our development program to our acreage positions in Howard and Glasscock Counties, which put our low cost structure to work on our oiliest acreage to produce the highest rates of return.

  •
  Initiated the first mobile sand mine in the Permian Basin, eliminating truck traffic on the roads and saving approximately $90,000/well for Howard County completions.

  •
  Added 4,000 net acres in Howard County at an average price of $7,200 per net undeveloped acre.

  •
  Issued two series of senior unsecured notes and paid off our then outstanding senior unsecured notes extending the maturity dates on our long-term debt to 2025 and 2028.

  •
  Received $234.1 million of cash flow from our hedge program.

  •
  Repurchased $61 million of term-debt in open market purchases at 62.5% of par.

  •
  Made significant strides on our "Intelligent Well" initiative to automate as much of our process as possible.

  •
  Formalized our management and oversight of our ESG efforts and continued work to incorporate ESG considerations into our broader risk management strategy.

  •
  Published our inaugural ESG and Climate Risk Report on February 22, 2021 and established emission reduction targets for the Company.

  •
  Reduced volume of flared/vented natural gas by 58%, flaring/venting only 0.71% of the Company's produced natural gas during the full-year 2020.

  •
  Successfully transitioned to a remote work environment where possible due to pandemic-related safety concerns, and implemented safety protocols for employees in the field.

For our 2020 compensation program, we did not change our NEOs' salary rate, STIP target or LTIP target percentages from 2019. Only our General Counsel had an increase in his LTIP target percentage from 2019, which was due to his promotion to senior vice president in April 2019. His LTIP target percentage did not change from April 2019 through 2020.

46  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

The STIP and LTIP performance metrics for 2020 were updated from those used in 2019 to better reflect criteria we heard were important to our stockholders and to strengthen the alignment of those metrics with our corporate strategy. These changes include the following:

  •
  Expanded our STIP metrics from four in 2019 to seven in 2020. We added two performance metrics around air stewardship and spill severity rate in response to stockholder feedback and to better align incentives with our ESG efforts. We added one performance metric regarding maintaining our low cost structure. We added three performance metrics relating to generating free cash flow, lowering our debt and adding drilling inventory. Based on investor feedback and our shift in strategy from growing production to value generation, we believe these changes better reflect the items on which investors would like us to focus. As part of this, we replaced the cash flow return on average capital employed metric with metrics we believe are more responsive to investor sentiment and dropped the Oil Production and Proved Developed Reserves metrics because those metrics are focused on incentivizing growth and not on value creation to match what our investors have indicated they prefer. None of our 2020 STIP performance metrics pre-set in February 2020 were reconfigured due to the COVID-19 pandemic.

  •
  Updated the weighting given to the performance metrics used for the performance unit awards to give them equal weight.

  •
  Capped the payout of the performance unit awards at 100% if the absolute three-year total shareholder return is below zero.

  •
  Expanded the peer group used for the performance unit awards granted in 2020 to make the performance comparison more representative of a broader energy market and to protect against the peer group shrinking in size below an acceptable level due to mergers, acquisitions, bankruptcies or other liquidation events of peer companies during the performance period.

For a full description of our 2020 Executive Compensation Program, see the discussion beginning on page 60.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  47

EXECUTIVE COMPENSATION MATTERS

The Board made two changes to the STIP performance metrics before approving the STIP payout percentage for 2020.

The Board modified the definition for wells to be included in the Drilling Rate of Return calculation from wells "with first oil production in 2020" to "with first oil production prior to November 1, 2020" because the Company finished a large package of wells late in 2020. Changing the definition of the wells used for this performance metric allows all wells included in the performance metric to produce for 60 days to more accurately forecast results, which lowered the Drilling Rate of Return results. The definition change resulted in a lower objective STIP payout percentage, thus decreasing bonus levels.

In our 2020 Proxy Statement, we disclosed our 2020 STIP performance metrics and defined spill severity as the volumes of reportable releases. Internally, we tracked the total volumes of releases, both reportable and non-reportable, for this new performance metric. To better align with our internal process at the time, the Compensation Committee determined, and the Board approved, using total volumes of releases as the measure of this performance metric. The change did not affect the payout as both total and reportable releases were reduced significantly and met the same performance threshold.

For 2020, the total STIP payout percentage for the Company and each of our NEOs as approved by the Board was 100%. For the performance unit awards granted in 2018 with a performance period of January 1, 2018 to December 31, 2020, the Company achieved the threshold performance level, resulting in a 43% payout.

These results are illustrated in the below tables and discussed in further detail starting on page 60.

For 2021, we continued to seek to make the total target NEO compensation near the median of our compensation peer group with the understanding that there may be individual variation. Our Chief Operating Officer received a minor increase in her salary rate and STIP target percentage and a minor decrease in her LTIP target percentage to better align with our compensation peer group, and our General Counsel received a minor increase to his salary rate to better align with our compensation peer group. No other changes were made for our NEOs in 2021.

For the 2021 STIP performance metrics, five of the performance metrics from 2020 will be used again in 2021 with slight modifications and revised targets (Reportable Spill Severity Rate, Air Stewardship, Drilling Rate of Return and Free Cash Flow and Gross Inventory Added with a minimum 25% Drilling Rate of Return). The Net Debt to Adjusted EBITDA performance metric was moved from our STIP performance metrics to our

48  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

LTIP performance metrics to more accurately track our progress in lowering our debt over time without the impact of short-term commodity price fluctuations. The Cash Cost Control per BOE performance metric was replaced with Lease Operating Expense per BOE, which the Compensation Committee and Board felt better incentivizes the Company to continue to be among the lowest cost and most efficient operators in its area. The 2021 objective STIP performance metrics are discussed in detail in the Material Changes for 2021 Executive Compensation section.

For the 2021 LTIP performance metrics, we added to the total shareholder return ("TSR") and absolute total shareholder return ("ATSR") performance metrics used in 2020, an EBITDAX to Total Debt performance metric and a Growth in Inventory performance metric. These additional metrics are more fully described in the Material Changes for 2021 section and emphasize two of the most important pillars of our corporate strategy to lower debt and increase our drillable inventory over time.

SAY-ON-PAY RESULTS AND MANAGEMENT RESPONSIVENESS

Of the shares voted at the 2020 annual meeting of stockholders, 42.5% voted to approve Laredo's 2019 executive compensation. Of the shares voted at the 2019 annual meeting of stockholders, 67.93% voted to approve Laredo's 2018 executive compensation. The Compensation Committee, the Board and the Company found these results to be unacceptable and have engaged in extensive stockholder outreach over the past two years to understand investor concerns.

Based on the feedback we received, a key driver for negative votes on our compensation structure in both 2019 and 2020 were severance payments made to certain executive officers who retired in April 2019 and a founder's bonus paid to our former CEO, who transitioned to non-executive chair of our Board in October 2019 and departed the Company following the 2020 annual meeting. To address this issue, the Company developed a market-based executive severance plan (the "Severance Plan") approved by the Board in February 2020. The Severance Plan provides payment only for involuntary termination without cause or other termination due to a good reason, and no severance payments will be made upon voluntary retirement or departure. For more details regarding the Severance Plan, see the Employment, Severance or Change in Control Agreements section of this Compensation Discussion and Analysis. While some investors did not like that the 2019 payments occurred over two proxy cycles, most indicated the Severance Plan adopted in early 2020 sufficiently addresses their concerns with respect to any future voluntary departures.

Other changes we have made over the past two years that were informed by the feedback received during engagement with stockholders include:

  •
  Updating the STIP performance metrics to better reflect the criteria important to our stockholders, including an emphasis on sustainability and generating free cash flow.

  •
  Including additional disclosures regarding the role of the Compensation Committee in developing performance metrics and stockholder engagement.

  •
  Updating the weighting given to the performance metrics used for the performance unit awards to weight each metric equally.

  •
  Increasing the disclosure regarding the methodology for determining our peer group.

  •
  Hiring a new compensation consultant to undertake a comprehensive review of our entire compensation program.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  49

EXECUTIVE COMPENSATION MATTERS

Following our 2020 annual meeting, we reached out to over 50 of our largest stockholders, representing almost 54% of our shares outstanding at September 30, 2020, and we received valuable feedback from holders of 37.62% of our shares outstanding. In these meetings, we were particularly mindful of understanding investors' views with respect to our executive compensation program and practices. Highlights of engagement in 2020 related to executive compensation include:

What We Heard	Our Perspective/What We Did

Company should not pay severance for a retirement event.	This was a reoccurring theme in our 2019 and 2020 engagement due to severance payments made in April 2019 and a founder's bonus paid in October 2019. We developed and instituted a market-based severance plan in early 2020 that provides payment only to involuntary termination without cause or other termination due to good reason. While some investors did not like that the 2019 payments occurred over two proxy cycles, most indicated that the new severance plan sufficiently addresses their concerns with respect to any future voluntary departures.

Eliminate single trigger vesting of equity in the event of a change in control	If Proposal Four is approved, equity award payouts in the event of a change in control will require both a change in control and an actual or constructive termination of the position without cause.

Enhance disclosures around the process for setting performance metrics, rationale for use of discretion in STIP payouts and methodology for determining peer groups.	Included additional disclosures regarding the development and rigor of performance metrics, the Compensation Committee's role in determining payout of STIP and LTIP and the methodology for determining peer groups in the Compensation Discussion and Analysis section of this proxy statement.

NAMED EXECUTIVE OFFICERS

For 2020, our named executive officers ("NEOs") are as follows:

Name	Positions

Jason Pigott	President and Chief Executive Officer

Bryan Lemmerman	Senior Vice President and Chief Financial Officer

Karen Chandler	Senior Vice President and Chief Operating Officer

Mark Denny	Senior Vice President—General Counsel & Secretary

Michael Beyer	Former Senior Vice President and Chief Financial Officer

Mr. Pigott, Mr. Lemmerman and Mr. Beyer are NEOs by reason of their positions as the principal executive officer ("PEO") and principal financial officers ("PFO") of the Company during 2020. Dr. Chandler and Mr. Denny are our most highly compensated NEOs (other than our PEO or PFO) who were serving in such capacity at the end of 2020. Mr. Pigott, Mr. Lemmerman, Dr. Chandler and Mr. Denny are our only senior officers who were serving in such capacity at the end of 2020.

50  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

In addition to Mr. Pigott, whose biography is included under the Director Qualifications section, set forth below is the biographical information for each of our current senior officers.

BRYAN LEMMERMAN Age 46 Senior Vice President and Chief Financial Officer since June 2020.

Education • B.B.A., Accounting, Texas A&M University • M.S., Accounting, Texas A&M University • M.B.A., University of Texas

Mr. Lemmerman joined Laredo in June 2020. Mr. Lemmerman has more than 15 years of experience in the energy exploration and production industry, including an extensive background in strategic planning and business development. He previously spent 10 years with Chesapeake Energy Corporation, serving in financial roles with increasing responsibility, most recently as Vice President—Business Development and Treasurer. Prior to joining Chesapeake, Mr. Lemmerman was a portfolio manager at Highview Capital Management and Ritchie Capital Management, overseeing investments in public and private energy companies. He began his career as a tax consultant with Deloitte & Touche.

KAREN CHANDLER Age 51 Senior Vice President and Chief Operating Officer since October 2018

Education • B.S., Chemical Engineering, University of Kentucky • M.S., Chemical Engineering, Georgia Institute of Technology • Ph.D., Chemical Engineering, Georgia Institute of Technology

Dr. Chandler joined Laredo in December 2012 as Director—Operations. Prior to joining Laredo, Dr. Chandler spent 15 years at ExxonMobil, working in a variety of management and technical roles in the areas of drilling, completions and technology development. These roles included operations experience in the Colorado Piceance Basin, Australia Bass Strait and Papua New Guinea.

MARK DENNY Age 40 Senior Vice President—General Counsel and Secretary since April 2019

Education • B.S., Economics and Political Science, Vanderbilt University • J.D., Georgetown University Law Center

Mr. Denny joined Laredo in February 2013. Prior to his most recent promotion, he served as Vice President and General Counsel. Prior to joining Laredo, Mr. Denny worked in-house at SEH Offshore, Inc. and Seahawk Drilling, Inc. Prior to that, Mr. Denny worked at the international law firms of Vinson & Elkins and Fried Frank.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  51

EXECUTIVE COMPENSATION MATTERS

2020 COMPENSATION ALIGNMENT & PAY FOR PERFORMANCE

To ensure that we pay our NEOs for their performance in relation to this strategy, the majority of their compensation is variable and heavily dependent on performance metrics pre-established by our Board. The following pie charts depict the allocation of fixed compensation (salary rate) vs. variable compensation (target STIP awards and target LTIP awards) for 2020 of our CEO and average for the other current NEOs, assuming each person receives his or her target percentage for STIP and LTIP awards.

The following table sets forth the approximate allocation between fixed and variable compensation for each NEO's actual pay. This table is the approximate percentages of our NEOs' total compensation in the form of salary, STIP award and LTIP awards during the fiscal year 2020 as set forth in the Summary Compensation Table.

2020 Actual Pay Mix(1)

Name	Principal position	Salary as a percentage of total compensation(2)	Cash awards as a percentage of total compensation(2)	Equity-based awards as a percentage of total compensation(3)

Jason Pigott	President and Chief Executive Officer	22%	24%	53%

Bryan Lemmerman	Senior Vice President and Chief Financial Officer	11%	50%	39%

Karen Chandler	Senior Vice President and Chief Operating Officer	24%	20%	54%

Mark Denny	Senior Vice President— General Counsel & Secretary	33%	28%	38%

(1)
The remaining portions of the NEOs' total compensation were attributable to all other compensation during the fiscal year 2020. For further discussion of the NEOs' all other compensation see the Summary Compensation Table.

(2)
The amounts used in these calculations were the actual amounts earned in 2020, even if paid in another year.

52  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS
(3)
The equity-based award amounts used in these calculations were the sum of the grant-date fair value of the restricted stock awards and performance unit awards. Please refer to Note 9 to our audited consolidated financial statements in our 2020 Annual Report for disclosures regarding fair value estimates of these awards.

The below tables shows the specific performance metrics in 2020 for the STIP and LTIP and demonstrates how those performance metrics align with our corporate strategy on both a short-term and long-term basis. For more details regarding the 2020 executive compensation and performance metric results, see page 60.

Variable Compensation

Compensation		Key Performance Metrics	Company Strategy
Short-Term Incentive Program		Environmental • Spill Severity Rate **(7.5%)** • Air Stewardship **(7.5%)**	Managing Risks
		Drilling Rate of Return ("ROR") **(30%)**	Optimizing Assets
		Free Cash Flow **(20%)**	Optimizing Assets
		Cash Costs Control per BOE **(12.5%)**	Optimizing Assets
		Net Debt to Adjusted EBITDA **(12.5%)**	Managing Risk
		Gross Inventory Added with a Minimum 30% Drilling ROR **(10.0%)**	Seeking High-Margin Inventory
Long-Term Incentive Program	**Restricted Stock Awards (50%)**	Stock Price	Increasing Stockholder Value
	Performance Share Units (50%)	Relative Three-Year Total Shareholder Return compared to peer group **(1/3)**	Increasing Stockholder Value
		Absolute Three-Year Total Shareholder Return **(1/3)**	Increasing Stockholder Value
		Three-Year Return On Average Capital Employed **(1/3)**	Increasing Stockholder Value

Laredo Petroleum, Inc. 2021 Proxy Statement  |  53

EXECUTIVE COMPENSATION MATTERS

Looking back over the past three years, Laredo has consistently delivered increased total production and total proved developed reserves with one of the lowest cost structures in the Permian Basin while transitioning to a new management team and a new development area. While we cannot control commodity prices and their influence on our stock price, we have maintained our commitment to low cost operational excellence to create long-term shareholder value.

The Board believes our 2020 compensation program is appropriate because it rewarded our NEOs for their execution of our corporate strategy as demonstrated by the results obtained in relation to the 2020 STIP performance metrics, but their LTIP compensation is reflective of our low stock price.

Given our TSR performance over the past five years in combination with our leadership changes over the past three years, we believe it is important to provide investors with additional context regarding our compensation program and pay decisions to assist in your assessment of the pay for performance nature of our compensation program:

  •
  Mr. Pigott became CEO on October 1, 2019, and in addition to our new CEO, we have either replaced or promoted our entire senior management team over the past three-year period all while maintaining a low cost structure and growing our total proved developed reserves as demonstrated in the above graphic.

  •
  The below graph represents our Company's stock performance over Mr. Pigott's tenure as CEO from October 1, 2019 to March 12, 2021. As shown, our stock was beginning to increase in value following the Company's execution of two accretive acquisitions of high-margin, oily inventory in the Fall of 2019 and the recapitalization of the Company's debt in January 2020 that pushed out the Company's debt maturities until 2025 and 2028. The stock depreciated as COVID-19 concerns took hold in the U.S. market in early 2020 and experienced significant volatility throughout 2020 as a result of the COVID-19 pandemic, but has recently appreciated back closer to where it had risen in early 2020.

54  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS
  •
  Beyond our stock price performance, Mr. Pigott and our leadership team took decisive actions during 2020 to weather the impacts of COVID-19 as discussed in this CD&A, including reducing operational activity to reflect depressed commodity prices, repurchasing debt while it was trading at a low value and adding 4,000 net acres to our higher-margin, oilier acreage position at values approximately 50% lower than purchases in late 2019.

For these reasons, we believe our CEO's pay is aligned with the Company's performance overall during his tenure.

Furthermore, Mr. Pigott's salary is approximately 15% lower than our former CEO's salary and his STIP target percentage is approximately 12% lower. Taken together his target cash compensation is approximately 21% lower than that of his predecessor. Mr. Pigott's LTIP target percentage is approximately 62% higher than our former CEO's 2019 LTIP target percentage, which was lowered in 2019. Our former CEO's LTIP target percentage was lowered in 2019 by 56% to bring the two-year average of his LTIP target percentages to 493%, and the Compensation Committee believes 493% accurately represents an appropriate mid-point of our 2019 compensation peer group. Mr. Pigott was hired in 2019 with an LTIP target percentage of 485% that was below the two-year average LTIP target percentage for our prior CEO, which when combined with Mr. Pigott's lower salary rate and lower STIP target percentage resulted in total target compensation for Mr. Pigott significantly lower than the two-year average for his predecessor.

The Compensation Committee and the Board believe Mr. Pigott's overall total compensation package is appropriate, less weighted towards cash compensation and more at risk than his predecessor, which appropriately incentivizes him to execute on the Company's long-term strategy and better aligns his

Laredo Petroleum, Inc. 2021 Proxy Statement  |  55

EXECUTIVE COMPENSATION MATTERS

compensation with shareholder experience. Mr. Pigott's salary, STIP target percentage and LTIP target percentage did not change from 2019 to 2020.

	Salary	STIP Target Percentage	LTIP Target Percentage

CEO	2019	2019	2018	2019

Randy A. Foutch	$848,000	125%	680%	300%

Jason Pigott	$720,000	110%	N/A	485%

Additionally, as incentive and retention vehicles for Mr. Pigott when he joined, we granted him (i) a one-time new hire restricted stock award equal to $1,000,000, the number of shares granted determined utilizing the 10-day average prior to the grant date, vesting in equal installments over a three-year period and adjusted retroactively following our reverse stock split in June 2020, (ii) a one-time grant of outperformance share units and (iii) a one-time cash signing bonus, with the full amount recoverable by the Company in the event Mr. Pigott left within his first year of employment, and half recoverable in the event Mr. Pigott leaves the Company within his second year of employment. The outperformance share units provide Mr. Pigott with the opportunity to earn up to 50,000 shares (adjusted retroactively following our reverse stock split in June 2020), based on absolute stock price performance over a three-year period. If earned, one third of the outperformance share units will be converted into Company stock at the conclusion of the three-year performance period, one third will be converted into Company stock 12 months following the conclusion of the three-year performance period and one third will be converted into Company stock 24 months following the conclusion of the three-year performance period. In other words, we granted Mr. Pigott equity that is entirely contingent upon our TSR appreciating over a three-year performance period following his hire date, and then he must stay an additional two years for the full award to vest. The Compensation Committee and the Board believes this creates alignment between our stock performance and our compensation structure and between Mr. Pigott's compensation versus that of our compensation peer group.

We seek to make the total target NEO compensation near the median of our compensation peer group with the understanding that there may be individual variation. Based on the company's performance, the Compensation Committee and the Board believe the pay mix between salary, annual incentives and long-term incentives and the targets set for each NEO, which were held flat in 2020, appropriately reflect the Company's historical performance and its long-term strategy.

COMPENSATION PHILOSOPHY & PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

We design our executive compensation program to attract, retain and motivate highly-qualified and committed personnel who will successfully execute our strategy and create stockholder value.

Compensation Committee's Role in Our Compensation Program

The Board has delegated to the Compensation Committee the responsibility of establishing the general compensation philosophies and objectives of the Company. Specifically, the Compensation Committee

56  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

evaluates and recommends for ultimate approval by the Board compensation related decisions for the Company as follows:

✔	Review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives, and, based on this evaluation, recommend to the Board the CEO'S compensation level, including salary, bonus, incentive and equity compensation. In determining the long-term incentive component of the CEO's compensation, the Compensation Committee considers, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the award given to the Company's CEO in past years.
✔	Make recommendations to the Board with respect to all compensation for executive officers.
✔
Make recommendation to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers.
✔	Review and make recommendations to the Board of Directors with respect to incentive compensation and equity-based plans.
✔	Administer the Company's equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.

The Compensation Committee has developed a set of best practices that it follows when administering our compensation program, which are summarized in the Proxy Overview & Highlights.

In addition to these best practices, the Compensation Committee annually reviews our compensation program to ensure that it accomplishes our goals. During that review, the Compensation Committee considers, among other things, the non-binding vote of stockholders to approve executive compensation each year at the annual meeting, feedback received from stockholders as part of the Company's stockholder engagement program, recommendations from the CEO and input from the Company's independent compensation consultant.

For more information regarding the results of the stockholder vote to approve executive compensation from the 2020 annual meeting and the Compensation Committee's 2020 stockholder outreach related to our compensation program, please see the Say-on-Pay Results and Management Responsiveness section.

CEO's Role in Our Compensation Program

With the approval of the Compensation Committee, the CEO obtains and reviews external market information (including that received from the Compensation Committee's independent compensation consultant, as more fully described below) to determine if the Company is offering competitive compensation packages to our NEOs and to recommend any adjustment to the compensation levels when necessary. The CEO also considers both the Company's and the officer's performances during the year, including whether the officer served in an expanded role at the Company. The CEO provides recommendations to the Compensation Committee regarding the compensation levels for our existing officers and our compensation program as a whole (except regarding his own compensation).

While the Compensation Committee gives considerable weight to the CEO's input on compensation matter, it applies its own analysis and judgment before making a recommendation to the Board of Directors. The Board of Directors considers the recommendations of the Compensation Committee but has the final decision-making authority on all executive compensation matters.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  57

EXECUTIVE COMPENSATION MATTERS

Independent Compensation Consultant Role in Our Compensation Program and Conflicts of Interest Analysis

The Compensation Committee Charter grants the Compensation Committee the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director and executive compensation. The Compensation Committee's objective when engaging an independent consultant is to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating and retaining key employees, including identifying industry-best practices. The Compensation Committee has the sole authority to retain and terminate any such consulting firm and to approve the firm's fees and other retention terms. The Company provides appropriate funding as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers employed by the Compensation Committee.

The Compensation Committee elected to engage Willis Towers Watson ("WTW") to serve as its independent compensation adviser beginning August 14, 2019. In 2019, WTW undertook a comprehensive review of our compensation program. WTW assisted the Compensation Committee in reviewing our executive compensation program and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies. The Compensation Committee anticipates continuing to utilize WTW as its independent compensation consultant throughout 2021.

WTW provided a small amount of non-executive compensation consulting services in 2019. The Compensation Committee considered the relationships that WTW had with the Company, the members of the Compensation Committee and our executive officers, as well as the polices that WTW has in place to maintain their independence and objectivity, and determined that no conflicts of interest arose from the work performed by WTW.

Peers, Benchmarking and Developing Performance Metrics

The Compensation Committee engages with the independent compensation consultant to develop the competitive assessment of NEO compensation on an annual basis, which includes benchmarking our NEO compensation against a compensation peer group. We seek to make the total target NEO compensation near the median of this compensation peer group with the understanding that there may be individual variation. For information on the data sources and the peer group used in 2020, see the 2020 Executive Compensation Program on page 60. We utilize a different peer group for the purposes of the performance metrics for our performance unit awards. The Compensation Committee believes this is beneficial as the performance unit award peer group represents a much larger market-based investment group while the compensation peer group represents the most analogous companies competing for talented employees. To see the performance unit award peer group for the 2018, 2019 and 2020 performance unit awards, see page 84 following our Outstanding Equity Awards at 2020 Fiscal Year-End Table. The Compensation Committee monitors the appropriateness of both peer groups closely, and with the assistance of an independent compensation consultant, annually reviews both peer groups for the possible addition or removal of companies.

Additionally, the Compensation Committee and the Board, with the assistance of the independent compensation consultant, determine the performance metrics we use in our compensation program for both short-term and long-term incentive awards. The Compensation Committee reviews all performance metrics annually to make sure they appropriately incentivize our NEOs and employees to execute the short-term goals and long-term strategies important to the Company's success and the creation of value for its stockholders. In setting the performance metrics, the Compensation Committee also takes into account prior performance on similar metrics and establishes future goals based; in part, on prior performance. For more information on the establishment of the 2020 performance metrics, see the 2020 Executive Compensation Program.

58  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

Risk Assessment

The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of salary, short-term incentive cash awards and long-term incentive equity and cash compensation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market; and

  •
  Our compensation mix is balanced among (i) fixed components such as salary and benefits, (ii) short-term incentive cash awards and (iii) long-term incentive equity and cash awards that reward our employees based on long-term overall financial performance and operational measures.

We believe our historical compensation programs did not, and our current compensations programs do not, encourage excessive and unnecessary risk taking by NEOs (or other employees) because of its focus on the Company's performance with only some consideration given to individual performance. The Compensation Committee will continue to monitor the compensation program to discourage excessive and unnecessary risk-taking.

Additionally, the Compensation Committee manages risk by establishing equity ownership guidelines and prohibiting hedging our stock our using it as collateral for any purpose.

Equity Ownership Guidelines

The Compensation Committee recommended, and the Board approved, stock ownership guidelines for the NEOs to further align the interest of our NEOs with those of our stockholders. Individuals have five years from their hire, promotion or appointment date to reach the following stock ownership guidelines (as a multiple of salary rate):

Stock actually owned and stock awarded under restricted stock awards are included for purposes of satisfying these guidelines. No stock potentially exercisable under stock option awards is included. The value of the stock used for calculation of compliance with these requirements shall be the higher of (i) value at the date of grant and (ii) market value. In 2020, all of our NEOs satisfied the stock ownership guidelines.

Name	Multiple of Base Salary Required	Compliance Status

Jason Pigott	5x	In compliance

Bryan Lemmerman	2x	In compliance

Karen Chandler	2x	In compliance

Mark Denny	2x	In compliance

Laredo Petroleum, Inc. 2021 Proxy Statement  |  59

EXECUTIVE COMPENSATION MATTERS

Policies Against Hedging and Pledging Stock

Our Insider Trading Policy prohibits our directors, NEOs and employees from engaging in hedging transactions designed to hedge or offset a decrease in market value of such person's common stock in the Company. We prohibit such conduct to ensure our directors and officers have the same objectives as the Company's other shareholders by remaining exposed to the full risks of ownership of Company stock.

In addition, our directors and NEOs may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the director or officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our directors or NEOs are currently pledged.

Tax and Accounting Implications

The Compensation Committee considers the tax and accounting implications in determining the elements of the Company's compensation program. Code Section 162(m) generally limits the deductibility of annual compensation paid to a "covered employee" to $1 million. As of January 1, 2018, the definition of "covered employee" includes the named executive officers and certain former named executive officers of a Company. Despite this limit, the Compensation Committee may determine that it is in the Company's best interests to provide for compensation that is not deductible.

2020 EXECUTIVE COMPENSATION PROGRAM

Benchmarking and Peer Group

During the Fall of 2019, we conducted our annual compensation peer group review process to identify and update potential peer companies for the 2020 compensation program. The Compensation Committee considers both survey data and peer data when evaluating the competitiveness of the NEO's target compensation. For 2020, the Compensation Committee approved the independent compensation consultant's use of the following data as part of its annual efforts to develop a competitive assessment of NEO pay:

  •
  WTW's 2019 Southwest Energy Survey Group (primary source);

  •
  WTW's 2019 Oil and Gas compensation survey;

  •
  Effective Compensation, Inc.—ECI's 2019 Oil & Gas industry survey;

  •
  Mercer's 2019 Oil & Gas compensation survey; and

  •
  Proxy data of public companies in our peer group.

The peer group is developed using a combination of objective and subjective criteria. We identify potential peers through the following objective criteria:

  •
  Publicly-traded companies listed on a major U.S. exchange that have not had a bankruptcy or de-listing in the last 3 years;

  •
  Relevant 8-digit Global Industry Classification Standard code—Oil and Gas Exploration and Production; and

  •
  Companies with last 12-month ("LTM") revenues of approximately $460M to $2.3B (~0.5x to ~2.5x Laredo's LTM revenue of $921M).

60  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

To the list of companies generated by the objective criteria, we review additional subjective criteria including:

  •
  Business and product description;

  •
  Direct competitors for executive talent;

  •
  Comparable ownership structure;

  •
  Operations with in a specific region;

  •
  Gas versus crude production focus;

  •
  Proxy advisor peer groups;

  •
  Stockholder input, if any; and

  •
  EBITDA, Total Assets, Market Capitalization/Enterprise Value and total shareholder return performance.

The Compensation Committee aims for Laredo's revenue to be within the 40th to 60th percentiles of the peer group, recognizing that this may not be possible in every year. Based on this review, the Committee approved the following peer group:

2020 Compensation Peer Group*

• Callon Petroleum Company	• Matador Resources Company	• SM Energy Company
• Carrizo Oil & Gas, Inc.	• Oasis Petroleum Inc.	• SRC Energy Inc.
• Centennial Resource Development, Inc.	• Parsley Energy, Inc.	• Whiting Petroleum Corporation
• Jagged Peak Energy Inc.	• QEP Resources, Inc.

*
This peer group was used to develop competitive market data in November 2019 to inform the 2020 executive compensation decisions. The Compensation Committee adjusts the compensation peer group on an annual basis to add or remove companies due to size, revenue, geographic basin, bankruptcies and mergers.

We strive to develop a sizeable group of peers that are comparable to Laredo in line of business and size. While the Compensation Committee believes that it is difficult to select an appropriate size peer group due to the competitive environment and unique services provided by the Company, the Compensation Committee believes the companies identified were the best and most appropriate companies for benchmarking compensation levels in November 2019 for the 2020 Compensation Program.

As part of our compensation philosophy and design, we seek to make the total target NEO compensation near the median of our compensation peer group with the understanding that there may be individual variation.

We utilize a separate peer group for the performance metrics in our performance unit awards. The Compensation Committee believes this is beneficial as the performance unit award peer group represents a much larger market-based investment group while the compensation peer group represents the most analogous companies competing for talented employees. To see the performance unit award peer group for the 2018, 2019 and 2020 performance unit awards, see page 84 following our Outstanding Equity Awards at 2020 Fiscal Year-End Table. To see the performance unit award peer group approved for the 2021 performance unit awards, see the Material Changes for 2021 Executive Compensation section of this Compensation, Discussion and Analysis.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  61

EXECUTIVE COMPENSATION MATTERS

Salary Rate

Salary rates are structured to reflect each of our named executive officers' skills, responsibilities, experience, tenure and contributions to the Company. Salary rates are typically reviewed annually and adjusted, if warranted, in the first quarter of each year. Annual salary adjustments are based on a subjective analysis of several individual factors, including:

  •
  the strategic impact of the officer's position;

  •
  the potential future contribution of the officer; and

  •
  the actual performance of the officer during the previous year.

In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives. As with the other components of our compensation program, we review industry trends and the salary rates of our peers as well. While these factors generally provide context for making salary decisions, salary rate decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

The following table presents the salary rates for our NEOs in 2019 and 2020.

Name	2019 salary rate(1) ($)	2020 salary rate(1) ($)	Percent change

Jason Pigott	720,000	720,000	—%

Bryan Lemmerman(2)	N/A	440,000	N/A

Karen Chandler	450,000	450,000	—%

Mark Denny	325,000	325,000	—%

Michael Beyer(3)	400,000	400,000	—%

(1)
See the Summary Compensation Table on page 78 for amounts earned.

(2)
Effective June 30, 2020, the board appointed Mr. Lemmerman as Senior Vice President and Chief Financial Officer.

(3)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, was terminated as part of the Company's organizational restructuring and ceased receiving a salary.

PERFORMANCE-BASED AND VARIABLE COMPENSATION

Annual STIP Awards

To incentivize and recognize achievements throughout the year, each NEO and Company employee is given an STIP target percentage, which is a percentage of his or her salary. If the Company meets certain performance metrics throughout the year, the Company will pay STIP awards in the first quarter of the following year. STIP target percentages vary by NEO based on differing job classifications and responsibilities, and the Compensation Committee compares each percentage to similar positions in the market and our peer companies.

62  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

The following table presents the STIP target percentages for our NEOs in 2019 and 2020.

Name	2019 STIP target percentage(1)	2020 STIP target percentage(1)

Jason Pigott	110%	110%

Bryan Lemmerman(2)	N/A	90%

Karen Chandler	85%	85%

Mark Denny	85%	85%

Michael Beyer(3)	90%	90%

(1)
See the Summary Compensation Table on page 78 for amounts earned.

(2)
Effective June 30, 2020, the board appointed Mr. Lemmerman as Senior Vice President and Chief Financial Officer.

(3)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, was terminated as part of the Company's organizational restructuring and did not receive a 2020 STIP award.

The Compensation Committee sets the objective performance metrics that the Company must meet to receive an STIP award. Each metric is evaluated independently with threshold, target and maximum goals established for each. No payout is earned for a metric that fails to meet a minimum performance threshold. A 50% payout is earned for a metric that meets the minimum threshold, a 100% payout is earned for a metric that meets target and a maximum of 200% payout is earned for a metric that meets or exceeds the maximum goal (with payout linearly interpolated for performance that falls between the goals). The Compensation Committee recommends and the Board approves any STIP award amount based on performance metrics (weighted 70%) as well as the Compensation Committee's subjective assessment of the Company's overall strategic performance in other areas (weighted 30%). Historically, the Compensation Committee has rarely increased the STIP payout percentage based on its subjective assessment of the Company's overall strategic performance above the objective criteria level.

The Company determines an individual award by taking the salary earned during the performance year multiplied by the individual STIP target percentage, the result of which is then multiplied by the Company STIP payout percentage, the result of which may then be adjusted for individual performance. The Compensation Committee considers individual adjustments for our named executive officers after receiving input provided by the CEO regarding both Company performance in other areas, as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to Laredo's success (provided that the Compensation Committee solely determined the CEO's STIP award).

Although our STIP award includes objective performance metrics, our Compensation Committee has the ultimate discretion to recommend to the Board of Directors whether to award any, and the amount of, STIP awards.

The Compensation Committee, in conjunction with our independent compensation consultant, recommended, and the Board approved, moving from four performance metrics for the 2019 STIP to seven performance metrics for the 2020 STIP. The following performance metrics used in 2019 were removed: (1) Cash Flow Return on Average Capital Employed, (2) Oil Production and (3) Proved Developed Oil Reserves. These three metrics were dropped to focus our incentives less on growing production and more on value generation. Due

Laredo Petroleum, Inc. 2021 Proxy Statement  |  63

EXECUTIVE COMPENSATION MATTERS

to this shift in strategy, we added metrics that were more important to our stockholders, including an emphasis on sustainability and generating free cash flow. The seven performance metrics for the 2020 STIP, which were not reconfigured at any point due to the COVID-19 pandemic, are as follows:

  1.
  Spill Severity Rate.    This was a new performance metric added, in part, due to stockholder feedback encouraging sustainability related performance metrics. The metric measures the reduction in volumes of reportable releases and supports our overall Company strategy of managing our risks to operate in a sustainable manner. The Board believes spill severity is something the Company can heavily influence to manage our environmental impact. The minimum threshold for this target was based off of our actual results for the year end 2019.

  2.
  Air Stewardship.    This was a new performance metric also added, in part, due to stockholder feedback encouraging sustainability related performance metrics. The metric measures the reduction in natural gas flared or vented and supports our overall Company strategy of managing our risks to operate in a sustainable manner. The Board believes air stewardship is something the Company can heavily influence to manage our environmental impact. The minimum threshold for this target was based off of our actual results for the year end 2019.

  3.
  Drilling Rate of Return ("ROR").    This was a performance metric used by the Company in 2019, and for 2019, we met the minimum threshold, but not the target goal. The Compensation Committee used the same metric for 2020, but increased the minimum threshold, target and stretch targets. The metric supports our overall strategy of optimizing our assets.

  4.
  Free Cash Flow.    This was a new performance metric added in support of the Company's overall strategy to optimize assets and manage risks.

  5.
  Cash Costs Control per BOE.    This was a new performance metric added in support of the Company's overall strategy to optimize assets with a low cost structure. This metric replaced the metric used in 2019 measuring cash flow return on average capital employed.

  6.
  Net Debt to Adjusted EBITDA.    This was a new performance metric added to align with the Company's strategy to manage risks.

  7.
  Gross Inventory Added with a Minimum 30% Drilling ROR.    This was a new performance metric added to further align with the Company's overall strategy to seek high-margin inventory.

For 2020, of the Company's seven objective performance metrics, it exceeded its targets on five performance metrics (Spill Severity Rate, Air Stewardship, Drilling Rate of Return, Free Cash Flow and Cash Costs Control per BOE) and was below the minimum threshold on two performance metrics (Net Debt to Adjusted EBITDA and Gross Inventory Added with a Minimum 30% Drilling Rate of Return).

When originally set, the Drilling Rate of Return metric was measured by total future cumulative net cash flows of operated wells with first oil production in 2020, with production and capital beginning on January 1, 2020, utilizing realized pricing based upon $50 per barrel of oil West Texas Intermediate and $2.35 per one million British thermal units ("Btu") Henry Hub flat benchmark pricing, including hedges in place as of February 14, 2020. The Company finished a package of 15 wells in Howard County late in 2020 that the Company believed did not produce long enough for final results for this performance metric. When reviewing the performance metric results to determine the payout percentage, the Compensation Committee recommended, and the Board approved, modifying the definition for wells to be included in the ROR calculation from wells "with first oil production in 2020" to "with first oil production prior to November 1,

64  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

2020" to give all wells 60 days of production to more accurately forecast results. This resulted in lowering the Drilling Rate of Return performance from "exceeded target" to "minimum threshold". This change moved the Company's overall 2020 objective performance criteria from 154% to 117%.

In our 2020 Proxy Statement, we disclosed our 2020 STIP performance metrics and defined spill severity as the volumes of reportable releases. Internally, we tracked the total volumes of releases, both reportable and non-reportable, for this new performance metric. To better align with our internal process at the time, the Compensation Committee determined, and the Board approved, using total volumes of releases as the measure of this performance metric. The change did not affect the payout as both total and reportable releases were reduced significantly, and met the same performance threshold. Had we used reportable releases as the measure, the minimum threshold, target and stretch targets would have been 56, 53 and 50, and the actual result was 28.7. Reportable is defined as a release that is reportable pursuant to the applicable state and federal regulations.

The Company's 2020 performance qualified for a potential STIP payout percentage of 117%.

Each objective 2020 STIP performance metric and its minimum threshold, target, stretch target and relative weighting, together with its actual results from the Company's 2020 performance, is indicated in the table below.

2020 STIP Performance Metric	Minimum Threshold	Target	Stretch Target	Actual Result	Actual Result Credit	Relative Weighting	Potential Payout

Environmental

Spill Severity Rate(1)	129	122	116	89	200%	7.5%	15%

Air Stewardship(2)	19,500	18,500	17,500	7,125	200%	7.5%	15%

Drilling Rate of Return(3)	28%	33%	41%	30%	72%	30%	22%

Free Cash Flow (MM)(4)	$—	$5	$25	$53	200%	20%	40%

Cash Costs Control per BOE(5)	$4.83	$4.51	$4.20	$3.87	200%	12.5%	25%

Net Debt to Adjusted EBITDA(6)	2.2	2.1	1.9	2.3	0%	12.5%	0%

Gross Inventory Added with a Minimum 30% Drilling ROR(7)	60	120	180	15	0%	10%	0%

Performance Metric Result (70% of STIP Payout Percentage)	50%	100%	200%			100%	117%

(1)
Volumes of total releases (Barrels of oil/water released per 1 million barrels of oil/water handled).

(2)
One thousand cubic feet of natural gas flared/vented per one billion cubic feet of natural gas produced.

(3)
Total future cumulative net cash flows of operated wells with first oil production prior to November 1, 2020, with production and capital beginning on January 1, 2020, utilizing pricing based upon $50 per barrel of oil West Texas Intermediate and $2.35 per one million Btu Henry Hub flat benchmark pricing, including hedges in place as of February 14, 2020.

(4)
Adjusted EBITDA less interest expense and cash costs incurred, excluding acquisitions. The calculation of Free Cash Flow for the 2020 STIP performance metric differs from the non-GAAP financial measure of Free Cash Flow as disclosed in the 2020 Annual Report because it is calculated using Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  65

EXECUTIVE COMPENSATION MATTERS
(5)
LOE and cash G&A expenses divided by BOE for the year ended December 31, 2020.

(6)
Net debt as of December 31, 2020 divided by Adjusted EBITDA for the year ended December 31, 2020.

(7)
Gross inventory added via acquisition or improved economics on existing acreage that meets or exceeds the minimum drilling rate of return of 30%.

The remaining 30% of the STIP payout percentage was determined subjectively by the Compensation Committee, considering the Company's strategic performance in other areas. The Compensation Committee exercised its discretion to set the subjective component to approximately 60% payout of the STIP target percentage based on the overall Company's performance and declining stock price as set forth in the below table. As a result, the total STIP payout percentage for the Company as approved by the Board was 100%.

Performance metric result	117%

Objective weight of STIP payout	70%

Objective result	82%

Subjective strategic performance	60%

Subjective weight of STIP payout	30%

Subjective result	18%

2020 STIP Payout %	100%

In addition, the Compensation Committee may make individual adjustments after considering (i) Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company's success, and (ii) the recommendation of the CEO, other than for himself. After such review and discussion, in February 2021, the Compensation Committee did not exercise discretion to change the STIP payout for the CEO or any of our NEOs.

As approved by the Board, the STIP amounts were paid to our NEOs in cash on March 3, 2021 and are shown in the chart below and reported in the Summary Compensation Table in the "Cash awards" column.

Name	2020 STIP salary	2020 STIP target percentage	2020 STIP target value	Award payout	Approved percent payout to target

Jason Pigott	$720,000	110%	$792,000	$792,000	100%

Bryan Lemmerman(1)	$440,000	90%	$396,000	$396,000	100%

Karen Chandler	$450,000	85%	$382,500	$382,500	100%

Mark Denny	$325,000	85%	$276,250	$276,250	100%

(1)
The Compensation Committee approved a full-year 2020 award for Mr. Lemmerman based on his 2020 salary rate.

LTIP Awards

To prioritize retention and long term goals of the Company, each NEO and employee is given an LTIP target percentage, which is a percentage of his or her salary, and a grant of Company long-term awards in accordance with that percentage. For our NEOs, the Company's LTIP grant consists of 50% restricted stock and 50% performance unit awards. The applicable vesting periods and restrictions for the restricted stock and

66  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

applicable performance period and performance metrics for the performance share units are set forth below. By tying a significant portion of our compensation directly to the performance of our common stock, we align the interests of our NEOs with those of our shareholders. LTIP grants are generally awarded in the first quarter following our Board meeting and the filing of our Annual Report on Form 10-K.

The following table presents the LTIP target percentages of salary for our NEOs in 2019 and 2020.

Name	2019 long-term incentive target percentage(1)	2020 long-term incentive target percentage(1)

Jason Pigott	485%	485%

Bryan Lemmerman(2)	N/A	350%

Karen Chandler	450%	450%

Mark Denny(3)	200%	231%

Michael Beyer(4)	200%	375%

(1)
The LTIP target percentage is a percentage of salary rate. See the Summary Compensation Table on page 78 for amounts earned.

(2)
Effective June 30, 2020, the Board appointed Mr. Lemmerman as Senior Vice President and Chief Financial Officer. In lieu of an LTIP award, Mr. Lemmerman received a one-time new-hire restricted stock award.

(3)
Effective April 2, 2019, our Board appointed Mr. Denny as Senior Vice President—General Counsel & Secretary. As a result of Mr. Denny's change in role, his 2019 LTIP target percentage was increased but did not change from April 2019 through 2020.

(4)
Effective April 8, 2019, our Board appointed Mr. Byer as Senior Vice President and Chief Financial Officer. As a result of Mr. Beyer's change in roles, his 2019 LTIP target percentage was increased, but did not change from April 2019 through his departure in June 2020. Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, was terminated as part of the Company's organizational restructuring, and, as a result, Mr. Beyer's unvested awards were forfeited.

The value of the long-term incentive awards to be granted was determined by taking the LTIP target percentage multiplied by the most recent salary rate prior to the grant date ("Grant Value"). The total number of both the shares of stock and performance units granted were calculated by dividing the Grant Value by the average closing price of our stock for the 10 trading days ended February 20, 2020 for an average closing stock price of $31.62, adjusted for the Company's 1-for-20 reverse stock split. The grant date, number of shares of restricted stock, number of performance units and grant-date fair values are presented in the following table.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  67

EXECUTIVE COMPENSATION MATTERS

The grant-date fair values were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2020 Annual Report, and not the Grant Value.

		Restricted stock(1)		Performance units(2)

Name	Grant date	Shares of stock (#)(5)	Grant-date fair value ($)	Units (#)(5)	Grant-date fair value ($)

Jason Pigott	3/5/2020	55,253	906,152	55,253	850,899

Bryan Lemmerman(3)	N/A	N/A	N/A	N/A	N/A

Karen Chandler	3/5/2020	32,041	525,475	32,041	493,434

Mark Denny	3/5/2020	11,878	194,815	11,878	182,936

Michael Beyer(4)	3/5/2020	23,734	389,241	23,734	365,507

(1)
The restricted stock's grant-date fair value was determined based on the closing price of our common stock on the NYSE on March 5, 2020, which was $16.40 per share, retroactively adjusted for the Company's 1-for-20 reverse stock split. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The performance unit's combined grant-date fair value was $15.40, retroactively adjusted for the Company's 1-for-20 reverse stock split. These performance units are payable in cash upon a three-year cliff vest based on the achievement of RTSR Performance, ATSR Appreciation and ROACE for the performance period of January 1, 2020 to December 31, 2022. For further discussion, see Grants of Plan-Based Awards for the Year Ended December 31, 2020.

(3)
Effective June 30, 2020, the Board appointed Mr. Lemmerman as Senior Vice President and Chief Financial Officer. In lieu of an LTIP award, Mr. Lemmerman received a one-time new-hire restricted stock award. The Compensation Committee, after consultation with its independent compensation consultant, determined this award was market-based and consistent with awards provided to other newly hired CFOs to make Mr. Lemmerman whole for compensation for unvested LTIP awards he would have received from his previous employer.

(4)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, was terminated as part of the Company's organizational restructuring, and, as a result, Mr. Beyer's unvested awards were forfeited.

(5)
Shares and units have been retroactively adjusted to reflect the Company's 1-for-20 reverse stock split effective June 1, 2020.

Restricted shares will vest and the transfer restrictions thereon will lapse ratably, over three years. The restricted shares of our common stock are subject to forfeiture until vested. Each recipient will forfeit his or her unvested shares if the recipient's employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). This vesting schedule is comparable to those utilized by the peer group and will assist us in attracting new talent and retaining existing personnel.

Performance unit awards granted in 2020 will vest in the first quarter of 2023 following a three-year performance period from 2020 to 2022 if the Company meets the performance thresholds established by the Compensation Committee. Each recipient will forfeit his or her performance unit awards if the recipient's employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a pro-rated performance unit grant. Generally, grants of performance unit awards will be made in the first quarter of each year, when our results of operations for the previous year have generally been determined and when our Compensation Committee is normally meeting to discuss short-term incentive payouts based on the prior-year results.

68  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

2018 to 2020 Performance Unit Award Payout Results

The performance unit awards granted on February 16, 2018 had a performance period of January 1, 2018 to December 31, 2020 and vested in the first quarter of 2021. We determined the payout to be 43% based on three performance metrics:

  1.
  25% weighting on relative three-year total shareholder return comparing the Company's shareholder return to the shareholder return of the selected peer group ("RTSR Peformance"),

  2.
  25% weighting on absolute three-year total shareholder return ("ATSR Appreciation") and

  3.
  50% weighting on three-year return on average capital employed ("ROACE").

Below are tables that summarize the thresholds for each performance metric. All points between the respective levels will be interpolated and the RTSR Factor, ATSR Factor and ROACE Factor will be adjusted accordingly.

The 2018 performance unit awards resulted in an RTSR Performance of 30th percentile compared to the peer group, an ATSR Appreciation of (91%) and an ROACE of 16%, which translates into an RTSR Factor, ATSR Factor and ROACE Factor of 50%, 0% and 61%, respectively, and together, a Performance Multiple of 43%.

See page 84 for the performance unit award peer group used for the 2018 Performance Unit Awards.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  69

EXECUTIVE COMPENSATION MATTERS

Other Benefits

Each NEO is also eligible for the below listed benefits from the Company.

HEALTH AND WELFARE BENEFITS	Our NEOs are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law). These plans include life, medical, vision and dental insurance, dependent care flexible spending account, medical flexible spending account or health savings account, as well as short and long-term disability benefits. These benefits ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

RETIREMENT BENEFITS	Our NEOs also participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), on the same basis as our other employees. The plan allows eligible employees to make contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions in cash of up to 6% of an employee's eligible compensation and may make additional discretionary contributions in the form of cash. For our NEOs, we do not have a deferred benefit pension plan or non-qualified deferred compensation.

PERQUISITES	We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers' total compensation. Nevertheless, Laredo provides limited perquisites and benefits to its officers, including an annual physical, information technology assistance and monthly dues at a downtown lunch/dinner club.

A Charitable Matching Gift program is offered to all Laredo employees and members of our Board of Directors. This program is a way the Company can support employees and board members in their efforts to give back to the communities in which they work and live. The Company will match dollar-for-dollar contributions made by employees or members of our Board of Directors, up to $1,000 per calendar year. Gifts will only be matched if they are requested for organizations eligible under Section 501(c)(3) of the Code. The minimum contribution that will be matched is $100 per calendar year. In order for the Company to provide the matching gift, there can be no direct benefit, reward or consideration to the employee or board member when making the donation.

STOCK OPTIONS	For 2018, 2019, 2020 and 2021, no stock options were granted to our NEOs. Stock options provide the opportunity to purchase our stock at a price that is fixed on the grant date. We consider stock options a form of performance-based compensation. If our stock price does not increase, then these stock options will have no economic value. Pursuant to the Equity Incentive Plan, the exercise price for each stock option is the closing price of a share of common stock on the NYSE on the grant date. The previously granted stock option awards typically vest ratably over four years. We believe that this vesting schedule is comparable to those utilized by our peer group. The unvested portion of a stock option award will expire upon termination of employment of the optionee, and the vested portion of a stock option award will remain exercisable for (i) one year following termination of employment by reason of the optionee's death or disability or (ii) 90 days for any other reason, other than for cause. Both the unvested and vested (but unexercised) portion of a stock option award will expire upon the termination of the optionee's employment by us for cause. Unless sooner terminated, the stock option award will expire if and to the extent it is not exercised within 10 years from the date of the grant.

70  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

MATERIAL CHANGES FOR 2021 EXECUTIVE COMPENSATION

As part of its annual compensation review, the Compensation Committee, with the assistance of WTW, reviewed the peer group used to benchmark our compensation structure. The Compensation Committee adjusts the compensation peer group on an annual basis to add or remove companies due to size, revenue, geographic basin, bankruptcies and mergers. Our Compensation Committee and Board reviewed and discussed these recommendations and ultimately adopted the below peer group used to benchmark our 2021 compensation structure.

2021 Compensation Peer Group*

• Bonanza Creek Energy, Inc.	• Magnolia Oil & Gas Corporation	• QEP Resources, Inc.
• Callon Petroleum Company	• Matador Resources Company	• SM Energy Company
• Centennial Resource Development, Inc.	• Montage Resources Corporation	• Talos Energy, Inc.
• Extraction Oil & Gas, Inc.	• PDC Energy, Inc.
• Gulfport Energy Corporation	• Penn Virginia Corporation

*
This peer group was used to develop competitive market data in November 2020 to inform the 2021 executive compensation decisions.

Base Salary

Following an extended review of data provided by WTW with respect to target pay elements of our peer group, our Compensation Committee and our Board elected to increase the salary rates for 2021 for our Chief Operating Officer and our General Counsel. The salary rates for the remaining NEOs did not change for 2021 as indicated in the below table. The 4% increase in Dr. Chandler's salary rate and the 8% increase in Mr. Denny's salary rate are to better align their salary rates to our 2021 compensation peer group. Dr. Chandler remains below the 50th percentile for our 2021 compensation peer group, and Mr. Denny remains below the 25th percentile for our 2021 compensation peer group.

Name	2020 salary rate ($)	2021 salary rate ($)	Salary rate percentage change

Jason Pigott	720,000	720,000	—%

Bryan Lemmerman	440,000	440,000	—%

Karen Chandler	450,000	470,000	4%

Mark Denny	325,000	350,000	8%

2021 STIP Target Percentages

Following consultation with WTW, our Compensation Committee determined not to change the individual STIP target percentages for our NEOs for the 2021 calendar year performance with the exception of our Chief Operating Officer, who received a 6% percent increase to her STIP target percentage for 2021 as indicated in

Laredo Petroleum, Inc. 2021 Proxy Statement  |  71

EXECUTIVE COMPENSATION MATTERS

the below table. The 6% increase to Dr. Chandler's STIP target percentage is to better align her STIP target percentage to approximately the 50th percentile of our 2021 compensation peer group.

Name	2020 STIP target percentage(1)	2021 STIP target percentage(1)	STIP target percentage charge

Jason Pigott	110%	110%	—%

Bryan Lemmerman	90%	90%	—%

Karen Chandler	85%	90%	6%

Mark Denny	85%	85%	—%

(1)
The STIP target percentage is a percentage of salary rate.

2021 STIP Performance Metrics

For 2021, following review by our independent compensation consultant, our Compensation Committee recommended and the Board approved the objective STIP performance metrics and relative weightings reflected in the table below. Of the seven performance metrics used in 2020, five will be used again in 2021 with slight modification and revised targets (Reportable Spill Severity Rate, Air Stewardship, Drilling Rate of Return and Free Cash Flow and Gross Inventory Added with a minimum 25% Drilling Rate of Return). The Net Debt to Adjusted EBITDA performance metric was moved from our STIP performance metrics to our LTIP performance metrics to more accurately track our progress in lowering our debt over time without the impact of short-term commodity price fluctuations. The Cash Cost Control per BOE performance metric was replaced with Lease Operating Expense per BOE, which the Compensation Committee and Board felt better incentivizes the Company to continue to be among the lowest cost and most efficient operators in its area.

The objective 2021 STIP performance metric results continue to establish 70% of the total STIP payout percentage, while the remaining 30% is subjectively determined by the Compensation Committee considering the Company's overall strategic performance in other areas.

2021 STIP performance metric	2020 Results	Minimum Threshold	Target	Stretch Target	Relative weighting

Environmental

Spill Severity Rate(1)	28.7	28.7	27.3	25.8	7.5%

Air Stewardship(2)	7,125	7,125	6,769	6,413	7.5%

Drilling Rate of Return(3)	30%	30%	35%	42%	20%

Lease Operating Expense per BOE(4)	$2.55	$3.20	$3.10	$2.90	15%

Free Cash Flow (MM)(5)	$9	$—	$25	$60	20%

Gross Inventory Added with a minimum 25% Drilling ROR (Well Count)(6)	15	60	90	180	30%

(1)
Volumes of net reportable releases (barrels of oil/water released per 1 million barrels of oil/water handled). For 2021, we define spill severity as the volumes of reportable releases, which is how we originally communicated this metric when first used as part of our performance metrics in 2020. We chose reportable releases as the preferred measure because we require our employees to report internally and address any release, whether it is reportable or not. Using reportable releases as the measure of this performance metric supports our philosophy of reporting internally, remediating and addressing all releases of any kind, no matter how small, and does not discourage employees from doing that to try and influence the results. The 2020 results column shows the 2020 result using the 2021 measurement. Reportable is defined as a release

72  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

  that is reportable pursuant to the applicable state and federal regulations. Net reportable release is the sum of total reportable releases, less 25% of those reportable releases that were recovered.

(2)
One thousand cubic feet of natural gas flared/vented per one billion cubic feet of natural gas produced.

(3)
Total future cumulative net cash flows of operated wells with first oil production between November 1, 2020 and October 31, 2021, utilizing pricing based upon $50 per barrel of oil West Texas Intermediate and $2.75 per one million Btu Henry Hub flat benchmark pricing.

(4)
Lease operating expense per barrel of oil equivalent.

(5)
Consolidated EBITDAX less interest expense and cash costs incurred, excluding acquisitions, changes in working capital and non-cash charges. The calculation of Free Cash Flow for the 2021 STIP performance metric differs from the non-GAAP financial measure of Free Cash Flow as disclosed in the 2020 Annual Report. We changed the measurement of our free cash flow metric slightly from 2020 to 2021 switching from Adjusted EBITDA to Consolidated EBITDAX, as defined in the Company's Fifth Amended and Restated Credit Agreement, to better align with our reserve based lending. The 2020 results column shows the 2020 result using the 2021 measurement. Consolidated EBITDAX means, for any Person for any period, the Consolidated Net Income of such Person for such period, plus each of the following, to the extent deducted in determining Consolidated Net Income without duplication, determined for such Person and its Consolidated Subsidiaries on a consolidated basis for such period: any provision for (or less any benefit from) income or franchise Taxes; interest expense (as determined under GAAP as in effect as of December 31, 2016), depreciation, depletion and amortization expense; exploration expenses; and other non-cash charges to the extent not already included in the foregoing clauses (ii), (iii) or (iv), plus the aggregate Specified EBITDAX Adjustments during such period; provided that the aggregate Specified EBITDAX Adjustments shall not exceed fifteen percent (15%) of the Consolidated EBITDAX for such period prior to giving effect to any Specified EBITDAX Adjustments for such period, and minus all non-cash income to the extent included in determining Consolidated Net Income. For additional information, please see the Company's Fifth Amended and Restated Credit Agreement, as amended and filed with the SEC.

(6)
Gross inventory added via acquisitions or improved economics on existing acreage that meets or exceed the minimum drilling rate of return of 25%.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  73

EXECUTIVE COMPENSATION MATTERS

2021 LTIP Target Percentage

Following consultation with WTW, our Compensation Committee decided not to change the individual LTIP target percentages for our NEOs for the 2021 calendar year performance with the exception of our Chief Operating Officer, whose LTIP target percentage was reduced by 8% for 2021 as indicated in the below table. The 8% reduction to Dr. Chandler's LTIP target percentage is to better align her LTIP target percentage to approximately the 50th percentile of our 2021 compensation peer group.

Name	2020 long-term incentive target percentage(1)	2021 long-term incentive target percentage(1)	LTIP target percentage change

Jason Pigott	485%	485%	—%

Bryan Lemmerman	350%	350%	—%

Karen Chandler	450%	415%	(8%)

Mark Denny	231%	231%	—%

(1)
The LTIP target percentage is a percentage of salary rate.

2021 LTIP Awards

The number of shares of restricted stock and performance units granted on March 9, 2021 to our NEOs are presented below. These grants were calculated based on the average closing price of our common stock for the 10 trading days ending on the day of the Board meeting held on February 25, 2021. This 10-day average closing price was $35.40.

		Restricted stock(1)		Performance units(2)

Name	Grant date	Shares of stock (#)	Grant-date fair value ($)	Units (#)	Grant-date fair value ($)

Jason Pigott	3/9/2021	49,322	1,709,501	49,322	2,298,898

Bryan Lemmerman	3/9/2021	21,751	753,890	21,751	1,013,814

Karen Chandler	3/9/2021	27,549	954,848	27,549	1,284,059

Mark Denny	3/9/2021	11,419	395,783	11,419	532,240

(1)
The restricted stocks' grant-date fair value is computed in accordance with FASB ASC Topic 718 and is determined based on the closing price of our common stock on the NYSE on March 9, 2021, which was $34.66 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The combined $46.61 per unit grant-date fair value was computed in accordance with FASB ASC Topic 718 and consists of (i) $58.56 per unit grant-date fair value, determined utilizing a Monte Carlo simulation, for the (1/2) PSU Matrix Component and (ii) $34.66 per unit grant-date fair value, for the (1/4) EBITDAX/Total Debt Component and (1/4) Inventory Growth Component determined based on the closing price of our common stock on the NYSE on March 9, 2021. These performance units will be settled in cash, have a three-year cliff vest and a performance period of January 1, 2021 to December 31, 2023. See page 75 for additional information on these performance units.

74  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

2021 Performance Unit Award Performance Metrics and Peer Group

The performance unit awards granted in 2021 have a performance period of January 1, 2021 through December 31, 2023. The Compensation Committee and the Board approved the performance unit award performance criteria as follows:

  1.
  50% weighting on a PSU Matrix, which has two components:

  a.
  Annual relative total shareholder return comparing the Company's shareholder return to the shareholder return of the E&P companies listed in the Russell 2000 index listed in the below peer group table ("Relative TSR").

  b.
  Annual absolute total shareholder return ("Absolute Return")

    (collectively the "PSU Matrix Component").

  2.
  25% weighting on earnings before interest, taxes, depreciation, amortization and exploration expense ("EBITDAX") and three-year total debt reduction ("EBITDAX/Total Debt Component").

  3.
  25% weighting on growth in inventory ("Inventory Growth Component").

The Compensation Committee and Board believe the revised PSU performance metrics better align with the Company's strategy of minimizing risk by lowering debt and seeking high-margin inventory to grow the Company.

The below table shows the peer group used to measure the PSU Matrix Component for the 2021 performance unit awards.

• Antero Resources Corp.	• Goodrich Petroleum Corp.	• Range Resources Corp.
• Berry Corp.	• Kosmos Energy Ltd.	• SM Energy Co.
• Bonanza Creek Energy, Inc.	• Matador Resources Co.	• Southwestern Energy Co.
• CNX Resources Corp.	• Magnolia Oil & Gas Corp.	• Talos Energy, Inc.
• Comstock Resources, Inc.	• Ovintiv, Inc.	• Tellurian, Inc.
• Contango Oil and Gas Co.	• PDC Energy, Inc.	• Whiting Petroleum Corp.
• Earthstone Energy, Inc.	• Penn Virginia Corp.	• W&T Offshore, Inc.
• Evolution Petroleum Corp.	• PrimeEnergy Resources Corp.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  75

EXECUTIVE COMPENSATION MATTERS

EMPLOYMENT, SEVERANCE OR CHANGE IN CONTROL AGREEMENTS

We do not currently maintain any long-term employment agreements. On November 9, 2011, the Company adopted the Laredo Petroleum, Inc. Change in Control Executive Severance Plan (as amended, the "Change in Control Plan"), which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump-sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination event within the 18-month period following the occurrence of a qualifying change in control event ("double trigger"). In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's salary rate and 200% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's target STIP cash bonus and prorated amount of such target STIP cash bonus for the fiscal year in which the change in control payment is triggered. In addition, the executive would receive Company-paid COBRA continuation coverage for up to 18 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Code and loss of deduction under Section 280G of the Code. We believe these severance levels are comparable to those utilized by our peer group.

We believe that our Change in Control Plan, including its requirement of a "double trigger," provides suitable incentive for our officers to remain with the Company in the event of a potential change in control through the consummation of any such transaction. We further believe such an incentive is to the benefit of our stockholders as well as any potential purchaser in connection with a change in control transaction, as it helps to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction. The compensation "multipliers" among the different categories of our officers were established based upon information provided by an independent compensation consultant regarding both our peer group and the industry in general.

Executive Severance Plan

In addition to the Change in Control Plan, on February 20, 2020, the Company adopted the Laredo Petroleum, Inc. Executive Severance Plan (as amended, the "Severance Plan"), which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The Severance Plan provides an eligible participant with a lump-sum cash severance payment and continued health benefits in the event of involuntary termination without cause or other termination due to a good reason. In the event of a qualifying termination under the Severance Plan, the participant would become entitled to receive 100% (in the case of our Chief Executive Officer, 200%, and in the case of our other named executive officers, 150%) of the participant's salary rate and 100% (in the case of our Chief Executive Officer, 200%) of the participant's target STIP cash bonus and prorated amount of such target STIP cash bonus for the fiscal year in which the change in control payment is triggered. The Severance Plan also provides for an amount in cash equal to the value of (i) the number of unvested restricted stock awards held by the participant multiplied by the closing stock price on the last trading day before the participant's termination; plus (ii) the number of all other long-term compensation and equity awards not covered in (i) prorated based on the date of termination, multiplied by a current value of each such award. In addition, the participant would receive Company-paid COBRA continuation coverage for up to 18 months following the date of termination. We believe these severance levels are comparable to those utilized by our peer group. The compensation "multipliers" among the different categories of our officers were established based upon information provided by WTW regarding both our peer group and the industry in general.

76  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Dr. Craig M. Jarchow, Chair (appointed to the
Compensation Committee in February 2020 and
appointed as Chair in July 2020)
William E. Albrecht (appointed in February 2020)
Lori A. Lancaster (appointed in November 2020)
James R. Levy
Pamela S. Pierce
Edmund P. Segner, III

The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  77

EXECUTIVE COMPENSATION MATTERS

SUMMARY COMPENSATION

The following table summarizes, with respect to our NEOs, information relating to the compensation for services rendered in all capacities during the fiscal years ended December 31, 2020, 2019 and 2018.

Summary Compensation Table

Name and principal positionn	Year	Salary ($)(1)	Cash awards ($)(1)(2)	Restricted stock awards ($)(3)	Performance unit awards ($)(3)	Out- performance award ($)(3)	Equity-based awards total ($)	All other compensation ($)(4)	Total ($)

Jason Pigott,	2020	720,000	792,000	906,152	850,899	N/A	1,757,051	27,535	3,296,586

President and	2019	412,615	2,129,120	2,394,660	1,481,455	670,000	4,546,115	130,091	7,217,941

Chief Executive Officer	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Bryan Lemmerman	2020	209,846	996,000	771,559	N/A	N/A	771,559	17,816	1,995,221

Senior Vice President and	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Chief Financial Officer	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Karen Chandler,	2020	450,000	382,500	525,475	493,434	N/A	1,018,909	23,342	1,874,751

Senior Vice President and	2019	450,000	454,314	951,472	1,037,465	N/A	1,988,937	18,210	2,911,461

Chief Operating Officer	2018	340,192	260,000	383,665	350,756	N/A	734,421	17,910	1,352,523

Mark Denny,	2020	325,000	276,250	194,815	182,936	N/A	377,751	19,590	998,591

Senior Vice President—	2019	310,769	280,003	258,423	281,779	N/A	540,202	17,886	1,148,860

General Counsel & Secretary	2018	259,615	164,000	272,611	217,140	N/A	489,751	17,113	930,479

Michael Beyer,(5)	2020	197,500	N/A	389,241	365,507	N/A	754,748	1,794,250	2,746,498

Former Senior Vice President and	2019	367,404	350,503	269,701	294,076	N/A	563,777	17,340	1,299,024

Chief Financial Officer	2018	286,692	181,000	385,689	319,584	N/A	705,273	17,040	1,190,005

(1)
The amounts presented in these columns reflect the actual amounts earned in 2020, 2019 and 2018, even if paid in another year.

(2)
The amounts presented in this column includes the STIP award payout, if applicable, and a one-time cash signing award to Mr. Lemmerman in 2020 and to Mr. Pigott in 2019 of $600,000 and $1,250,000, respectively.

(3)
For the 2020, 2019 and 2018 equity-based awards, the amounts presented in these columns reflect the grant-date fair value, with the exception of the performance unit awards granted on February 28, 2019 which were modified on May 16, 2019, computed in accordance with FASB ASC Topic 718. The restricted stock award amount for Mr. Lemmerman in 2020 is for a one-time new hire award granted on July 1, 2020. The restricted stock award amount and outperformance award amount for Mr. Pigott in 2019 includes one-time new hire award amounts of $872,053 and $670,000, respectively, granted on June 3, 2019. The 2018 restricted stock awards' amounts include a one-time grant to recognize the successful sale of LMS' 49% interest in Medallion Gathering and Processing, LLC while aligning the equity award with the interests of stockholders. Please refer to Note 9 to our consolidated financial statements in our 2020 Annual Report for disclosures regarding fair value estimates of these awards.

(4)
The amounts presented in this column include the aggregate value of matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of the NEOs pursuant to our Charitable Giving Campaign, wellness reimbursements and health savings contributions, among other items. For all other compensation details related to 2020, please see the below "All Other Compensation" table.

(5)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, terminated as part of the Company's organizational restructuring, and, as a result, Mr. Beyer was paid severance, was paid for unused vacation and will receive 18 months of COBRA benefits. Additionally, his unvested awards were forfeited.

78  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

All Other Compensation Table

	401(k) match $	Health savings match $	Life insurance coverage $	Charitable gifts match $	Temporary housing arrangement $	Severance $	Unused vacation $	COBRA benefits $	Total all other compensation $

Jason Pigott	17,100	N/A	810	9,625	N/A	N/A	N/A	N/A	27,535

Bryan Lemmerman	N/A	600	405	N/A	16,811	N/A	N/A	N/A	17,816

Karen Chandler	17,100	N/A	1,242	5,000	N/A	N/A	N/A	N/A	23,342

Mark Denny	17,100	N/A	540	1,950	N/A	N/A	N/A	N/A	19,590

Michael Beyer	13,466	N/A	405	N/A	N/A	1,719,409	26,927	34,043	1,794,250

REALIZED COMPENSATION

The calculation of total compensation, as shown in the Summary Compensation Table, includes items driven by accounting assumptions required pursuant to SEC rules. As a result, total compensation as reported differs substantially from the compensation actually realized by our NEOs in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the NEOs. These amounts are not a substitute for the amounts reported as total compensation as reported. Realized compensation includes each NEOs' earned salary, earned cash awards, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of performance unit awards and all other compensation, which includes matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of NEOs pursuant to our charitable gift matching program, wellness reimbursements and health savings contributions, among other items.

The following table summarizes, with respect to our NEOs, information relating to the realized compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2020 and 2019.

	Realized compensation
Name	2020	2019

Jason Pigott	$1,807,413	$2,671,826

Bryan Lemmerman	$1,223,662	N/A

Karen Chandler	$978,892	$1,079,167

Mark Denny	$662,752	$703,572

Michael Beyer	$2,041,994	$867,695

Laredo Petroleum, Inc. 2021 Proxy Statement  |  79

EXECUTIVE COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2020

The following table provides information concerning each award granted to our NEOs under any plan during the year ended December 31, 2020. The grant-date fair values presented in the following table were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2020 Annual Report, and not the Grant Value.

		Restricted stock(1)		Performance units(3)			Performance units estimated future payout

Name	Grant date	Shares of stock (#)(2)	Grant-date fair value ($)	Units (#)(2)	Grant-date fair value ($)	Grant-date fair value of total equity-based awards ($)	Threshold (#)(2)(4)	Target (#)(2)(5)	Maximum (#)(2)(6)

Jason Pigott	3/5/2020	55,253	906,152	55,253	850,899	1,757,051	32,212	55,253	110,506

Bryan Lemmerman	7/1/2020	56,774	771,559	—	—	771,559	—	—	—

Karen Chandler	3/5/2020	32,041	525,475	32,041	493,434	1,018,909	18,680	32,041	64,082

Mark Denny	3/5/2020	11,878	194,815	11,878	182,936	377,751	6,925	11,878	23,756

Michael Beyer(7)	3/5/2020	23,734	389,241	23,734	365,507	754,748	13,837	23,734	47,468

(1)
The restricted stock's grant-date fair value was based on the closing price of our common stock on the NYSE on March 5, 2020 and July 1, 2020, which was $16.40 and $13.59, respectively, per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant. The March 5, 2020 price was retroactively adjusted for the Company's 1-for-20 reverse stock split effective June 1, 2020.

(2)
Shares and units granted March 5, 2020 have been retroactively adjusted to reflect the Company's 1-for-20 reverse stock split effective June 1, 2020.

(3)
The combined grant-date fair value per performance unit is $15.40 and was retroactively adjusted for the Company's 1-for-20 reverse stock split effective June 1, 2020. See the table below for additional information. These performance units are payable in cash upon a three-year cliff vest based on achievement of specific levels for each of the RTSR Performance, ATSR Appreciation and ROACE, with achieved points between levels to be interpolated, for the performance period of January 1, 2020 to December 31, 2022.

(4)
In order to determine the "Threshold" number of units, an achievement over a three-year period of (1/3) RTSR Performance equaling the 30th percentile (16.7% of total performance units payable in cash), (1/3) ATSR Appreciation equaling 10% (8.3% of total performance units payable in cash) and (1/3) ROACE equaling 25% (33.3% of total performance units payable in cash) were utilized, resulting in an aggregate of 58.3% of total performance units payable in cash.

(5)
In order to determine the "Target" number of units, an achievement over a three-year period of (1/3) RTSR Performance equaling the 60th percentile (33.3% of total performance units payable in cash), (1/3) ATSR Appreciation equaling 35% (33.3% of total performance units payable in cash) and (1/3) ROACE equaling 25% (33.3% of total performance units payable in cash) were utilized, resulting in an aggregate of 100% of total performance units payable in cash.

(6)
In order to determine the "Maximum" number of units, an achievement over a three-year period of (1/3) RTSR Performance equaling or exceeding the 90th percentile (66.7% of total performance units payable in cash), (1/3) ATSR Appreciation equaling or exceeding 60% (66.7% of total performance units payable in cash) and (1/3) ROACE equaling or exceeding 35% (66.7% of total performance units payable in cash) were utilized, resulting in an aggregate of 200% of total performance units payable in cash.

(7)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, was terminated as part of the Company's organizational restructuring, and, as a result, Mr. Beyer's unvested awards were forfeited. See Note 18 to our audited consolidated financial statements in our 2020 Annual Report for additional information on the Company's organizational restructuring.

80  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

The following table presents the grant-date fair values per performance unit computed in accordance with FASB ASC Topic 718:

March 5, 2020

Market criteria:	(1/3) RTSR Factor + (1/3) ATSR Factor

Grant-date fair value per performance unit(1)(3)	$14.90

Performance criteria:	(1/3) ROACE Factor

Grant-date fair value per performance unit(2)(3)	$16.40

Combined grant-date fair value per performance unit(3)	$15.40

(1)
The grant-date fair value per performance unit for the (1/3) RTSR Factor and the (1/3) ATSR Factor were determined utilizing a Monte Carlo simulation.

(2)
The grant-date fair value per performance unit for the (1/3) ROACE Factor was determined based on the closing price of our common stock on the NYSE on the grant date.

(3)
As the form of payment for the 2020 performance unit awards is cash, these awards are accounted for as liability awards and are re-measured at each accounting period until final settlement. The grant-date fair value per performance unit was retroactively adjusted for the Company's 1-for-20 reverse stock split effective June 1, 2020.

LAREDO PETROLEUM, INC. OMNIBUS EQUITY INCENTIVE PLAN

Under the Equity Incentive Plan, awards of stock options, including both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards, performance unit awards and performance compensation awards (payable in cash or otherwise) may be granted. Subject to adjustment for certain corporate events, 1,492,500 shares is currently the maximum number of shares of our common stock authorized and reserved for issuance under the Equity Incentive Plan.

However, we are seeking stockholder approval to increase this amount to                        shares. See Proposal Number 4 for the details on our Equity Incentive Plan along with our proposed amendments to the Equity Incentive Plan.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  81

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table provides information concerning restricted stock awards, performance unit awards, outperformance award and stock option awards that are not vested and stock option awards that are vested and exercisable for our NEOs as of December 31, 2020.

Outstanding equity awards table as of December 31, 2020

		Restricted stock awards		Performance unit awards		Outperformance award		Stock option awards

Name	Grant date	Shares not vested (#)(1)(2)	Market value of shares not vested ($)(3)	Units not vested (#)(1)(4)	Market value of units not vested ($)(3)	Units not vested (#)(1)(5)	Market value of units not vested ($)(3)	Stock options not exercisable (#)(1)(6)	Stock options exercisable (#)(1)	Exercise price ($)	Expiration date

Jason Pigott	3/5/2020	55,253	1,088,484	41,440	816,368	—	—	—	—	—	—

	6/3/2019	30,973	610,168	23,808	469,018	10,000	197,000	—	—	—	—

Bryan Lemmerman	7/1/2020	56,774	1,118,448	—	—	—	—	—	—	—	—

Karen Chandler	3/5/2020	32,041	631,208	24,031	473,411	—	—	—	—	—	—

	2/28/2019	9,292	183,052	11,233	221,290	—	—	—	—	—	—

	2/16/2018	647	12,746	818	16,115	—	—	—	—	—	—

	2/17/2017	—	—	—	—	—	—	200	594	282.40	2/17/2027

	2/15/2013	—	—	—	—	—	—	—	821	346.80	2/15/2023

Mark Denny	3/5/2020	11,878	233,997	8,909	175,507	—	—	—	—	—	—

	2/28/2019	2,524	49,723	3,050	60,085	—	—	—	—	—	—

	2/16/2018	400	7,880	506	9,968	—	—	—	—	—	—

	2/17/2017	—	—	—	—	—	—	126	378	282.40	2/17/2027

	2/19/2016	—	—	—	—	—	—	—	1,338	82.00	2/19/2026

(1)
Shares, units and options have been retroactively adjusted to reflect the Company's 1-for-20 reverse stock split effective June 1, 2020.

(2)
Restricted shares granted in 2020, 2019 and 2018 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(3)
Market value is based on the $19.70 per share closing price of our common stock on the NYSE on December 31, 2020, the last trading day of the year.

(4)
The performance unit awards granted on February 16, 2018 had a performance period of January 1, 2018 to December 31, 2020, and resulted in a RTSR Performance of 30th percentile compared to peer group, an ATSR Appreciation of (91%) and an ROACE of 16%, which translates into an RTSR Factor, ATSR Factor and ROACE Factor of 50%, 0% and 61%, respectively, and together, is the Performance Multiple of 43%. As such, the granted units vested and were converted into the Company's common stock during the first quarter of 2021 based on this Performance Multiple. For the February 28, 2019 and June 3, 2019 performance unit awards, the performance metrics and weightings remained the same as the 2018 performance unit awards, the potential RTSR Factor, ATSR Factor and ROACE Factor pursuant to the next highest performance level of 100%, 25% and 100%, respectively, results in a potential Performance Multiple of 81% based on their actual performance through December 31, 2020 attaining 38th percentile in RTSR Performance, (77%) in ATSR Appreciation and 18% in ROACE. For the March 5, 2020 performance unit awards, the performance metrics remained the same but the weightings were changed to give each metric equal weight, the potential RTSR Factor, ATSR Factor and ROACE Factor pursuant to the next highest performance level of 100%, 25% and 100%, respectively, results in a potential Performance Multiple of 75% based on their actual performance through December 31, 2020 attaining 50th percentile in RTSR Performance, (45%) in ATSR Appreciation and 9% in ROACE. The performance unit awards granted February 28, 2019 and June 3, 2019 have a performance period of January 1, 2019 to December 31, 2021, and any shares earned under such awards are expected to be issued in the first quarter of 2022 if the market and/or performance and vesting criteria are met. The performance unit awards granted March 5, 2020 have a

82  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

  performance period of January 1, 2020 to December 31, 2022, and any units earned under such awards are expected to be settled in cash in the first quarter of 2023 if the market and/or performance and vesting criteria are met.

(5)
Mr. Pigott received a one-time new hire outperformance award granted June 3, 2019. If earned, the payout ranges from 0 to 50,000 shares in the Company's common stock per the vesting schedule. The highest 50 consecutive trading day average closing stock price pursuant to the next highest performance level of $120 results in potentially 10,000 units earned based on the stock price performance through December 31, 2020 attaining a highest 50 consecutive trading day average closing stock price of $56.66. The performance period commenced on June 3, 2019 and ends on June 3, 2022. Of the earned outperformance shares, one-third of the award will vest on the Final Date, one-third will vest on the first anniversary of the Final Date and one-third will vest on the second anniversary of the Final Date, provided that Mr. Pigott has been continuously employed with the Company through the applicable vesting date.

(6)
Stock option awards granted in 2017 vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  83

EXECUTIVE COMPENSATION MATTERS

Performance Unit Award Peer Groups*

Company	2018	2019	2020

Amplify Energy Corp			x

Berry Petroleum			x

Bonanza Creek Energy, Inc.			x

Brigham Minerals, Inc.			x

California Resources Corporation			x

Callon Petroleum Company	x	x	X

Carrizo Oil & Gas, Inc.	x

Centennial Resource Development, Inc.	x	x

CNX Resources Corporation			x

Comstock Resources Inc.			X

Denbury Resources Inc.			x

Diamondback Energy, Inc.	x

Earthstone Energy, Inc.			x

Energen Corporation

EP Energy Corporation	x

Evolution Petroleum Corporation			x

Extraction Oil & Gas, Inc.	x	x	x

Falcon Minerals Corporation			x

Gulfport Energy Corporation			x

HighPoint Resources Corporation			x

Jagged Peak Energy Inc.	x

Magnolia Oil & Gas Corporation			x

Matador Resources Company	x	x	x

Montage Resources Corporation	x	x	x

Newfield Exploration Company

Northern Oil & Gas, Inc.

Oasis Petroleum Inc.	x	x	x

Panhandle Oil and Gas Inc.			x

Parsley Energy, Inc.	x	x

PDC Energy, Inc.	x	x	x

Penn Virginia Corporation			x

PrimeEnergy Resources Corporation			x

QEP Resources, Inc.	x	x	x

Range Resources Corporation	x	x

Resolute Energy Corporation	x

Ring Energy, Inc.			x

RSP Permian, Inc.

Sanchez Energy Corporation	x

SM Energy Company	x	x	x

Southwestern Energy Company			x

SRC Energy Inc.	x

Talos Energy Inc.			x

Tellurian Inc.			x

W&T Offshore, Inc.			x

Whiting Petroleum Corporation	x	x	x

WildHorse Resource Development Corporation

WPX Energy, Inc.	x	x

*
Due to mergers and acquisitions, the Board approved removing Energen Corporation, Newfield Exploration Company, RSP Permian, Inc. and Wild Horse Resource Development Corporation from the 2018 performance unit award peer group and removing Carrizo Oil & Gas, Inc., Jagged Peak Energy, Inc. and SRC Energy, Inc. from the 2019 performance unit award peer group.

84  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

STOCK AWARD VESTINGS, STOCK OPTION EXERCISES AND PERFORMANCE UNIT VESTINGS IN FISCAL YEAR 2020

The following table provides information concerning the vesting of stock awards, the exercise of stock options and the vesting of performance units during fiscal year 2020 on an aggregated basis with respect to each of our NEOs.

Stock Award Vestings, Stock Option Exercises and Performance Unit Vestings for the Year Ended December 31, 2020

	Stock awards		Stock options		Performance units

Name	Shares acquired on vesting(1)	Value realized on vesting(2)	Shares acquired on exercise	Value realized on exercise	Shares acquired on vesting(3)	Value realized on vesting

Jason Pigott	15,255	$267,878	—	$—	—	$—

Bryan Lemmerman(4)	—	$—	—	$—	—	$—

Karen Chandler	5,383	$123,050	—	$—	—	$—

Mark Denny	1,745	$41,912	—	$—	—	$—

Michael Beyer	2,039	$50,244	—	$—	—	$—

(1)
Shares have been retroactively adjusted to reflect the Company's 1-for-20 reverse stock split effective June 1, 2020.

(2)
The value realized upon vesting was calculated utilizing the closing stock price on the vesting date.

(3)
The performance unit awards granted on February 17, 2017 had a performance period of January 1, 2017 to December 31, 2019, resulting in a TSR Modifier of 0% based on the Company finishing in the 15th percentile of its peer group for relative TSR. The 2017 performance unit awards were not converted into common stock but lapsed at vesting in the first quarter of 2020.

(4)
Mr. Lemmerman's equity-based awards were granted in 2020, and therefore, had no associated vestings in 2020.

See page 75 for details regarding the 2018 performance unit awards that vested during the first quarter of 2021.

PENSION BENEFITS

We maintain a 401(k) Plan for our employees, including our NEOs, but at this time we do not sponsor or maintain a pension plan for any of our employees.

NONQUALIFIED DEFERRED COMPENSATION

We do not provide a nonqualified deferred compensation plan for our employees at this time.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  85

EXECUTIVE COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance

As described above, we do not maintain individual employment agreements. The Company has adopted the Change in Control Plan and the Severance Plan, which provide severance payments and benefits to our NEOs and eligible persons with the title of vice president and above, as determined by our Compensation Committee. See Employment, Severance or Change in Control Agreements for additional information. In order to be eligible for severance benefits under the policies, our NEOs have executed a confidentiality, non-disparagement and non-solicitation agreement.

Restricted Stock

The restricted stock may be affected by a NEO's termination of employment or the occurrence of certain corporate events. In the event of the termination of a NEO's employment by the Company, with or without cause, or the NEO's resignation for any reason, the NEO will generally forfeit all restricted stock to us.

If the NEO's employment with the Company is terminated upon the death of the NEO or because the NEO is determined to be disabled by the Board of Directors, then all of his or her restricted stock will automatically vest. A NEO will be considered to have incurred a "disability" in the event of the officer's inability to perform, even with reasonable accommodation, on a full-time basis the employment duties and responsibilities due to accident, physical or mental illness, or other circumstance; provided, however, that such inability continues for a period exceeding 180 days during any 12-month period.

In the event of a change in control, all restricted stock awards will become fully vested as of the date of the change in control, provided that the NEO remains employed by the Company through the date of such change in control. For purposes of these restricted stock awards, a "change in control" generally means:

  (i)
  any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity),

  (ii)
  a majority of the members of the Board of Directors who were directors as of the date of the corporate reorganization no longer serve as directors; or

  (iii)
  the consummation of a merger or consolidation of our Company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.

Stock Options

Stock option awards may be affected by a NEO's termination of employment or the occurrence of certain corporate events. The unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (i) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause. Both

86  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause.

In the event of a change in control (which for these purposes is the same as described for restricted stock above), provided that the NEO remains employed by the Company through the date of such change of in control, all stock option awards will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change in control.

Performance Unit Awards

Performance unit awards may be affected by a NEO's termination of employment or the occurrence of certain corporate events. If the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall generally be issued or paid in respect of the award. If, prior to the maturity date, the executive's employment with the Company terminates either by reason of death or because the executive is determined by the Board of Directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination. The performance units granted to each recipient in 2018 are payable in common stock of the Company in the first quarter of 2021 based on the Performance Multiple of 43%. The performance units granted to each recipient in 2019 are payable in cash, common stock of the Company or a combination of cash and common stock, with the current election being common stock. The performance units granted to each recipient in 2020 are payable in cash.

In the event of a change in control (which for these purposes is the same as described for restricted stock above), provided that the NEO remains employed by the Company through the date of such change in control, the "performance periods" in effect on the date the change in control occurs shall end on such date, and either the Board of Directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met, based upon such audited or unaudited financial information or other information then available as it deems relevant. The Board of Directors or Compensation Committee shall then cause each holder of performance unit awards to receive partial, full or no issuance of such awards for each performance period (including a potential range from 0% to 200%), based on the Board of Directors' or Compensation Committee's determination of the degree of attainment of the performance goals or that the applicable "target" levels of performance have been attained or on such other basis determined by the Board of Directors or Compensation Committee.

Outperformance Award

The outperformance award may be affected by the NEO's termination of employment or the occurrence of certain corporate events. If the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the outperformance award, then no amount shall generally be issued in respect of the award. If, prior to the maturity date, the executive's employment with the Company terminates either by reason of death or because the executive is determined by the Board of Directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated outperformance award, taking into account the time that the executive was employed during the performance period prior to the date of such termination. The outperformance award granted in 2019 is payable in common stock of the Company.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  87

EXECUTIVE COMPENSATION MATTERS

In the event of a change in control (which for these purposes is the same as described for restricted stock above), provided that the NEO remains employed by the Company through the date of such change of control, the "performance period" in effect on the date the change in control occurs shall end on such date, and either the Board of Directors or the Compensation Committee shall determine the extent to which the performance goal with respect to such performance period has been met, based upon the highest 50 consecutive trading day average closing stock price of the Company that occurs during the performance period or other information then available as it deems relevant. The Board of Directors or Compensation Committee shall then cause the holder of the outperformance award to receive partial, full or no issuance of such award for the performance period (including a potential range from 0 to 50,000 earned shares), based on the Board of Directors' or Compensation Committee's determination of the degree of attainment of the performance goal or on such other basis determined by the Board of Directors or Compensation Committee.

Potential Payments upon Termination or Change in Control Table for Fiscal Year 2020

The information set forth in the table below for Mr. Pigott, Mr. Lemmerman, Dr. Chandler and Mr. Denny is based on the assumption that the applicable triggering event under the Change in Control Plan or the applicable restricted stock award, stock option award, performance unit award or outperformance award agreement to which each NEO was a party occurred on December 31, 2020, the last business day of fiscal year 2020. Accordingly, for these NEOs the information reported in the table indicates the amount of cash severance and benefits that would be payable, and the value of restricted stock awards, stock option awards, performance unit awards and outperformance award that would vest or become exercisable, by reason of a termination under the circumstances described above, or upon a change in control, and is our best estimation of our obligations to each NEO and will only be determinable with any certainty upon the occurrence of the applicable event. For Mr. Beyer, the information set forth in the table below represents the actual amount received in connection with the respective triggering event.

88  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

Name	Termination without cause/for good reason outside of a change in control	Change in control (must be coupled with Termination without cause/for good reason)(1)	Change in control only	Termination for cause	Termination due to death or disability

Jason Pigott
Salary	$—	$2,160,000	$—	$—	$—

Bonus	—	2,376,000	—	—	—

Accelerated Equity RS(2)	—	1,698,652	1,698,652	—	1,698,652

Accelerated Equity PS(2)(3)	—	634,833	634,833	—	634,833

Accelerated Equity OUT(2)(3)	—	—	—	—	—

Continued Medical	—	33,453	—	—	—

Total	$—	$6,902,938	$2,333,485	$—	$2,333,485

Bryan Lemmerman
Salary	$—	$880,000	$—	$—	$—

Bonus	—	792,000	—	—	—

Accelerated Equity RS(2)	—	1,118,448	1,118,448	—	1,118,448

Continued Medical	—	22,451	—	—	—

Total	$—	$2,812,899	$1,118,448	$—	$1,118,448

Karen Chandler
Salary	$—	$900,000	$—	$—	$—

Bonus	—	765,000	—	—	—

Accelerated Equity RS(2)	—	827,006	827,006	—	827,006

Accelerated Equity PS(2)(3)	—	348,572	348,572	—	348,572

Accelerated Equity Options(2)	—	—	—	—	—

Continued Medical	—	11,717	—	—	—

Total	$—	$2,852,295	$1,175,578	$—	$1,175,578

Mark Denny
Salary	$—	$650,000	$—	$—	$—

Bonus	—	552,500	—	—	—

Accelerated Equity RS(2)	—	291,600	291,600	—	291,600

Accelerated Equity PS(2)(3)	—	117,786	117,786	—	117,786

Accelerated Equity Options(2)	—	—	—	—	—

Continued Medical	—	33,453	—	—	—

Total	$—	$1,645,339	$409,386	$—	$409,386

Michael Beyer(4)
Total Severance	$1,719,409	$—	$—	$—	$—
Continued Medical	34,043	—	—	—	—

Total	$1,753,452	$—	$—	$—	$—

(1)
Our Change in Control Plan, which was applicable to each of the NEOs effective December 31, 2020 provides that in the event that during the 18-month period following a change in control the employment of a NEO is terminated by the employer without cause or by the NEO for good reason, then the NEO is entitled to 200% (300% in the case of Mr. Pigott) of such NEO's salary rate and 200% (300% in the case of Mr. Pigott) of such NEO's STIP target cash award, plus a prorated STIP cash award in the year of termination, plus company paid COBRA continuation coverage for up to 18 months. In addition, the Equity Incentive Plan provides that in the event of a change in control, (i) with respect to restricted stock awards, the restricted period shall expire and restrictions applicable to outstanding restricted stock awards shall lapse and such awards shall become fully vested; (ii) with respect to stock option awards, all options will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change in control; and (iii) with respect to performance unit awards and the outperformance award, the "performance periods" in effect on the date the change in control occurs shall end on such date, and either the Board of Directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met and shall then cause each holder of performance unit awards and/or outperformance award to receive partial, full or no issuance or cash payment, as applicable, of such awards for each performance period. The STIP cash bonus amounts for each NEO do not include STIP cash award earned and paid in 2020. For purposes of determining the value of the restricted stock awards and performance unit awards, the fair market value per share of our common stock was $19.70 on December 31, 2020. The 200 and 126

Laredo Petroleum, Inc. 2021 Proxy Statement  |  89

EXECUTIVE COMPENSATION MATTERS

  unvested stock options for Dr. Chandler and Mr. Denny, respectively, had no intrinsic value based on the spread between the exercise price and the December 31, 2020 stock price.

(2)
At December 31, 2020, the only forms of equity-based awards held by the NEOs consisted of restricted stock awards, stock option awards, performance unit awards and an outperformance award. Each such award may be impacted by the termination of the holder's employment by the Company, depending on the reason for such termination, as follows: (i) the NEOs' restricted stock awards provide that if the NEO's employment is terminated for any reason other than death or a determination of disability, but not later than the expiration of the option period, then the NEO forfeits his or her unvested shares. In the event of termination by death or disability, all unvested shares automatically vest; (ii) the stock option awards provide that the unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (a) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (b) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause; provided both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause; and (iii) the performance unit awards and the outperformance award provide that if the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award and/or outperformance award, then no amount shall be paid in respect of the award. If, prior to the maturity date the executive's employment is terminated with the Company either by reason of death or because the executive is determined by the Board of Directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award and/or outperformance award, taking into account the time that the executive was employed during the performance period prior to the date of such termination.

(3)
For the purposes of this table, the performance period was assumed to have ended on December 31, 2020 for the March 5, 2020, June 3, 2019 and February 28, 2019 performance unit awards and the June 3, 2019 outperformance award, and actually did end on December 31, 2020 for the February 16, 2018 performance unit awards. At December 31, 2020 (without consideration of any potential impact such change in control event may have),(i) the March 5, 2020 cash-settled performance unit awards had an RTSR Factor of 83%, an ATSR Factor of 0% and an ROACE Factor of 0%, resulting in a Performance Multiple of 28%, (ii) the June 3, 2019 and February 28, 2019 share-settled performance unit awards had an RTSR Factor of 64%, an ATSR Factor of 0% and an ROACE Factor of 82%, resulting in a Performance Multiple of 57%, (iii) the February 16, 2018 share-settled performance unit awards had an RTSR Factor of 50%, an ATSR Factor of 0% and an ROACE Factor of 61%, resulting in a Performance Multiple of 43%, and (iv) the June 3, 2019 share-settled outperformance award had an earned payout of 0 shares based upon the highest 50 consecutive trading day average closing stock price during the performance period.

(4)
Effective June 17, 2020, Mr. Beyer, the Company's former Senior Vice President and Chief Financial Officer, terminated as part of the Company's organizational restructuring, and, as a result, Mr. Beyer received a severance payment and company-paid COBRA continuation coverage for 18 months.

For information on our Severance Plan adopted in 2020, please see the Employee, Severance or Change In Control Agreements section.

90  | Laredo Petroleum, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION MATTERS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY INCENTIVE PLAN

At December 31, 2020, a total of 1,492,500 shares of common stock were authorized for issuance under the Equity Incentive Plan. In the table below, we describe certain information about these shares and the Equity Incentive Plan that provides for their authorization and issuance. You can find a description of the Equity Incentive Plan under "—Laredo Petroleum, Inc. Omnibus Equity Incentive Plan."

Plan category	Number of securities to be issued upon exercise of outstanding options or under performance units(1)(2)(3)	Weighted-average exercise price of outstanding options(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options and performance units)(1)(4)

Equity compensation plan approved by security holders(4)	231,430	$257.42	531,218

Equity compensation plan not approved by security holders	—	—	—

Total	231,430		531,218

(1)
Shares and price have been retroactively adjusted to reflect the Company's 1-for-20 reverse stock split effective June 1, 2020.

(2)
The performance unit awards granted on February 16, 2018 had a performance period of January 1, 2018 to December 31, 2020, and resulted in a RTSR performance of 30th percentile compared to peer group, an ATSR Appreciation of (91%) and an ROACE of 16%, which translates into an RTSR Factor, ATSR Factor and ROACE Factor of 50%, 0% and 61%, respectively, and together, is the Performance Multiple of 43%. As such, the granted units vested and were converted into the Company's common stock during the first quarter of 2021 based on this Performance Multiple. The formula for calculating the number of securities remaining available for future issuance (i) includes the February 16, 2018 performance units at Performance Multiple of 43%, (ii) assumes the February 28, 2019 and June 3, 2019 performance unit awards outstanding result in a maximum performance period level (200%) even though the actual performance period through December 31, 2021 is not complete and (iii) the June 3, 2019 outperformance award outstanding results in a maximum performance period level (50,000 shares) even though the actual performance period through June 3, 2022 is not complete. If the February 28, 2019 and June 3, 2019 performance unit awards were included at a Performance Multiple of 100% and the June 3, 2019 outperformance award was included at threshold level (10,000 shares), the number of securities to be issued under performance units as of December 31, 2020 would be 98,197.

(3)
This column includes 11,362 in outstanding options and 220,068 in outstanding performance units.

(4)
See Laredo Petroleum, Inc. Omnibus Equity Incentive Plan in our Compensation Tables for more information.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2020, our last completed fiscal year:

  •
  The median employee's total annual compensation for 2020, in accordance with the requirements of the Summary Compensation Table, was $128,658; and

  •
  The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $3,296,586.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  91

EXECUTIVE COMPENSATION MATTERS

Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees in 2020 was calculated to be 26 to 1.

Accordingly, our 2020 CEO to median employee pay ratio was:	26:1

METHODOLOGY AND ASSUMPTIONS

We have elected to identify our median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In 2019 we determined that, because we experienced a material change in our employee population from the Reduction in Force that occurred in April 2019, and we hired our new CEO, it would be prudent to re-determine our median employee for 2019. See our 2019 proxy statement for information regarding the process we utilized to identify our "median employee."

In accordance with Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2019 to calculate our 2020 CEO pay ratio. The median total annual compensation represented above reflects the 2020 compensation actually paid to an individual employed by us whose compensation reflects the median level of compensation paid to all of our employees. To determine the annual total compensation of our median employee and our CEO, we took the following steps:

  •
  We calculated the median employee's total annual compensation for 2020, in accordance with the requirements of the summary compensation table, resulting in annual total compensation of $128,658.

  •
  With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2020 Summary Compensation Table on page 73, reflecting his annual total compensation of $3,296,586.

Under the SEC's rules and guidance, there are numerous ways to determine the compensation of a company's median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies. We believe our methodology provided a reasonable basis for determining each employee's total annual compensation as well as an economical method of evaluating our employee populations' total annual compensation and identifying our median employee.

92  | Laredo Petroleum, Inc. 2021 Proxy Statement

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of outstanding common stock by

  (i)
  beneficial owners of more than five percent of the Company's outstanding common stock as of March 23, 2021, of which is determined using the aggregate amount beneficially owned by each reporting person reported in a Schedule 13D or Schedule 13G filing with the SEC as of the date of event which requires filing of such statement,

  (ii)
  each director of the Company as of March 23, 2021,

  (iii)
  each NEO of the Company as of March 23, 2021 and

  (iv)
  all of the Company's directors and executive officers as a group as of March 23, 2021.

Unless otherwise noted, the mailing address of each person or entity named below is:

c/o Laredo Petroleum, Inc.
15 W. Sixth Street,
Suite 900
Tulsa, Oklahoma 74119

Beneficial ownership is determined in accordance with SEC rules. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 23, 2021, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  93

STOCK OWNERSHIP INFORMATION

Name of person or identity of group	Number of shares	Percentage of class(1)

BlackRock, Inc.(2)	1,214,193

William E. Albrecht	10,951	*

Dr. Craig M. Jarchow	7,462	*

Pamela S. Pierce	23,217	*

James R. Levy(3)	19,947	*

Jason Pigott	141,209	*

Frances Powell Hawes	12,635	*

Dr. Myles W. Scoggins(3)(4)	19,132	*

Edmund P. Segner, III	15,483	*

Jarvis V. Hollingsworth	747	*

Lisa M. Lambert	2,938	*

Lori A. Lancaster	747	*

Bryan Lemmerman	78,525	*

Karen Chandler(5)	70,390	*

Mark Denny(5)	28,625	*

Directors and executive officers as a group (14 persons)	432,008

*
Denotes less than 1% beneficially owned.

(1)
Based upon an aggregate of            common stock outstanding as of March 23, 2021.

(2)
This share ownership information was provided in a Schedule 13G Amendment No. 2 filed on March 10, 2021 by BlackRock, Inc., which disclosed that of the reported shares, such entity possesses sole voting and dispositive power of 1,193,190 shares and 1,214,193 shares, respectively. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
James R. Levy and Dr. Myles W. Scoggins are Class II directors of the Company, not standing for re-election. Terms will expire at the annual meeting.

(4)
Includes 250 shares held in a joint account for which Dr. Scoggins shares voting and dispositive powers with his spouse.

(5)
Includes aggregated vested and exercisable stock options of 1,615 and 1,842 for Dr. Chandler and Mr. Denny, respectively, within 60 days of March 23, 2021.

Delinquent Section 16(a) Reports

The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on our review of reports and written representations that the Company has received, the Company believes that for the year ended December 31, 2020 all required reports were timely filed with the exception of one Form 4 filed for Bryan Lemmerman, our Senior Vice President and Chief Financial Officer, which was filed two days late.

94  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

Proposal Four: Approval of Amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger for vesting in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from 1,492,500 Shares to                Shares

We adopted the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan in connection with our initial public offering in 2011. Our Board of Directors, Compensation Committee and management all believe that the effective use of share-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans by providing a direct link between compensation and long-term stockholder value creation. Since our initial public offering in 2011, we have amended and restated the plan three times, most recently in 2020 in connection with the 1-for-20 reverse stock split to proportionately adjust the maximum number of shares of our common stock issuable and limitations on awards that may be granted under the plan (as amended and restated, the "Equity Incentive Plan").

On                        , 2021, our Compensation Committee recommended, and our Board of Directors adopted, an amendment and restatement (the "Amendment") of the Equity Incentive Plan, subject to approval of our stockholders. Pursuant to the Amendment, we are asking stockholders to approve:

  •
  adopting a "double trigger" change of control vesting provisions for future equity awards;

  •
  increasing the number of shares of common stock authorized for issuance under the Equity Incentive Plan by                enabling the continued use of the Equity Incentive Plan for equity awards;

  •
  eliminate the possibility of dividends being issued on unvested restricted stock awards; and

  •
  extending the term of the Equity Incentive Plan until the tenth anniversary of the date the Amendment is approved by our stockholders.

In addition to the items listed above, we are proposing to make certain administrative changes to the Equity Incentive Plan, including the removal of certain provisions that are no longer applicable due to amendments to Section 162(m) of the Internal Revenue Code.

Rationale for the Amendment and Why Our Board Recommends that You Vote for Its Approval

"Double Trigger" Vesting is Aligned with Our Best Practices.    Currently, the Equity Incentive Plan provides that the vesting of outstanding and unvested equity awards will accelerate upon the occurrence of a change of control. To further align the Company's equity compensation practices with the interests of our stockholders and our commitment to good governance, the Amendment provides that, with respect to grants of equity awards made after the date the Amendment is approved by our stockholders, the vesting of such awards would only accelerate upon the termination of a participant's employment without cause or for good reason during the 18-month period immediately following a change in control ("double trigger" vesting). For

Laredo Petroleum, Inc. 2021 Proxy Statement  |  95

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

the avoidance of doubt, equity awards outstanding as of the date the Amendment is approved by our stockholders will continue to be subject to "single trigger" vesting.

Equity Incentive Awards are Essential to Our Success.    By increasing the number of shares of common stock authorized for issuance under the Equity Incentive Plan and extending its term, we believe we will have the flexibility to continue to provide equity awards in amounts determined to be appropriate by our Compensation Committee. Long-term equity-based incentive awards are central to our compensation program and constitute a significant portion of our named executive officers' total compensation. Our Board of Directors and our Compensation Committee believe that our ability to grant equity incentive awards to new and existing executive officers, directors, employees and eligible consultants who provide services to us has helped us to attract, retain and motivate professionals with superior ability, experience and leadership capability. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation.    Historically, we have issued equity incentive awards to eligible participants under the Equity Incentive Plan as our Board of Directors and Compensation Committee believe it aligns their interests with that of our stockholders, encourages retention and promotes actions that result in long-term stockholder value creation.

Equity Incentive Awards Help Us Maintain Maximum Financial Flexibility.    Our Board of Directors and Compensation Committee believe that compensation in the form of equity incentive awards under the Equity Incentive Plan in lieu of cash awards allows the Company to preserve cash and maintain financial flexibility, which is particularly important in the current low commodity price environment, while still allowing us to provide a competitive compensation package.

Director Compensation.    Because our Board of Directors has the authority to set compensation for its own members, we believe including a specific annual limit on the number of shares of common stock that may be awarded to any non-employee director under the Equity Incentive Plan is in the best interests of both our Board of Directors and our stockholders.

Highlights of the Proposed Increase in Authorized Shares

The Equity Incentive Plan authorizes the Board of Directors or the Compensation Committee to award stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (which may include performance units, performance based shares and other equity and non-equity performance based awards) and other incentives payable in cash or in shares of our common stock for the purpose of attracting, retaining and motivating the caliber of employees and directors essential for achievement of our success.

We propose to increase the maximum aggregate number of shares of our common stock authorized for issuance under the Equity Incentive Plan by an additional                shares, increasing the maximum number of shares of our common stock issuable under the Equity Incentive plan from 1,492,500 shares to                shares, subject to stockholder approval of the proposed Amendment to the Equity Incentive Plan.

The following table includes information regarding all outstanding equity awards as of March 23, 2021 (including the equity awards granted under the Plan in March 2021), and information regarding the Plan's remaining share reserve and the Company's total outstanding shares (without giving effect to approval of the

96  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

Amended Plan). The closing price of the Company's common stock on March 23, 2021, was $                per share.

Aggregate shares underlying outstanding options

• Weighted average exercise price	$

• Weighted average remaining term

Aggregate shares underlying full-value awards(1)

Shares currently available for new awards under the Plan(1)

Record date common shares outstanding

(1)
Included here are (i) the February 16, 2018 performance unit awards at 43%, (ii) the February 28, 2019 and June 3, 2019 performance unit awards at 200% and (iii) the June 3, 2019 outperformance award at a maximum level of 50,000 shares. If the February 28, 2019 and June 3, 2019 performance unit awards were included at 100% and the June 3, 2019 outperformance award was included at a threshold level of 10,000 shares, the aggregate shares underlying full-value awards and shares currently available for new awards under the Plan would be            and            , respectively.

If stockholders approve the proposed Amendment to our Equity Incentive Plan, as of March 23, 2021, approximately                shares of common stock would be available for future grants under the Equity Incentive Plan assuming all outstanding options will be exercised and assuming the share-settled performance unit awards granted are at 100% and the outperformance award is at a threshold level of 10,000 shares. Utilizing the previous statement scenario except assuming the share-settled performance unit awards granted are at 200% and the outperformance award is at a maximum level of 50,000 shares, as of March 23, 2021, the total number of shares of common stock available for future grants under the Equity Incentive Plan would be approximately                 shares of common stock.

In recommending approval of the Amendment to increase the share reserve under the Equity Incentive Plan to                shares, the Compensation Committee considered the potential dilutive impact on our stockholders using the metrics of average burn rate (i.e., total shares used for equity awards in a year divided by the weighted-average outstanding shares for such year) and equity overhang (i.e., shares subject to outstanding awards or available for use in future awards, divided by fully diluted shares outstanding).

The principal features of the Equity Incentive Plan as it exists today and as it is proposed to be amended, subject to stockholder approval, are summarized below. This summary does not contain all information about the Equity Incentive Plan. A copy of the complete text of the Equity Incentive Plan, as amended to reflect the Amendment, is included in Appendix A to this Proxy Statement. The following description is qualified in its entirety by reference to the full text of the Equity Incentive Plan, as amended to reflect the Amendment, which is incorporated herein by reference.

Summary of the Equity Incentive Plan as Proposed to Be Amended

The following is a brief summary of the Equity Incentive Plan.

Purpose.    The purpose of the Equity Incentive Plan is to provide a means for us to attract and retain key personnel and for our directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in Laredo, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of our stockholders. Under the Equity Incentive Plan, awards of stock options, including both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and performance compensation awards may be

Laredo Petroleum, Inc. 2021 Proxy Statement  |  97

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

granted. Subject to adjustment for certain corporate events and assuming the proposed Amendment to the Equity Incentive Plan is approved by stockholders,                shares is the maximum number of shares of our common stock authorized and reserved for issuance under the Equity Incentive Plan.

Duration.    The expiration date of the Equity Incentive Plan shall be the tenth anniversary of the date the Amendment is approved by the Company's stockholders unless sooner terminated by the Board.

Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the Equity Incentive Plan. As of December 31, 2020, we had 257 full-time employees.

Shares subject to the Equity Incentive Plan.    The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and assuming the amendment to the Equity Incentive Plan proposed by this Item Two is approved by stockholders, the maximum aggregate amount of common stock which may be issued upon exercise of all awards under the Equity Incentive Plan, including incentive stock options, may not exceed                shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, the maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any one year period is limited to 717,500 shares, the maximum number of shares with respect to which incentive stock options may be granted under the Equity Incentive Plan may not exceed 717,500 shares, no more than 717,500 shares may be earned in respect of performance compensation awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 717,500 shares of common stock on the last day of the performance period to which the award related, and the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million, in each case, subject to adjustment for certain corporate events. In addition, no more than 71,750 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

If any award under the Equity Incentive Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the Equity Incentive Plan. If shares issued under the Equity Incentive Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the Equity Incentive Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the Equity Incentive Plan.

Administration.    Our Board of Directors, or a committee of members of our Board of Directors appointed by our Board of Directors, may administer the Equity Incentive Plan, and that administrator is referred to in this summary as the "administrator." Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our Board of Directors may amend or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

Stock options.    Incentive and nonstatutory stock options may be granted under the Equity Incentive Plan pursuant to incentive and nonstatutory stock option agreements. Employees, directors, consultants and those whom the administrator reasonably expects to become employees, directors and consultants may be granted

98  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

nonstatutory stock options, but only employees may be granted incentive stock options. The administrator determines the exercise price of stock options granted under the Equity Incentive Plan. The exercise price of an incentive or nonstatutory stock option shall be at least 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of the common stock subject to that option on the date that option is granted. The administrator determines the rate at which options vest and any other conditions with respect to exercise of the option. Options may not be exercisable for more than ten years from the date they are granted (five years in the case of an incentive stock option granted to a more than 10% stockholder).

Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option includes cash or certified or bank check and, as determined by the administrator, may include a broker-assisted cashless exercise, reduction of the number of shares deliverable upon exercise, and other legal consideration approved by the administrator.

Stock appreciation rights.    The administrator may, in its discretion, grant stock appreciation rights to participants. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our common stock's appreciation over a span of time in excess of the fair market value of a share of common stock on the date of grant of the stock appreciation right. Stock appreciation rights may be settled in stock, cash or a combination thereof. The strike price per share of common stock for each stock appreciation right will not be less than 100% of the fair market value per share as of the date of grant. The administrator determines the rate at which stock appreciation rights vest and any other conditions with respect to exercise of stock appreciation rights granted under the Equity Incentive Plan.

Restricted awards.    The administrator may grant restricted awards, including both restricted stock and restricted stock units (a hypothetical account that is paid in the form of shares of common stock or cash). The administrator will determine, in its sole discretion, the terms of each award. Shares of common stock acquired under a restricted award may be subject to forfeiture. Subject to the terms of the award, the participant generally shall have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock. The Equity Incentive Plan does not allow for the issuance of dividends on unvested restricted stock. A restricted award may, but need not, provide that the restricted award may not be sold, assigned, pledged or transferred during the restricted period. The administrator may also require recipients of restricted stock to execute escrow agreements whereby the company would hold the restricted stock pending the release of any applicable restrictions.

Stock bonus awards.    The administrator may issue unrestricted shares of common stock, or other awards denominated in shares of common stock, under the Equity Incentive Plan to eligible persons, either alone or in tandem with other awards, in such amounts as the administrator shall from time to time in its sole discretion determine. Each stock bonus award granted under the Equity Incentive Plan will be subject to such conditions not inconsistent with the Equity Incentive Plan as may be reflected in the applicable award agreement.

Performance compensation awards.    The administrator has the authority, at the time of grant of any restricted award or stock bonus award, to designate such award as a performance compensation award. The administrator also has the authority to make an award of a cash bonus to any participant and designate the award as a performance compensation award.

With regard to a particular performance period, the administrator has sole discretion to select the length of the performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), and the kind(s) and/or level(s) of the performance goal(s) to apply and the performance formula. Certain performance compensation awards that

Laredo Petroleum, Inc. 2021 Proxy Statement  |  99

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

were previously granted were structured to comply with the exception under Section 162(m) with respect to qualified performance-based compensation. That exception was eliminated pursuant to the Tax Act and thus only applies to certain grandfathered awards meeting certain criteria.

Unless otherwise provided in the applicable award agreement, a participant must be employed on the date of payment with respect to a performance period to be eligible to receive payment in respect of a performance compensation award for the applicable performance period. The participant will be eligible to receive payment in respect of a performance compensation award only to the extent that: (A) the performance goals for the period are achieved; and (B) all or some of the portion of the participant's performance compensation award has been earned for the performance period based on the application of the performance formula to the performance goals.

Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments will be made to the various limits under, and the share terms of, the Equity Incentive Plan and the awards granted thereunder, including the maximum number of shares reserved under the Equity Incentive Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards or provide for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on or termination of, awards, or providing for a period of time for exercise prior to the occurrence of such event.

Change in control.    In general, in the event of a change in control and the termination of the participant's employment without cause or for good reason during the 18-month period immediately following a change in control, or if the successor to the Company does not assume or substitute awards under the Equity Incentive Plan, all options and stock appreciation rights subject to an award held by that participant will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards of the participant will expire immediately (including a waiver of applicable performance goals). In addition, all incomplete performance periods will end, and any performance awards of the participant will be paid based upon assuming that the applicable target levels of performance have been attained. For the avoidance of doubt, equity awards outstanding as of the date the Amendment is approved by our stockholders will continue to be subject to "single trigger" vesting.

Nontransferability.    In general, each award granted under the Equity Incentive Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Repricing.    Without stockholder approval, the Equity Incentive Plan prohibits the committee from (a) making any amendment or modification that may reduce the exercise price of any option or the strike price of any stock appreciation right ("SAR"), (b) canceling any outstanding option or SAR and replacing it with a new option or SAR, another award or cash, and (c) taking any other action that is considered a "repricing" for

100  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed or quoted.

Section 409A.    The provisions of the Equity Incentive Plan and the awards granted under the Equity Incentive Plan are intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations thereunder.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences to the Company and to recipients of certain awards under the Equity Incentive Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Equity Incentive Plan, but is only a general summary of the material U.S. federal income tax consequences. This summary does not discuss state, local or non-U.S. tax consequences. This summary also does not discuss the effect of gift, estate or inheritance taxes. Moreover, this summary is not intended as tax advice. Recipients should consult with their personal tax advisors regarding individual circumstances and the tax consequences associated with receiving awards under the Equity Incentive Plan.

Incentive Stock Options.    In general, a recipient should not have any income at the time an incentive stock option is granted. If shares of common stock are issued to a recipient pursuant to the exercise of an incentive stock option, then, generally (i) the recipient should not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an incentive stock option, any amount realized in excess of the exercise price paid for the shares should be taxed to the recipient as long-term or short-term capital gain depending upon the length of time such shares were held by the recipient and (iii) the Company should not be entitled to a tax deduction. The amount by which the fair market value of the stock on the exercise date of an incentive stock option exceeds the exercise price generally should, however, constitute an item which increases the recipient's income for purposes of the alternative minimum tax. However, if the recipient disposes of the shares acquired on exercise (including using them in a subsequent stock option exercise) before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the recipient (a "disqualifying disposition"), the recipient generally should include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company should generally be entitled to a tax deduction in the same amount. Subject to certain exceptions, an incentive stock option generally should not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, it should be treated for tax purposes as a nonqualified stock option as discussed below.

Nonqualified Stock Options.    In general, a recipient should not have any income at the time a nonqualified stock option is granted, nor should the Company be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the recipient generally should recognize ordinary income (whether the exercise price is paid in cash or by surrender of shares of common stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the exercise price of the option. The recipient's tax basis in any common shares received upon exercise of a nonqualified stock option should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term

Laredo Petroleum, Inc. 2021 Proxy Statement  |  101

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.

Stock Appreciation Rights.    In general, a recipient should not have any income at the time a stock appreciation right is granted, nor should the Company be entitled to a tax deduction at that time. When a stock appreciation right is exercised, the recipient generally should recognize ordinary income in an amount equal to any cash and/or the fair market value of any shares of common stock received. The recipient's tax basis in any common shares received upon exercise of a stock appreciation right generally should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.

Restricted Stock.    A recipient generally should not recognize any income at the time an award of restricted stock is granted. Instead, the recipient should recognize ordinary income at the time of vesting (i.e., when restricted stock becomes transferable or no longer subject to a substantial risk of forfeiture) or payout in an amount equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. A recipient's tax basis in the shares generally should equal their fair market value at the time the restrictions lapse, and the recipient's holding period for capital gains purposes should begin at that time.

Alternatively, pursuant to Section 83(b) of the Code, the recipient can file an election with the Internal Revenue Service to immediately recognize income upon the grant of the restricted stock award in an amount equal to the fair market value on the grant date minus any amount paid by the recipient to acquire the restricted stock. This election must be filed within the first 30 days after the restricted stock award's grant date. Any subsequent gain or loss recognized upon disposition of shares vested pursuant to a restricted stock award by a recipient who made an effective 83(b) election should be either long-term or short-term capital gain or loss depending on the length of time such shares were held by the recipient. If such an election is made, no additional taxable income should be recognized by such recipient at the time the restrictions lapse, the recipient should have a tax basis in the shares equal to their fair market value on the date of their award, and the recipient's holding period for capital gains purposes should begin at that time.

Restricted Stock Units.    A recipient generally should not recognize any income at the time an award of restricted stock units is granted. Instead, the recipient should recognize ordinary income when cash is paid or common stock is transferred to the recipient following the vesting and settlement of the recipient's restricted stock units. In general, a recipient should be taxed at federal ordinary income tax rates on the aggregate fair market value of all cash paid and any shares of common stock transferred to the recipient upon such vesting and settlement. When a recipient sells shares of common stock that the recipient received on vesting and settlement of a restricted stock unit, the recipient generally should recognize a capital gain (or loss). Because the recipient likely would have recognized ordinary income when the shares were transferred to the recipient, the amount of this capital gain (or loss) generally is the difference between the price at which the recipient sells the shares and their fair market value on the date they were transferred to the recipient. The capital gain or loss is considered "long term" or "short term," depending on how long the recipient held the shares before the sale, and is taxed accordingly.

Stock Bonus Awards.    Assuming the stock bonus award is unrestricted, the recipient generally should be taxed on the stock bonus award when the common stock subject to the award is transferred to the recipient. The recipient generally should be taxed on the aggregate fair market value of all shares of common stock transferred to the recipient.

102  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

Income Tax Consequences to the Company.    Section 162(m) of the Code prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer, Chief Financial Officer and other "covered employees" as defined in Section 162(m). Awards granted to covered employees under the Equity Incentive Plan will count towards the $1 million deduction limit and may thereby be partially or fully nondeductible. Despite this limit, the Company may determine that it is in the Company's best interests to grant awards under Equity Incentive Plan that are not tax deductible to the Company.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options and stock appreciation rights or the accelerated lapse of restrictions with respect to other awards in connection with a change in control of the Company could be deemed an "excess parachute payment" under the golden parachute tax provisions of Section 280G of the Code. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied an income tax deduction.

New Plan Benefits

Because future awards under the Equity Incentive Plan will be granted in amounts and to persons in the sole discretion of the administrator, the type, number, recipients and other terms of such awards cannot be determined at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Equity Incentive Plan.

The Board of Directors unanimously recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  103

PROPOSED AMENDMENTS TO THE COMPANY CHARTER

Proposal Five: Approval of Amendments to the Company's Charter to Implement a Majority Voting Standard for a Stockholder Vote to (1) Amend the Certain Provisions of the Charter (2) Amend the Bylaws or (3) Remove a Director For Cause

The Nominating, Corporate Governance, Social and Environmental Committee and our Board request that you approve amendments to our Amended and Restated Certificate of Incorporation (the "Charter") to implement a majority voting standard for any stockholder vote to (1) amend certain provisions of the Charter, (2) amend the Bylaws or (3) remove a director for cause (the "Majority Voting Proposal").

Article Sixth of our Charter provides that any stockholder vote to remove a director from office for cause requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of stock of the Company then entitled to vote at an election of directors, voting together as a single class. The proposed amendment to Article Sixth of our Charter provides that any stockholder vote to remove a director for cause requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders.

Article Seventh of our Charter provides that in addition to any vote of the holders of any class or series of the stock of the Company required by law or by the Charter, any stockholder vote to adopt, amend or repeal bylaws of the Company requires the affirmative vote of the holder of at least 75% of the voting power of all of the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. The proposed amendment to Article Seventh of our Charter provides that in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Charter, any stockholder vote to adopt, amend or repeal bylaws of the Company requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders.

Article Tenth of our Charter provides that in addition to any vote of the holders of any class or series of stock of this Company required by law or by the Charter, an affirmative vote of the holders of at least 75% of the voting power of the then-outstanding shares of stock of the Company entitled to voted thereon, voting together as a single class shall be required to amend or appeal the following provisions of the Charter:

  •
  Rules to fill vacancies on the Board;

  •
  Rules to establish the quorum for Board meetings;

  •
  The reservation to the Board of the powers to (1) exercise the same powers and perform the same acts as the Company; (2) determine if a Director needs to be elected by written ballot if not required by the Bylaws; (3) to call for special meetings of stockholders; and (4) to schedule the annual meeting of stockholders;

  •
  Rules setting the number of Directors and provisions establishing the classification and staggering of the Board;

  •
  Rules regarding adopting, amending or repealing the Bylaws; and

  •
  Rules regarding a Director's personal liability to the Company or its stockholders (collectively "Select Charter Provisions").

104  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROPOSED AMENDMENTS TO THE COMPANY CHARTER

The proposed amendment to Article Tenth of our Charter provides that in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Charter, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders is required to amend or appeal the Select Charter Provisions.

We believe that the adoption of the Majority Voting Proposal will give our stockholders a greater voice in our corporate governance. In determining whether to recommend to our stockholders the adoption of the Majority Voting Proposal, in addition to investor feedback our Board analyzed current corporate governance trends and evaluated the arguments in favor of and against maintaining the current voting standards. Our Board believes that the Majority Voting Proposal, along with our other corporate governance practices described herein, makes us a strong leader in our peer group for governance and investor responsiveness. Accordingly, our Board has determined to recommend that our stockholders amend our Charter and Bylaws to adopt the Majority Voting Proposal. If the Majority Voting Proposal is approved, the Board plans to adopt corresponding amendments to our Bylaws.

A form of the Second Amended and Restated Certificate of Incorporation (the "Amended Charter"), which reflects the proposed amendments contemplated by this Majority Voting Proposal, is attached to this Proxy Statement as Annex B. If adopted, the Amended Charter will become effective immediately following our filing of the Amended Charter with the Secretary of the State of Delaware after the conclusion of this Annual Meeting.

The approval of the Majority Voting Proposal requires the affirmative vote, whether present in person or represented by proxy at the Annual Meeting, of a majority of outstanding shares of Common Stock entitled to vote on this proposal, voting together as a single class. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote for this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of amendments to the Company's Charter to implement a majority voting standard for a stockholder vote to (1) amend certain provisions of the Charter, (2) amend the Bylaws or (3) remove a Director for cause.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  105

PROXY STATEMENT QUESTIONS & ANSWERS

2021 Annual Meeting of Stockholders

The Board of Directors requests your proxy for the 2021 Annual Meeting of Stockholders that will be held:

DATE & TIME	PLACE
Thursday, May 20, 2021 at 9:00 a.m. Central Time	The Bank of America Building Lower Level 15 West Sixth Street Tulsa, Oklahoma 74119

By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

In accordance with the rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to most of our stockholders beginning on April 1, 2021. The Notice will include:

  (i)
  instructions on how to access the Company's proxy materials electronically,

  (ii)
  the date, time and location of the Annual Meeting,

  (iii)
  a description of the matters intended to be acted upon at the Annual Meeting,

  (iv)
  a list of the materials being made available electronically,

  (v)
  instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials,

  (vi)
  any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and

  (vii)
  information about attending the Annual Meeting and voting in person.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

We intend to hold our Annual Meeting in person. However, due to the public health impact of COVID-19 and related travel concerns, we may impose additional procedures or limitations on meeting attendees beyond those described in this Proxy Statement. Such additional precautionary measures may include, in compliance with guidance issued by the U.S. Centers for Disease Control, restricting the number of meeting attendees gathered in one room and requiring that all meeting attendees wear a mask and remain at a minimum six feet from other persons at all times.

Alternatively, we are planning for the possibility that the meeting may be held solely by means of remote communication. If we take this step, we will announce by press release the decision to do so in advance,

106  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY STATEMENT QUESTIONS & ANSWERS

along with details on how to participate in the meeting. If it becomes necessary, a meeting by remote communication will not impact your ability to vote in advance of the meeting by telephone, internet, mobile device or mail.

Q.   Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on March 23, 2021, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. As of the Record Date, there were                shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.   What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:

Proposal

1	Election of three Class II directors for a three-year term, election of one Class I director for a two-year term;

2	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3	An advisory vote approving the compensation of our named executive officers; and

4	An amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger for payout in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from 1,492,500 shares to shares; and

5	Amendments to the Company's Charter to implement a majority voting standard for a stockholder vote to (1) amend certain provision of the Charter, (2) amend the Bylaws or (3) remove a Director for cause.

Q.   Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.
As permitted by SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.   Why didn't I receive a Notice in the mail regarding the Internet availability of proxy materials?

A.
We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  107

PROXY STATEMENT QUESTIONS & ANSWERS

Q.   Can I vote my stock by filling out and returning the Notice?

A.
No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.   How can I access the proxy materials over the Internet?

A.
Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at: www.laredopetro.com.

You may vote by any of the following four methods:

  (1)
  Internet.    Vote over the Internet at www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 19, 2021.
  (2)
  Telephone.    Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 19, 2021.
  (3)
  Mail.    If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 19, 2021.
  (4)
  Meeting.    If you are a stockholder of record as of March 23, 2021, you may attend and vote at the Annual Meeting on May 20, 2021.

If you hold your Company shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker's voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.

The Board of Directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q.   How can I vote my shares in person at the Annual Meeting?

A.
Stockholders of Record.    If your shares are registered directly in your name with the American Stock Transfer and Trust Company ("AST"), our "transfer agent," you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you

108  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY STATEMENT QUESTIONS & ANSWERS

  plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.

  Beneficial Owners.    Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.   How does the Board of Directors recommend that I vote?

A.
Our Board of Directors recommends that you vote:

Item		Board's recommendation

1	The election of the Company's nominees to the Board of Directors.	FOR

2	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.	FOR

3	The advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.	FOR

4	Approval of amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from 1,492,500 shares to shares.	FOR

5	Approval of Amendments to the Company's Charter to implement a majority voting standard for a stockholder vote to (1) amend the certain provisions of the Charter, (2) amend the Bylaws or (3) remove a Director for cause.	FOR

Laredo Petroleum, Inc. 2021 Proxy Statement  |  109

PROXY STATEMENT QUESTIONS & ANSWERS

Q.   What is the voting requirement to approve each of the items?

A.

Item		Voting requirements	Abstentions & broker non-votes

1	Election of directors	• The persons receiving a majority of the votes cast "FOR" their election at the Annual Meeting will be elected.	• Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

2	Ratification of appointment of independent public accounting firm	• To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting.

•

Abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. As this proposal is considered routine under NYSE rules, broker non-votes are not expected on this proposal.

3	Advisory vote approving the compensation of our named executive officers	• To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting.

•

Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this proposal are not binding on the Board of Directors, whether or not the resolution is passed under these voting standards.

4	Approval of amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger in the event of a change in control and (2) increase the maximum number of shares of our common stock issuable under the plan from 1,492,500 shares to shares.	• To be approved by the stockholders, these items must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting.	• Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote for this proposal.

5	Approval of Amendments to the Company's Charter to implement a majority voting standard for a stockholder vote to (1) amend certain provision of the Charter, (2) amend the Bylaws or (3) remove a director for cause.	• To be approved by the stockholders, this items must receive the "FOR" vote of at least 75% of the outstanding shares entitled to vote on this proposal, voting together as a single class.	• Abstentions and broker non-votes will have the same effect as votes against this proposal.

110  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY STATEMENT QUESTIONS & ANSWERS

Q.   What happens if additional matters are presented at the Annual Meeting?

A.
Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.   What happens if I do not give specific voting instructions?

A.
If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.

  If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute "broker non-votes" and will not be counted as a vote cast on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker may not vote on the election of directors and the compensation of our named executive officers if you do not furnish instructions for these matters. Thus, assuming that a quorum is obtained, such broker non-votes will not affect the outcome of these matters. Your broker may, however, vote in its discretion on the ratification of the appointment of our independent public accounting firm.

Q.   What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares entitled to vote at the Annual Meeting as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

  Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Q.   How can I change my vote after I return my proxy card?

A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•
First, you may send a written notice stating that you would like to revoke your proxy to Laredo Petroleum, Inc. c/o Corporate Secretary 15 W. Sixth Street, Suite 900 Tulsa, Oklahoma 74119.

•
Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the

Laredo Petroleum, Inc. 2021 Proxy Statement  |  111

PROXY STATEMENT QUESTIONS & ANSWERS

    Internet is received by 11:59 p.m. Eastern Time on May 19, 2021. Any earlier proxies will be revoked automatically.

  •
  Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

  If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.   Who will tabulate the votes?

A.
The Board of Directors has appointed our transfer agent, AST, to certify the tabulated vote and AST will have a representative to act as the independent inspector of elections for the Annual Meeting. AST will be responsible for:

  (i)
  determining the presence of a quorum at the Annual Meeting,

  (ii)
  receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting,

  (iii)
  counting and tabulating all such votes and ballots and

  (iv)
  determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.

Q.   Where can I find the voting results of the Annual Meeting?

A.
We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.   How can I obtain a separate set of proxy materials?

A.
We have adopted a procedure approved by the SEC known as "householding." Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

  If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Laredo Petroleum, Inc. c/o Corporate Secretary 15 W. Sixth Street, Suite 900 Tulsa, Oklahoma 74119, or by calling (918) 513-4570.

  Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have an account containing our common stock at different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

112  | Laredo Petroleum, Inc. 2021 Proxy Statement

PROXY STATEMENT QUESTIONS & ANSWERS

Q.   Who pays for the cost of this proxy solicitation?

A.
We will pay for the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Laredo has retained the services of Georgeson LLC ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Laredo will pay Georgeson a fee of approximately $13,000 for its services, plus reasonable out of pocket expenses. In addition to soliciting proxies by mail, our Board of Directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.   What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2022 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than December 2, 2021, or, in the event the Company's 2022 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2021 annual meeting.

  In addition, stockholders who wish to introduce a proposal from the floor of the 2021 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 16, 2022 and no later than February 15, 2022, or, in the event the Company's 2022 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2022 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made by the Company.

  To be in proper form, a stockholder's notice must be timely delivered to:

Laredo Petroleum, Inc.
c/o Corporate Secretary
15 W. Sixth Street
Suite 900
Tulsa, Oklahoma 74119

  It must include the information required by our Bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals.

  You may obtain a copy of our bylaws by accessing our website (www.laredopetro.com) or submitting a request to the address listed above.

Q.   How do I nominate a candidate for election as a director?

A.
Stockholders who wish to nominate a candidate for election as a director at our 2022 annual meeting must submit their nomination in writing to the Company's Corporate Secretary at our principal

Laredo Petroleum, Inc. 2021 Proxy Statement  |  113

PROXY STATEMENT QUESTIONS & ANSWERS

  executive offices no earlier than January 16, 2022 and no later than February 15, 2022, or, in the event the Company's 2022 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2022 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made by the Company.

  In the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  To be in proper form, a stockholder's notice must be timely delivered to: Laredo Petroleum, Inc. c/o Corporate Secretary 15 W. Sixth Street, Suite 900 Tulsa, Oklahoma 74119.

  It must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.   How can I communicate with the Board of Directors?

A.
Stockholders or other interested parties can contact any director, any committee of the Board of Directors, or the Company's non-management directors as a group, by writing to the Corporate Secretary at the address above.

  Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

This Question & Answer section is only meant to give an overview of the proxy statement. For more information, please refer to the material contained in the preceding pages.

114  | Laredo Petroleum, Inc. 2021 Proxy Statement

ADDITIONAL INFORMATION

Solicitation of Proxies

Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.

Stockholder List

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.

The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

Proxy Materials, Annual Report and Other Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 20, 2021

A Copy of the Proxy Statement, the Proxy Card and the 2020 Annual Report are Available free of Charge at http://materials.proxyvote.com/516806

A copy of the 2020 Annual Report, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice of Annual Meeting, this Proxy Statement and our 2020 Annual Report (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to:

Laredo Petroleum, Inc. c/o Corporate Secretary 15 W. Sixth Street Suite 900 Tulsa, Oklahoma	or by calling (918) 513-4570

The 2020 Annual Report is also available at the SEC's website in its EDGAR database at www.sec.gov.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  115

ADDITIONAL INFORMATION

Internet and Phone Voting

Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.

SUBMIT A PROXY BY INTERNET—www.proxyvote.com

For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 16 digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 19, 2021. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

SUBMIT A PROXY BY PHONE—1-800-690-6903

To vote by phone, please dial 1-800-690-6903 and enter your 16 digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 19, 2021.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Electronic Delivery of Future Proxy Materials

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, you are urged to vote by Internet, by phone or, if you have received paper copies of the proxy material, by completing, signing and returning the proxy in the enclosed postage-paid, addressed envelope.

By Order of the Board of Directors,

Mark D. Denny Senior Vice President, Secretary and General Counsel

Tulsa, Oklahoma
April 1, 2021

116  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN
(amended and restated as of ~~[~~May     •    ~~]~~20, 2021)

1.
Purpose.    The purpose of the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's shareholders.

2.
Definitions.    The following definitions shall be applicable throughout the Plan:

          (a)    "Affiliate" means any parent or direct or indirect subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean "parent corporation" and "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code; further, provided, that, with respect to the award of any "stock right" within the meaning of Section 409A of the Code, such affiliate must qualify as a "service recipient" within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent".

          (b)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

          (c)    "Board" means the Board of Directors of the Company.

          (d)   "Cause" means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having "cause" or "good cause" to terminate a Participant's employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of "Cause" or "Good Cause" contained therein), (A) the Participant's commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant's conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant's failure to perform duties as reasonably directed by the Company or the Participant's material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant's gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-1

ANNEX A

          (e)    "Change in Control" shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of "Change in Control," be deemed to occur upon:

            (i)     Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate thereof or (B) the Institutional Investors as of the Effective Date) acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company's then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

            (ii)    A majority of the members of the Board shall not be Continuing Directors; or

            (iii)   The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 40% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation.

To the extent a Plan Award provides for "nonqualified deferred compensation" within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Plan Award, then Change in Control shall mean a "change in control event" as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of "Change in Control" under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term "Change in Control" met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term "Change in Control" herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a "change in control event" within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

          (f)    "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

          (g)    "Committee" means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term "Committee" for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the

A-2  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  Company, the Committee shall consist solely of one or more members of the Board who are "independent" within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Stock is not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Stock is listed or quoted at any relevant time).

          (h)   "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

          (i)     "Company" means Laredo Petroleum, Inc., a Delaware corporation.

          (j)     "Continuing Directors" means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

          (k)    "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Sections 422 and 409A of the Code, as applicable.

          (l)     "Disability" means the "disability" of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (m)  "Effective Date" means ~~[~~May     •    ~~]~~20, 2021, the date on which this amendment and restatement was approved by the Company's shareholders. The Plan originally was adopted effective December 20, 2011.

          (n)   "Eligible Director" means a person who is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

          (o)   "Eligible Person" means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

          (p)   "Exchange Act" has the meaning given such term in the definition of "Change in Control," and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-3

ANNEX A

  deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (q)   "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

          (r)    "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)     if the Common Stock is listed on the New York Stock Exchange or another national securities exchange, the closing sales price for a share of Common Stock reported on such national securities exchange on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

            (ii)    if the Common Stock is not listed on the New York Stock Exchange or another national securities exchange, but is quoted in the NASDAQ National Market Reporting System or another inter-dealer quotation system on a last sale basis, the closing bid price (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported); or

            (iii)   in the absence of any listing or quotation of the Common Stock on any established national stock exchange or inter-dealer quotation system on a last sale basis, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

          (s)    "Good Reason" shall have the meaning provided in a Participant's employment or similar services agreement, or in the absence of such an agreement providing such a definition, "Good Reason" means the occurrence of any of the following events without the Participant's written consent, provided that the Participant gives written notice to the Company of the event within 90 days after the initial occurrence thereof, the Company does not fully remedy such event in all material respects within 30 days following its receipt of the Participant's written notification and the Participant terminates employment or other service with the Company on the date following the expiration of such 30-day cure period: (i) a material adverse change in the Participant's title, authority, duties or responsibilities; (ii) a material reduction in the Participant's base salary (other than in connection with a diminution of base salaries to similarly situated employees), (iii) a geographical relocation of the Participant's principal business location to an area outside a 50 mile radius of the Participant's then principal business location, or (iv) the Company's failure to pay amounts to the Participant when due.

          (t)    "Immediate Family Members" shall have the meaning set forth in Section 14(b).

          (u)   "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

          (v)    "Indemnifiable Person" shall have the meaning set forth in Section 4(e) of the Plan.

          (w)   "Institutional Investors" means Warburg Pincus Private Equity IX, L.P., WP IX Finance LP (collectively, "Warburg Pincus IX"), Warburg Pincus Private Equity X O&G, L.P. and Warburg Pincus X Partners, L.P. (collectively, "Warburg Pincus X") and any transferee of capital stock of the Company

A-4  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  (including subsequent transferees) directly or indirectly (in a chain of title) from Warburg Pincus IX or Warburg Pincus X and who is a stockholder of the Company.

          (x)    "Nonqualified Stock Option" means an Option that is not designated by the Committee as an Incentive Stock Option.

          (y)    "Officer" means a person who is an "officer" of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          (z)    "Option" means an Award granted under Section 7 of the Plan.

          (aa)  "Option Period" has the meaning given such term in Section 7(c) of the Plan.

          (bb) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

          (cc)  "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan, which, for the avoidance of doubt, could include, without limitation, performance units, performance-based shares and other equity and non-equity performance-based awards.

          (dd) "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

          (ee)  "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period.

          (ff)   "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

          (gg)  "Permitted Transferee" shall have the meaning set forth in Section 14(b) of the Plan.

          (hh) "Person" has the meaning given such term in the definition of "Change in Control."

          (ii)    "Plan" means this Laredo Petroleum, Inc. Omnibus Equity Incentive Plan.

          (jj)    "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

          (kk)  "Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-5

ANNEX A

          (ll)    "Restricted Stock" means shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (mm)  "SAR Period" has the meaning given such term in Section 8(c) of the Plan.

          (nn) "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (oo) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

          (pp) "Stock Bonus Award" means an Award granted under Section 10 of the Plan.

          (qq) "Strike Price" means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

          (rr)   "Subsidiary" means, with respect to any specified Person:

            (i)     any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders' agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (ii)    any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          (ss)  "Substitute Award" has the meaning given such term in Section 5(e).

3.
Effective Date; Duration.    The Plan originally became effective as of December 20, 2011, in connection with the Company's initial public offering and was amended and restated effective March 30, 2016. The Plan as set forth herein constitutes and amendment and restatement of the Plan as in effect immediately prior to the Effective Date, and the Plan, as amended and restated herein, is effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, as amended and restated herein, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.
Administration.

          (a)    The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with

A-6  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

          (b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards in the event of a Participant's death or Disability; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (c)    The Committee may delegate to one or more Officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

          (d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

          (e)    No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-7

ANNEX A

  the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

          (f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.
Shares Subject to the Plan; Grant of Awards; Limitations.

          (a)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of                                                                                        shares of Common Stock; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year, and, subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year; (iii) subject to Section 12 of the Plan, no more than 717,500 shares of Common Stock may be earned in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 717,500 shares of Common Stock on the last day of the Performance Period to which such Award relates; (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $5,000,000; and (v) subject to Section 12 of the Plan, no more than 71,750 shares of Common Stock may be issued in respect of Awards granted to any single Participant who is a non-employee director for a single calendar year.

          (b)   The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion. An Eligible Person may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

          (c)    Use of shares of Common Stock to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. For the avoidance of doubt, Awards that can only be settled in cash shall not be treated as shares of Common Stock granted for purposes of this Plan.

A-8  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

          (d)   Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

          (e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

6.
Eligibility.    Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.
Options.

          (a)    Generally.    Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

          (b)   Exercise Price.    The exercise price ("Exercise Price") per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

          (c)    Vesting and Expiration.    Subject to the last sentence of this Section 7(c), Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the "Option Period"), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option in the event of the Participant's death or Disability, which acceleration shall not affect the terms

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-9

ANNEX A

  and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant's death or Disability, but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant's death or Disability, and other than such Participant's termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant's employment or service by the Company for Cause. Options that vest based on a Participant's continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant's death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.

          (d)   Method of Exercise and Form of Payment.    No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written notice of exercise or, if provided for, electronic notice of exercise, to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company's auditors to avoid adverse accounting charges, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a "net exercise" method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

          (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with

A-10  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

          (f)    Compliance With Laws, etc.    Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed, traded or reported.

8.
Stock Appreciation Rights.

          (a)    Generally.    Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

          (b)   Strike Price.    The Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

          (c)    Vesting and Expiration.    Subject to the last sentence of this Section 8(c), a SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the "SAR Period"), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR in the event of the Participant's death or Disability, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant's death or Disability, but not later than the expiration of the SAR Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant's death or Disability, and other than such Participant's termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant's employment or service by the Company for Cause. SARs that vest based on a Participant's continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant's death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.

          (d)   Method of Exercise.    SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a share of Common Stock exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-11

ANNEX A

  neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

          (e)    Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional share of Common Stock shall be settled in cash.

9.
Restricted Stock and Restricted Stock Units.

          (a)    Generally.    Each such grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

          (b)   Restricted Stock — Accounts, Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant's name at the Company's transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and unless otherwise set forth in an applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable; provided that any dividends with respect to a share of Restricted Stock shall be withheld by the Company for the Participant's account, without interest, until the restrictions have lapsed on the related share of Restricted Stock. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, any dividends withheld and attributable to such shares shall also be forfeited to the Company and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

          (c)    Vesting; Acceleration of Lapse of Restrictions.    The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

          (d)   Delivery of Restricted Stock and Settlement of Restricted Stock Units.

            (i)     Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have

A-12  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

    not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Company and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

  (ii)
  Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of shares of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10.
Stock Bonus Awards.    The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11.
Performance Compensation Awards.

          (a)    Generally.    The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. The Committee, in its sole discretion, shall determine the payment of any Performance Compensation Award, whether payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

          (b)   Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the criterion or criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

          (c)    Performance Goals.    Performance Goals may be based on one or more business criteria or other performance measures determined by the Committee in its discretion.

          (d)   Modification of Performance Goal(s).    In the event that applicable securities laws change to permit Committee discretion to alter the governing Performance Goal(s) without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-13

ANNEX A

          (e)    Payment of Performance Compensation Awards.

            (i)     Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

            (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

            (iii)   Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretionary adjustments in accordance with Section 11(e)(iv).

            (iv)   Discretionary Adjustments.    In determining the actual amount of an individual Participant's Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

          (f)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed; provided, however, that such Performance Compensation Awards may be deferred and paid after such date so long deferrals are made in accordance with Section 409A of the Code and applicable guidance thereunder.

12.
Changes in Capital Structure and Similar Events.

          (a)    Effect of Certain Events.    In the event of (A) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then

A-14  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

            (i)     adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Goals);

            (ii)    providing for a substitution or assumption of Awards, termination of Awards or providing for a period of time for exercise prior to the occurrence of such event; and

            (iii)   canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) and FASB Accounting Standards Codification Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

          (b)   Effect of Change in Control.    Notwithstanding any other provision of the Plan to the contrary, unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, in the event a Change in Control occurs during the effectiveness of the Plan:

            (i)     If and to the extent that a successor to the Company assumes, substitutes or replaces an Award granted on or after the Effective Date, the vesting restrictions and forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions shall continue with respect to any shares of the successor or other consideration that may be received with respect to such Award; provided that, in the event of the termination of a Participant's employment or service by the Company or its successor without Cause or by the

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-15

ANNEX A

    Participant for Good Reason during the 18-month period following the Change in Control, (1) all outstanding Options and SARs held by the Participant shall become immediately vested and exercisable with respect to 100% of the shares subject to such Options or SARs, (2) the Restricted Period shall expire immediately and all restrictions shall lapse with respect to 100% of the outstanding Restricted Stock Awards and Restricted Stock Units held by the Participant and (3) all Performance Goals or other vesting criteria with respect to Performance Compensation Awards held by the Participant will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met, in each case as of the date of the Participant's termination of employment or service.

            (ii)    If and to the extent that Awards either were granted prior to the Effective Date, or were granted on or after the Effective Date but are ~~not assumed, substituted or replaced by a successor to the Company~~canceled or terminated upon and in connection with the Change in Control, then (1) each such Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable with respect to all shares of Common Stock covered thereby, (2) the Restricted Period shall expire and restrictions applicable to all such Restricted Stock Awards and Restricted Stock Units which is at the time outstanding shall lapse and such Awards shall become fully vested and (3) all Performance Goals or other vesting criteria with respect to such Performance Compensation Awards held by the Participant in effect on the date the Change in Control occurs shall end on such date and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee's determination of the degree of attainment of the Performance Goals, or assuming that the applicable "target" levels of performance have been attained or on such other basis determined by the Committee whichever is greater.

          (c)    The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Company Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

13.
Amendments and Termination.

          (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

A-16  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

          (b)   Amendment of Award Agreements.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price or minimum vesting requirements of any Option or the Strike Price or minimum vesting requirements of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, and (iii) the Committee may not take any other action that is considered a "repricing" for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

14.
General.

          (a)    Award Agreements.    Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

          (b)   Nontransferability.

            (i)     Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

            (iii)   The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-17

ANNEX A

    agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant's employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

          (c)    Tax Withholding.

            (i)     A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

            (ii)    Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company's auditors to avoid adverse accounting charges) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

          (d)   No Claim to Awards; No Rights to Continued Employment; Waiver.    No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to

A-18  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

          (e)    International Participants.    With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt a subplan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

          (f)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant's beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation and payments shall be made in accordance with applicable law.

          (g)    Termination of Employment/Service.    Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day following the expiration of such three (3) month period.

          (h)   No Rights as a Stockholder.    Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

          (i)     Government and Other Regulations.

            (i)     The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-19

ANNEX A

    available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or interdealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

            (ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of shares of Common Stock from the public markets, the Company's issuance of shares of Common Stock to the Participant, the Participant's acquisition of shares of Common Stock from the Company and/or the Participant's sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

            (iii)   Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards granted hereunder shall be subject, to the extent applicable, (A) to any clawback policy adopted by the Company, and (B) to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. If, pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act if it did not adopt policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan shall be subject to claw-back in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission.

          (j)     Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person

A-20  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX A

  otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (k)    Nonexclusivity of the Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

          (l)     No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (m)  Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

          (n)   Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

          (o)   Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (p)   Severability.    If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (q)   Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Laredo Petroleum, Inc. 2021 Proxy Statement  |  A-21

ANNEX A

          (r)    Shareholder Approval.    The Plan, as amended and restated herein, is effective as of ~~[~~May     •    ~~]~~20, 2021, subject to approval by the Company's shareholders.

          (s)    Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

          (t)    Other Agreements.    Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

          (u)   Payments.    Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

          (v)    Section 409A.    The Plan and the Awards hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code. To the extent required under Section 409A of the Code, (i) the provisions of Treasury Regulations Section 1.409A-3(i)(2) will apply to an Award granted hereunder and (ii) any reference to a "termination of employment or service" (or any similar term) shall mean a "separation from service" as defined in Section 409A of the Code.

A-22  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX B

~~Exhibit 3.1~~

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LAREDO PETROLEUM ~~HOLDINGS~~, INC.
(Originally incorporated on August 12, 2011)

FIRST:    The name of the corporation is Laredo Petroleum ~~Holdings~~, Inc. (hereinafter referred to as the "Corporation").

SECOND:    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware, 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~five hundred million (500,000,000)~~72,500,000, consisting of ~~four hundred and fifty million (450,000,000)~~22,500,000 shares of ~~Common Stock~~common stock, par value one cent ($.01) per share (the "Common Stock"), and ~~fifty million (~~50,000,000~~)~~ shares of ~~Preferred Stock~~preferred stock, par value one cent ($.01) per share (the "Preferred Stock").

          B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

Laredo Petroleum, Inc. 2021 Proxy Statement  |  B-1

ANNEX B

FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

          C. Special meetings of stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

          D. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the board of directors shall fix.

SIXTH:    A. The number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board.

          ~~B. Until the Triggering Event (as defined below), and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at each annual meeting of stockholders, directors shall be elected for a term of one year ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected, with each director to hold office until his or her successor shall have been duly elected and qualified.~~

          ~~Upon the tenth business day after the earlier of (i) the public announcement, after the consummation of the initial public offering of the Common Stock (the "IPO"), by the Corporation or affiliates of Warburg Pincus LLC that, or (ii) the public disclosure, after the IPO, of facts by the Corporation or affiliates of Warburg Pincus LLC indicating that, affiliates of Warburg Pincus LLC no longer beneficially own more than fifty percent (50%) of the outstanding Common Stock (the "Triggering Event") and subject~~B. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the board of directors, other than those directors who may be elected by the holders of any series of ~~preferred stock~~Preferred Stock under specified circumstances, shall be divided into three classes~~, with the term of office of the first class to expire at the first annual meeting of stockholders following the Triggering Event, the term of office of the second class to expire at the second annual meeting of stockholders following the Triggering Event and the term of office of the third class to expire at the third annual meeting of stockholders following the Triggering Event~~, with each director to hold office until his or her successor shall have been duly elected and qualified~~, and the board of directors shall be authorized to assign members of the board of directors already in office, other than those directors who may be elected by the holders of any series of Preferred Stock under specified circumstances, to such classes at the time such classification becomes effective~~. At each annual meeting of stockholders ~~following the Triggering Event~~, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of

B-2  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX B

  stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

          C. If authorized by a resolution of the board of directors, directors may be elected by the stockholders to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created.

          D. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the board of directors, and, except as otherwise expressly required by law or by this Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.

          E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring ~~(i) if the Triggering Event has not occurred, at the succeeding annual meeting of stockholders and (ii) if the Triggering Event has occurred,~~ at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, in either case with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          F. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

          G. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, ~~with or without cause if the Triggering Event has not occurred, and~~ only for cause ~~if the Triggering Event has occurred, but in either case only~~, by the affirmative vote of the holders of ~~at least seventy-five percent (75%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

SEVENTH:    The board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

EIGHTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal

Laredo Petroleum, Inc. 2021 Proxy Statement  |  B-3

ANNEX B

benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. All references in this Article EIGHTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined below).

NINTH:    ~~Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the capital stock of the Corporation entitled to vote thereon were present and voted; provided, however, that, following the IPO, on and after the date on which affiliates of Warburg Pincus LLC cease to beneficially own more than fifty percent (50%) of the outstanding Common Stock, any~~Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

TENTH:    The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding~~. Notwithstanding any other provision of this Certificate of Incorporation ~~or any provision of law that might otherwise permit a lesser vote or no vote, but~~(and in addition to any other vote ~~of the holders of any class or series of the stock of this corporation~~that may be required by applicable law or ~~by~~ this Certificate of Incorporation), ~~and~~ the affirmative vote of the holders of ~~at least seventy-five percent (75%) of the~~a majority in voting power of ~~all of the then-outstanding~~the outstanding shares of ~~the capital~~ stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal ~~this Article TENTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article ELEVENTH~~any provision of this Certificate of Incorporation.

~~ELEVENTH:    To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which Warburg Pincus LLC or any private fund that it manages or advises, any of their officers, directors, partners, employees, and any portfolio company in which such entities or persons have an equity interest (other than the Corporation and its subsidiaries) (each, a "Specified Party") participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or~~

B-4  | Laredo Petroleum, Inc. 2021 Proxy Statement

ANNEX B

~~other matter that is offered in writing solely to (1) a director or officer of the Corporation or its subsidiaries who is not also a Specified Party, or (2) a Specified Party who is a director, officer or employee of the Corporation and who is offered such opportunity solely in his or her capacity as a director, officer or employee of the Corporation.~~

        ~~Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.~~

        ~~If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article ELEVENTH (including, without limitation, each such portion of any paragraph of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.~~

        ~~This Article ELEVENTH shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.~~

~~TWELFTH~~ELEVENTH:    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to, or a claim with respect to the interpretation or application of, any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the bylaws of the Corporation or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ~~TWELFTH~~ELEVENTH.

~~THIRTEENTH~~TWELFTH:    The board of directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in connection therewith, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the board of directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Certificate of Incorporation and any such agreement, the term "Continuing Directors" shall mean (1) those directors who were members of the board of directors of the Corporation at the time the Corporation entered into such

Laredo Petroleum, Inc. 2021 Proxy Statement  |  B-5

ANNEX B

agreement and any director who subsequently becomes a member of the board of directors, if such director's nomination for election to the board of directors is recommended or approved by the majority vote of the Continuing Directors then in office and (2) such other members of the board of directors, if any, designated in, or in the manner provided in, such agreement as Continuing Directors.

        IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections ~~228,~~ 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this ~~19~~[    •    ]th day of ~~December, 2011~~[    •    ], [2021].

LAREDO PETROLEUM ~~HOLDINGS~~, INC.
By:	/s/ ~~Randy A. Foutch~~Mark D. Denny ~~Randy A. Foutch~~Mark D. Denny ~~Chairman and Chief Executive Officer~~ Senior Vice President and General Counsel

[Signature Page to Second Amended and Restated Certificate of Incorporation]

B-6  | Laredo Petroleum, Inc. 2021 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. LAREDO PETROLEUM, INC. 15 W SIXTH STREET, SUITE 900 TULSA, OK 74119 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Jarvis V. Hollingsworth 02) Lisa M. Lambert 03) Loris A. Lancaster 04) Edmund P. Segner, III The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For 0 0 0 0 Against 0 0 0 0 Abstain 0 0 0 0 2. 3. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. Advisory vote to approve the compensation of the named executive officers. 4. To approve amendments to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, (1) require a double trigger for payout in the event of a change in control and (2) increase the maximum number of shares of our common stock usable under the plan from 1,492,500 shares toshares. 5. To approve amendments to the Second Amended and Restated Certificate of Incorporation of Laredo Petroleum, Inc. to implement a majority voting standard for a stockholder vote to (1) amend certain provisions of the Charter, (2) amend the Bylaws or (3) remove a Director for cause. NOTE: In their discretion, the proxies are authorized to vote, act and consent on such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000449035_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2020 ANNUAL REPORT TO STOCKHOLDERS AND NOTICE AND PROXY STATEMENT are available at www.proxyvote.com LAREDO PETROLEUM, INC. Annual Meeting of Stockholders May 20, 2021 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark Denny and Bryan Lemmerman as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Laredo Petroleum, Inc. held of record by the undersigned on March 23, 2021, at the Annual Meeting of Stockholders to be held at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119 on May 20, 2021 or any adjournment or postponement thereof. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 and 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2020 Annual Report to Stockholders. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000449035_2 R1.0.1.18